PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 24, 1998)

                                  $475,000,000
                  DELTA FUNDING HOME EQUITY LOAN TRUST 1998-3
           HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 1998-3

                           DELTA FUNDING CORPORATION
                             (SELLER AND SERVICER)
                         ------------------------------

     The Home Equity Loan Asset-Backed Certificates, Series 1998-3 (the "Certificates") will represent the entire beneficial interest in Delta Funding Home Equity Loan Trust 1998-3 (the "Trust"). Only the Classes identified in the table below (collectively, the "Offered Certificates") are offered hereby. The Offered Certificates will have the benefit of an irrevocable and unconditional certificate guaranty insurance policy (the "Policy") issued by MBIA Insurance Corporation (the "Certificate Insurer") pursuant to which the Certificate Insurer will guarantee certain payments to the holders of Offered Certificates as described herein and in the Policy.

                                 [MBIA LOGO]
                                                  (cover continued on next page)
                         ------------------------------

  PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-12 HEREIN AND ON PAGE 13 IN THE ACCOMPANYING
                                 PROSPECTUS.

                    ----------------------------------------

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT
 INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER, THE TRUSTEE OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE
               INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

                    ----------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR
      THE PRO SPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                ------------------------------------------------

                                        INITIAL CLASS       CERTIFICATE        PRICE TO          UNDERWRITING       PROCEEDS TO
                                       PRINCIPAL BALANCE      RATE             PUBLIC(1)           DISCOUNT        SELLER(1)(2)
Class A-1F...........................    $ 145,872,000        6.20%                99.99979%          0.1000%           99.89979%
Class A-2F...........................    $  94,886,000        5.86%  (3)           99.99779%          0.2000%           99.79779%
Class A-3F...........................    $  58,921,000        5.96%  (3)           99.99255%          0.3000%           99.69255%
Class A-4F...........................    $  68,805,000        6.22%  (3)           99.99487%          0.4500%           99.54487%
Class A-5F...........................    $  32,016,000        6.41%  (3)           99.93582%          0.6400%           99.29582%
Class A-6F...........................    $  44,500,000        5.93%  (3)           99.98864%          0.4250%           99.56364%
Class IOF............................    $   (4)              6.00%               (5)                 (5)               (5)
Class A-1A...........................    $  30,000,000         (6)                100.00000%          0.3000%           99.70000%
Total................................    $ 475,000,000                      $ 474,964,074.31     $1,306,056.90    $473,658,017.41

(1) Plus accrued interest, if any, at the respective Certificate Rates from September 1, 1998 (or in the case of the Adjustable Rate Certificates from September 29, 1998).
(2) Before deduction of expenses payable by the Seller estimated to be $500,000.
(3) Subject to the applicable Available Funds Cap (as defined herein).
(4) This Class does not have an Initial Class Principal Balance but will have a Notional Amount initially equal to $113,104,000. Such Notional Amount will decline as provided herein and will be zero on and after the 37th Distribution Date.
(5) This Class is being offered by Lehman Brothers Inc. from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Seller from the sale of this Class of Certificates are expected to be approximately $12,526,000 before deducting the expenses referred to in footnote (2) above.
(6) The Certificate Rate for this Class will be calculated by reference to the London interbank offered rate for one-month U.S. dollar deposits ("1-Month LIBOR") subject to the limitations described herein. See "Description of the Certificates--Interest Distributions" herein.

     The Offered Certificates are offered by the Underwriters subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that the Offered Certificates will be issued on or about September 29, 1998 (the "Closing Date"), and will thereafter be available from the Underwriters through the facilities of The Depository Trust Company on the Same Day Funds Settlement System and Cedel Bank, societe anonyme, and the Euroclear System.
                            ------------------------

LEHMAN BROTHERS
                          DONALDSON, LUFKIN & JENRETTE
                               SECURITIES CORPORATION
                                                        BEAR, STEARNS & CO. INC.

SEPTEMBER 24, 1998

(Cover continued from front page)

     The assets of the Trust consist primarily of two pools (each, a "Loan Group" and each constituting a separate sub-trust) of closed-end mortgage loans (the "Mortgage Loans") secured by first and second liens primarily on one- to four-family residential properties. The Mortgage Loans in one Loan Group ("Loan Group F") bear interest at fixed rates and the Mortgage Loans in the other Loan Group ("Loan Group A") bear interest at adjustable rates.

     Distributions on the Offered Certificates will be made on the 15th day of each month or, if such date is not a Business Day, then on the next succeeding Business Day, commencing in October 1998 (each, a "Distribution Date"). On each Distribution Date, holders of the Offered Certificates will be entitled to receive, from and to the limited extent of funds available in the Distribution Account (as defined herein), distributions calculated as set forth herein.

     The Underwriters intend to make a secondary market in the Offered Certificates, but no Underwriter has any obligation to do so. There is currently no market for the Offered Certificates and there can be no assurance that such a market will develop or if it does develop that it will continue or will provide sufficient liquidity of investment. See "RISK FACTORS" herein.

     Separate elections will be made to treat certain assets of the Trust as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes, creating a tiered REMIC structure. As described more fully herein and in the Prospectus, the Offered Certificates will constitute "regular interests" in a REMIC. See "FEDERAL INCOME TAX CONSIDERATIONS" herein and in the Prospectus.

     THE YIELD TO INVESTORS ON EACH CLASS OF OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO, AMONG OTHER THINGS, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS IN THE RELATED LOAN GROUP, WHICH MAY VARY SIGNIFICANTLY OVER TIME. THE YIELD ON THE NOTIONAL AMOUNT CERTIFICATES WILL BE EXTREMELY SENSITIVE TO HIGH LEVELS OF PREPAYMENTS ON THE MORTGAGE LOANS IN LOAN GROUP F. INVESTORS IN THE NOTIONAL AMOUNT CERTIFICATES SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT IF THE LEVEL OF SUCH PREPAYMENTS IS SUFFICIENTLY HIGH, SUCH INVESTORS COULD FAIL TO RECOUP THEIR INITIAL INVESTMENTS. THE YIELD ON THE ADJUSTABLE RATE CERTIFICATES ALSO WILL BE SENSITIVE TO CHANGES IN THE LEVEL OF 1-MONTH LIBOR. NO REPRESENTATION IS MADE AS TO THE ANTICIPATED RATE OF PREPAYMENTS ON THE MORTGAGE LOANS, THE LEVEL OF 1-MONTH LIBOR OR THE RESULTING YIELD TO MATURITY ON ANY CLASS OF OFFERED CERTIFICATES.

     The Mortgage Loans will include (i) the mortgage loans identified as of August 31, 1998, and described herein (the "Statistic Calculation Mortgage Loans"), (ii) additional closed-end fixed and adjustable rate home equity loans to be delivered on the Closing Date (together with the Statistic Calculation Mortgage Loans, the "Initial Mortgage Loans") and (iii) additional mortgage loans to be purchased by the Trust from the Seller from time to time on or prior to October 29, 1998, (the "Subsequent Mortgage Loans," and together with the Initial Mortgage Loans, the "Mortgage Loans"). The maximum amount of Subsequent Mortgage Loans to be transferred to the Trust on or before October 29, 1998, for Loan Group F and Loan Group A is approximately $78,327,785 and $2,408,042, respectively (each, a "Maximum Funding Amount").
                            ------------------------

     UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the certificates offered hereby, other than the Class IOF Certificates. Such transactions may include stabilizing and the purchase of the Offered Certificates, other than the Class IOF Certificates, to cover syndicate short positions. For a description of these activities, see "Underwriting" herein.
                            ------------------------

     The Offered Certificates constitute part of a separate series of Asset-Backed Securities being offered by Delta Funding Corporation from time to time pursuant to its Prospectus dated September 24, 1998. This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                                    SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. Reference is made to Index of Principal Terms beginning on page S-65 herein and the Glossary of Terms beginning on page 76 in the Prospectus for the definitions of certain capitalized terms.

Issuer....................................  Delta Funding Home Equity Loan Trust 1998-3 (the "Trust").

Securities Offered........................  Home Equity Loan Asset-Backed Certificates, Series 1998-3 (the
                                            "Certificates"), in the Classes listed on the cover page hereof
                                            (collectively, the "Offered Certificates"). Only the Offered
                                            Certificates are offered hereby. The Offered Certificates will have the Initial Class Principal Balances or Notional Amount listed on the cover page hereof or described herein and will accrue interest at the rates (each, a "Certificate Rate") set forth on the cover page hereof or described herein.

                                            The Notional Amount of the Class IOF Certificates for any
                                            Distribution Date prior to the 37th Distribution Date will equal the lesser of (i) the Loan Group Balance of Loan Group F as of the end of
                                            the second preceding Due Period and (ii) the applicable amount set forth below:

                                                   Distribution Dates                   Notional Amount
                                            ---------------------------------  ---------------------------------
                                                      1 through 12                       $113,104,000
                                                      13 through 18                      $ 92,708,000
                                                      19 through 30                      $ 57,479,000
                                                      31 through 36                      $ 38,938,000



                                            On and after the 37th Distribution Date, the Notional Amount of the
                                            Class IOF Certificates will be zero.

Certificates other than the Offered
  Certificates............................  In addition to the Offered Certificates, the Trust will issue one or more Classes of subordinated regular interests (collectively, the
                                            "Class BIO Certificates") and a Class R Certificate evidencing the residual interest in each REMIC (the "Residual Certificates"), none of which are offered hereby.
                                            The Class BIO Certificates and the Residual Certificates will be entitled to certain residual cashflows from the Trust.
                                            Only the Offered Certificates are offered hereby. Any information contained herein with respect to the Class BIO Certificates and the
                                            Residual Certificates is provided only to permit a better
                                            understanding of the Offered Certificates.

Designations
  Book-Entry Certificates.................  Group F Certificates and Group A Certificates.

  Fixed Rate Certificates.................  All Classes of Offered Certificates other than the Adjustable Rate
                                            Certificates.

  Adjustable Rate Certificates............  Class A-1A Certificates.

  Group F Certificates or Certificate
     Group F..............................  Class A-1F, Class A-2F, Class A-3F, Class A-4F, Class A-5F, Class
                                            A-6F and Class IOF Certificates.

  Group A Certificates or Certificate
     Group A..............................  Class A-1A Certificates.

  Loan Group F............................  All Mortgage Loans bearing interest at fixed rates.

  Loan Group A............................  All Mortgage Loans bearing interest at adjustable rates, including
                                            Mortgage Loans which bear interest at rates that are fixed for two years or three years after origination and thereafter adjust every six months based on the Loan Index.

  Notional Amount Certificates............  Class IOF Certificates.

Seller and Servicer.......................  Delta Funding Corporation (the "Seller" or the "Servicer," as
                                            applicable). The principal executive offices of the Servicer are located at 1000 Woodbury Road, Woodbury, New York 11797 (telephone:
                                            (516) 364-8500). See "THE SELLER AND THE SERVICER" in the Prospectus.

Trustee...................................  Bankers Trust Company of California, N.A. (the "Trustee").

Custodian.................................  Bankers Trust Company of California, N.A. (the "Custodian").

The Certificate Insurer...................  MBIA Insurance Corporation, a New York stock insurance company (the
                                            "Certificate Insurer"). See "THE CERTIFICATE INSURER" herein.

Pooling and Servicing Agreement...........  The Trust will be formed, and the Certificates will be issued, pursuant to a Pooling and Servicing Agreement, to be dated as of
                                            August 31, 1998 (the "Agreement"), among the Seller, the Servicer and the Trustee.

Cut-off Date..............................  The close of business on August 31, 1998, except that the Cut-off
                                            Date for any Mortgage Loan originated after August 31, 1998 will be the date of origination of such Mortgage Loan.

Closing Date..............................  On or about September 29, 1998.

Distribution Dates........................  The 15th day of each month or, if such day is not a business day, the first business day thereafter, commencing in October 1998 (each, a
                                            "Distribution Date").

Record Dates..............................  For the Fixed Rate Certificates and any Distribution Date, the last business day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs. For the Adjustable Rate
                                            Certificates and any Distribution Date, the day immediately preceding such Distribution Date.

Final Scheduled Distribution Dates........  The Final Scheduled Distribution Date for each Class of Offered
                                            Certificates is as follows:

                                                         FINAL SCHEDULED                FINAL SCHEDULED
                                               CLASS    DISTRIBUTION DATE     CLASS    DISTRIBUTION DATE
                                               -----    ------------------    -----    ------------------
                                               A-1F     January 15, 2015      A-5F      December 15, 2030
                                               A-2F     February 15, 2022     A-6F      December 15, 2030
                                               A-3F     January 15, 2025      IOF      September 15, 2001
                                               A-4F     September 15, 2027    A-1A      December 15, 2030

                                            Each such date has been calculated as described under "PREPAYMENT AND
                                            YIELD CONSIDERATIONS--Final Scheduled Distribution Dates" herein.

The Mortgage Loans........................  The Statistic Calculation Mortgage Loans have an aggregate unpaid principal balance as of the Cut-off Date of $348,149,235.59. The
                                            Mortgage Loans consist of closed-end, fixed- and adjustable-rate home equity loans secured by first and second deeds of trust or mortgages primarily on one- to four-family residential properties (the
                                            "Mortgaged Properties").

                                            The Mortgage Loans will be divided into two groups (each, a "Loan
                                            Group" and each constituting a separate sub-trust): "Loan Group F"
                                            and "Loan Group A." The aggregate Principal Balance of the Mortgage
                                            Loans in a Loan Group as of any date of determination is

                                            referred to herein as a "Loan Group Balance." The "Principal Balance"
                                            of a Mortgage Loan as of any date of determination is the unpaid principal balance thereof as of the Cut-off Date minus all amounts credited against such principal balance prior to such date of determination.

                                            Interest on each Mortgage Loan is payable monthly on the outstanding
                                            Principal Balance thereof at a rate per annum (the "Loan Rate")
                                            specified in the related Mortgage Note. Each Mortgage Loan in Loan
                                            Group F will bear interest at a fixed rate that is calculated on the
                                            "simple interest" method. Certain of the Mortgage Loans in Loan Group
                                            F will have original terms to stated maturity of up to 15 years and amortization schedules of up to 30 years ("Balloon Loans"), leaving a substantial payment due at the stated maturity (each, a "Balloon
                                            Payment"). The Mortgage Loans in Loan Group F have original principal balances of $227,500 or less and are secured by first or second liens on the related Mortgaged Properties. With respect to each Group F
                                            Mortgage Loan (including Subsequent Mortgage Loans) secured by a first lien on the related property, the original principal balance will be no more than $227,600. No Group F Mortgage Loan (including
                                            Subsequent Mortgage Loans) secured by a second lien on the related property will have an original principal balance of more than
                                            $113,800. With respect to each Group F Mortgage Loan (including
                                            Subsequent Mortgage Loans) secured by a second lien, the sum of the principal balance of such second lien loan, at the time of origination, and the related senior loan will be no more than
                                            $227,600.

                                            Each Mortgage Loan in Loan Group A will bear interest at an adjustable rate (each an "ARM") that is calculated on the "simple interest" method. The Loan Rate borne by each ARM is subject to adjustment on the date set forth in the related Mortgage Note and at regular intervals thereafter (each, a "Change Date") to equal the sum of (i) the applicable index (the "Loan Index") and (ii) the percentage set forth in such Mortgage Note (the "Gross Margin"), subject to rounding and to the effects of the applicable Periodic
                                            Cap, the applicable Lifetime Cap and the applicable Lifetime Floor.
                                            The "Periodic Cap" limits changes in the Loan Rate for each ARM on each Change Date. The "Lifetime Cap" is the maximum Loan Rate that may be borne by an ARM at any point. The "Lifetime Floor" is the minimum Loan Rate that may be borne by an ARM at any point. The ARMs do not provide for negative amortization. The Mortgage Loans in Loan
                                            Group A are secured by first liens on the related Morgaged
                                            Properties. See "DESCRIPTION OF THE MORTGAGE LOANS" herein.

Pre-Funding Account.......................  On the Closing Date, cash in an amount not to exceed approximately
                                            $80,735,827 (the "Pre-Funded Amount") will be deposited into a segregated account maintained with the Trustee on behalf of the Trust
                                            (the "Pre-Funding Account"). Amounts in the Pre-Funding Account may
                                            be used only (i) to acquire Subsequent Mortgage Loans equal to the
                                            Maximum Funding Amount for Loan Group F and Loan Group A,
                                            respectively, and (ii) to make accelerated payments of principal on the Certificates. See "DESCRIPTION OF THE MORTGAGE LOANS--Conveyance
                                            of Subsequent Mortgage Loans" herein. During the period (the "Funding
                                            Period") from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than
                                            $100,000, (ii) the date on which an Event of Default occurs under the Agreement or (iii) the close of business on October 29, 1998, amounts will, from

                                            time to time, be withdrawn from the Pre-Funding Account to purchase
                                            Subsequent Mortgage Loans in accordance with the Agreement. Any amounts remaining at the end of the Funding Period in the Pre-Funding
                                            Account in respect of each Loan Group will be transferred by the
                                            Trustee into the Distribution Account, and will be distributed as a principal prepayment to Certificateholders of the related Certificate
                                            Group then entitled to distributions of principal. The Pre-Funding
                                            Account will not be an asset of any REMIC. See "RISK FACTORS--The
                                            Subsequent Mortgage Loans," "PREPAYMENT AND YIELD CONSIDERATIONS,"
                                            and "DESCRIPTION OF THE CERTIFICATES--Principal Distributions"
                                            herein.

Initial Interest Coverage Account.........  On the Closing Date, cash will be deposited in a segregated account maintained with the Trustee on behalf of the Trust (the "Initial
                                            Interest Coverage Account"). The amount on deposit in the Initial
                                            Interest Coverage Account, including reinvestment income thereon, will be used by the Trustee to fund certain interest shortfalls on the Distribution Dates during and immediately following the Funding
                                            Period as described under "THE POOLING AND SERVICING
                                            AGREEMENT--Initial Interest Coverage Account" herein. Amounts remaining in the Initial Interest Coverage Account not used for such purpose are required to be paid to the Seller. The Initial Interest
                                            Coverage Account will not be an asset of any REMIC.

Denominations.............................  Each Class of Offered Certificates will be offered for purchase in denominations of $25,000 and integral multiples of $1,000 in excess thereof. One Certificate of each Class of Offered Certificates may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the Certificates of such Class.

Registration of Offered Certificates......  The Offered Certificates will initially be issued in book-entry form.
                                            Persons acquiring beneficial ownership interests in the Offered
                                            Certificates ("Certificate Owners") will hold their Offered
                                            Certificate interests through The Depository Trust Company ("DTC"), in the United States, or Cedel Bank, societe anonyme ("Cedel") or the
                                            Euroclear System ("Euroclear"), in Europe. Transfers within DTC,
                                            Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are Book-Entry Certificates (as
                                            defined herein), such Certificates will be evidenced by one or more
                                            Certificates registered in the name of Cede & Co. ("Cede"), as the nominee of DTC, or one of the relevant depositaries (collectively, the "European Depositaries"). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or
                                            Euroclear, on the other, will be effected in DTC through Citibank
                                            N.A. ("Citibank") or The Chase Manhattan Bank ("Chase"), the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. The interests of such Certificateholders will be represented by book-entries on the records of DTC and participating members thereof. No Certificate Owner will be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Offered
                                            Certificates reflect the rights of Certificate Owners only as such rights may be exercised through DTC and its participating
                                            organizations for so long as such Offered

                                            Certificates are held by DTC. See "RISK FACTORS--Book-Entry
                                            Registration May Affect Liquidity," "DESCRIPTION OF THE
                                            CERTIFICATES--Book-Entry Certificates" and "ANNEX I" hereto.

Interest

  General.................................  On each Distribution Date, to the extent of funds available therefor as described herein under "DESCRIPTION OF THE CERTIFICATES--Interest
                                            Distributions," interest will be distributed with respect to each
                                            Class of Offered Certificates in an amount (each, a "Class Interest
                                            Distribution") equal to the sum of (a) interest for the related
                                            Interest Period at the related Certificate Rate on the related Class
                                            Principal Balance or Notional Amount less any Civil Relief Act
                                            Shortfalls allocated to such Class (the "Class Monthly Interest
                                            Amount") and (b) any Class Interest Carryover Shortfall for such
                                            Class of Offered Certificates for such Distribution Date. As to any
                                            Distribution Date and Class of Offered Certificates, "Class Interest
                                            Carryover Shortfall" is the sum of (i) the excess, if any, of the related Class Monthly Interest Amount for the preceding Distribution
                                            Date and any outstanding Class Interest Carryover Shortfall with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed on the
                                            Certificates of such Class on such preceding Distribution Date plus
                                            (ii) one month's interest on such excess, to the extent permitted by law, at the related Certificate Rate.

                                            A "Civil Relief Act Shortfall" is any shortfall in collections of interest on a Mortgage Loan due to the application of the Soldiers'
                                            and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act").
                                            Civil Relief Act Shortfalls will not be covered by the Policy.

  Interest Period.........................  For the Fixed Rate Certificates, the calendar month preceding the month of the applicable Distribution Date, calculated on the basis of a 360-day year comprised of twelve 30-day months. For the Adjustable
                                            Rate Certificates, the period from the prior Distribution Date (or, in the case of the first Distribution Date, from the Closing Date)
                                            through the day preceding the current Distribution Date, calculated on the basis of a 360-day year and the actual number of days elapsed in such period; provided, however, that interest accrued on any Class of Offered Certificates at the applicable Available Funds Cap will be calculated on the basis of a 360-day year comprised of twelve 30-day months. See "DESCRIPTION OF THE CERTIFICATES--Interest
                                            Distributions."

  Certificate Rates.......................  The Certificate Rate for each Class of Fixed Rate Certificates is set forth on the cover page hereof. The Certificate Rate on each Class of
                                            Certificates, other than the Class A-1F and Class IOF Certificates, is subject to the applicable Available Funds Cap.
                                            As to either Loan Group and any Distribution Date, the "Available
                                            Funds Cap" will equal (A) in the case of Loan Group F and Certificate
                                            Group F, a rate equal to (i) the weighted average Net Loan Rate of the Mortgage Loans in Loan Group F minus (ii) the product of (x) the
                                            Certificate Rate on the Notional Amount Certificates and (y) a
                                            fraction, the numerator of which is the Notional Amount of such
                                            Notional Amount Certificates and the denominator of which is the Loan
                                            Group Balance of Loan Group F as of the beginning of the related Due
                                            Period and (B) in the case of Loan Group A and Certificate Group A, the weighted average Net Loan Rate of the Mortgage Loans in Loan
                                            Group A minus, for any Distribution Date after the 12th Distribution
                                            Date, 0.50% per

                                            annum. The "Net Loan Rate" of a Mortgage Loan is the Loan Rate minus
                                            0.6178% (the "Expense Fee Rate").

                                            The Certificate Rate for the Notional Amount Certificates will equal:
                                            (a) for any Distribution Date prior to the 37th Distribution Date the per annum rate set forth on the cover page hereof and; (b) for any
                                            Distribution Date on or after the 37th Distribution Date, 0.00%.
                                            The Certificate Rate for the Adjustable Rate Certificates for any
                                            Interest Period will equal the least of (i) the sum of 1-Month LIBOR and the Certificate Margin, (ii) 14% and (iii) the applicable
                                            Available Funds Cap. The "Certificate Margin" for the Adjustable Rate
                                            Certificates will be as follows:

                                                            CERTIFICATE
                                                               MARGIN
                                                          ----------------
                                               CLASS       (1)        (2)
                                               -----      -----      -----
                                               A-1A        0.28%      0.56%

                                            ------------------------
                                            (1) Prior to or on the Optional Termination Date.
                                            (2) After the Optional Termination Date.

                                            If on any Distribution Date, the Certificate Rate for the Adjustable
                                            Rate Certificates is limited by the applicable Available Funds Cap,
                                            Holders of that Class will be entitled to receive the LIBOR Carryover
                                            (as defined herein), to the extent funds are available therefor as described herein. The Policy will not cover, and the ratings assigned to the Class A-1A Certificates do not address the likelihood of, the payment of any LIBOR Carryover.

Principal.................................  On each Distribution Date, to the extent funds are available therefor as described herein under "DESCRIPTION OF THE CERTIFICATES--Principal
                                            Distributions" and "--Definitions," principal will be distributed to the Holders of the Offered Certificates then entitled to
                                            distributions of principal in an amount equal to the Principal
                                            Distribution Amount for the related Certificate Group for such
                                            Distribution Date. The "Principal Distribution Amount" for any
                                            Certificate Group and any Distribution Date will equal the sum of
                                            (i) the Basic Principal Amount for such Certificate Group minus the related Excess Overcollateralization Amount and (ii) the
                                            Subordination Increase Amount, if any, for such Certificate Group for such Distribution Date.

                                            The "Basic Principal Amount" for any Distribution Date and
                                            Certificate Group will be an amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period (as defined below): (i) each payment of principal on a Mortgage Loan in the related Loan Group received by the Servicer during such Due Period, including all full and partial principal prepayments; (ii) the Principal Balance as of the end of the immediately preceding Due Period of each Mortgage Loan that became a Liquidated Mortgage Loan for the first time during such Due
                                            Period; (iii) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans in the related
                                            Loan Group with respect to such Due Period; (iv) any Substitution
                                            Adjustment Amounts received on or prior to the previous Determination
                                            Date and not yet distributed with respect to the related Loan Group;
                                            and (v) any related Excess Funding Amount.

                                            "Due Period" means, (a) with respect to the first Distribution Date for collections of both interest and principal, the period from and including September 1, 1998, through and including October 1, 1998, and (b) with respect to each Distribution Date thereafter for collections of both interest and principal the period from and including the second day of the month preceding the month of such
                                            Distribution Date to and including the first day of the month of such
                                            Distribution Date.

                                            The "Excess Overcollateralization Amount" for a Certificate Group and
                                            any Distribution Date will equal the excess of (i) the related
                                            Overcollateralization Amount (assuming 100% of the related Basic
                                            Principal Amount is distributed on the Offered Certificates in such Certificate Group) over (ii) the related Required
                                            Overcollateralization Amount.

Credit Enhancement

  General.................................  Credit enhancement for the Offered Certificates will be provided by
                                            (i) the use of certain amounts in respect of interest to create overcollateralization, (ii) the crosscollateralization feature of the
                                            Trust, and (iii) the Policy.

  Overcollateralization...................  The "Excess Interest" for any Loan Group and Distribution Date will equal the excess, if any, of (x) the Interest Remittance Amount for such Loan Group over (y) the sum of (i) the Class Interest
                                            Distributions for the related Offered Certificates and (ii) the
                                            Trustee Fee and premium for the Policy for such Loan Group. The
                                            Excess Interest will be applied to, among other things, the accelerated amortization of the Offered Certificates in the related
                                            Certificate Group then entitled to distributions of principal until the Overcollateralization Amount for such Certificate Group equals the related Required Overcollateralization Amount.

                                            The "Overcollateralization Amount" for a Certificate Group and any
                                            Distribution Date is the excess, if any, of (i) the sum of (x) the related Loan Group Balance as of the end of the related Due Period and (y) the Pre-Funded Amount allocable to such Certificate Group in the Pre-Funding Account over (ii) the aggregate Class Principal
                                            Balance of the Offered Certificates in such Certificate Group after giving effect to the distributions of principal on such Distribution
                                            Date.

                                            The "Required Overcollateralization Amount" for a Certificate Group
                                            and any Distribution Date will be determined as provided in the
                                            Agreement. The Agreement will provide that, subject to certain floors, caps and triggers, the Required Overcollateralization Amount with respect to a Certificate Group may increase or decrease over time. An increase in the required level of overcollateralization for a Certificate Group will result if (i) on the basis of the same methodology applied to the Statistic Calculation Mortgage Loans, the
                                            Certificate Insurer determines that the characteristics of the additional Mortgage Loans (including the Subsequent Mortgage Loans)
                                            requires an increase or (ii) the delinquency experience on the related Mortgage Loans exceeds certain levels set forth in the
                                            Agreement. The required level of overcollateralization for a
                                            Certificate Group may be decreased under certain circumstances. See
                                            "PREPAYMENT AND YIELD CONSIDERATIONS" and "DESCRIPTION OF THE
                                            CERTIFICATES--Overcollateralization Provisions."

  Crosscollateralization..................  In addition to the foregoing, the Agreement provides for crosscollateralization through the application of certain Available
                                            Funds generated by one Loan Group to fund shortfalls in Available

                                            Funds and to create overcollateralization in the other Loan Group, subject to prior application of such Available Funds to payments with respect to the related Certificate Group. See "DESCRIPTION OF THE
                                            CERTIFICATES--Distributions" and "PREPAYMENT AND YIELD
                                            CONSIDERATIONS."

  The Policy..............................  The Policy will unconditionally and irrevocably guarantee certain principal payments (as described in the next sentence) on the Offered
                                            Certificates plus accrued and unpaid interest due on the Offered
                                            Certificates. On each Distribution Date, a draw will be made on the
                                            Policy equal to the sum of (a) the amount by which the aggregate
                                            Class Interest Distribution exceeds the amount on deposit in the
                                            Distribution Account available to be distributed therefor on such
                                            Distribution Date and (b) with respect to each Certificate Group, the amount, if any, by which the Certificate Group Balance exceeds the related Loan Group Balance at the end of the related Due Period
                                            (after giving effect to all distributions of principal on the related
                                            Offered Certificates on such Distribution Date). In addition, the
                                            Policy will guarantee the payment in full of each Certificate Group
                                            Balance on the Distribution Date in December 2030 (the "Final
                                            Distribution Date") (after giving effect to all other distributions of principal on such Classes on such Distribution Date). The Policy will not cover payment of any LIBOR Carryover.

                                            In the absence of payments under the Policy, Certificate Owners will directly bear the credit and other risks associated with their undivided interest in the Trust. See "DESCRIPTION OF THE
                                            CERTIFICATES--The Policy" herein.

Certificates Involve Risks................  An investment in the Offered Certificates, and particularly the
                                            Notional Amount Certificates, involves material risks and should be considered only by investors which, either alone or together with their investment advisors, have the ability to understand such risks.
                                            See "RISK FACTORS" beginning on page S-12 herein and on page 13 in the Prospectus.

Optional Termination by the Servicer......  The Servicer may, at its option, terminate the Agreement on any
                                            Distribution Date following the Due Period at the end of which the aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the Principal Balances of the Initial Mortgage Loans and
                                            Subsequent Mortgage Loans as of the related Cut-Off Date (the
                                            "Optional Termination Date"). See "THE POOLING AND SERVICING
                                            AGREEMENT--Termination; Purchase of Mortgage Loans" herein.

Federal Income Tax Considerations.........  Separate elections will be made to treat certain assets of the Trust
                                            (exclusive of the Initial Interest Coverage Account and the Pre-
                                            Funding Account) as a "real estate mortgage investment conduit" (the
                                            "REMIC"), creating a tiered REMIC structure. The Offered Certificates will be designated as "regular interests" in a REMIC and will be treated as debt instruments of a REMIC for federal income tax purposes.

                                            The Holders of the Offered Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting. The Notional Amount Certificates will, and the other Classes of Offered Certificates may, depending on their issue price, be treated as having been issued with original issue discount for federal income tax purposes.

                                            For further information regarding the federal income tax consequences of investing in the Offered Certificates, see

                                            "FEDERAL INCOME TAX CONSIDERATIONS" herein and in the Prospectus.

ERISA Considerations......................  The acquisition of an Offered Certificate by a pension or other employee benefit plan (a "Plan") subject to the Employee Retirement
                                            Income Security Act of 1974, as amended ("ERISA"), could, in some instances, result in a "prohibited transaction" or other violation of the fiduciary responsibility provisions of ERISA and Code Section
                                            4975. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition of the Offered Certificates. Any
                                            Plan fiduciary considering whether to purchase any Offered
                                            Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code.
                                            See "ERISA CONSIDERATIONS" herein and in the Prospectus. Subject to the considerations and conditions described under "ERISA
                                            CONSIDERATIONS" herein, it is expected that the Offered Certificates may be purchased by a Plan.

Legal Investment Considerations...........  Upon termination of the Funding Period, the Class A-1A Certificates
                                            will constitute "mortgage related securities" for purposes of the
                                            Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA. The other Classes of Offered Certificates will
                                            NOT constitute "mortgage related securities" for purposes of SMMEA.
                                            Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in such Certificates. See "LEGAL INVESTMENT CONSIDERATIONS" herein and "LEGAL INVESTMENT" in the Prospectus.

Certificate Rating........................  The Offered Certificates will be rated by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P"), and Moody's
                                            Investors Service, Inc. ("Moody's") (each a "Rating Agency"). It is a condition to the issuance of the Offered Certificates that they receive ratings by the Rating Agencies as follows:

                                            CLASS                                  S&P      MOODY'S
                                            -----                                  ----     -------
                                            Class A-1F                             AAA       Aaa
                                            Class A-2F                             AAA       Aaa
                                            Class A-3F                             AAA       Aaa
                                            Class A-4F                             AAA       Aaa
                                            Class A-5F                             AAA       Aaa
                                            Class A-6F                             AAA       Aaa
                                            Class IOF                              AAAr      Aaa
                                            Class A-1A                             AAA       Aaa

                                            In general, ratings address credit risk and do not address the likelihood of prepayments. The ratings do not address the possibility that Holders of the Notional Amount Certificates may fail to recoup their initial investments or the likelihood that Holders of the
                                            Adjustable Rate Certificates will receive any LIBOR Carryover. See
                                            "RATINGS" herein and "RISK FACTORS--Ratings Are Not Recommendations"
                                            in the Prospectus.

                                  RISK FACTORS

     Investors should consider, among other things, the following risk factors and the risk factors set forth beginning on page 13 of the Prospectus in connection with the purchase of the Offered Certificates.

     TRUST ASSETS ARE THE ONLY SOURCE OF DISTRIBUTIONS. The Policy and the overcollateralization and crosscollateralization provisions of the Trust are the sole sources of protection against losses on the Mortgage Loans and other shortfalls in available funds. If the Certificate Insurer were to be unable to fulfill its obligations, Holders of the Offered Certificates affected thereby will bear their proportionate share of such losses and shortfalls. The Certificates represent interests only in the Trust and do not represent interests in, or obligations of, the Seller, the Servicer, the Trustee or any of their respective affiliates. The assets of the Trust are the sole source of funds for distributions on the Certificates.

     SPECIAL RISKS ASSOCIATED WITH THE NOTIONAL AMOUNT CERTIFICATES. As the owner of interest-only strip securities, the Holders of the Notional Amount Certificates will be entitled to receive monthly distributions only of interest, as described herein. Because they will not receive any distributions of principal, the Holders of the Notional Amount Certificates will generally be affected by prepayments, liquidations and other dispositions (including any optional purchase described herein) of the Mortgage Loans in Loan Group F to a greater degree than Holders of the other Classes of Offered Certificates. However, except in the case of very rapid prepayment rates, the Notional Amount will decline in accordance with a pre-determined schedule. Thus, the yield sensitivity of the Notional Amount Certificates is expected to be more stable than if such Notional Amount were calculated based on the amortization of the underlying Mortgage Loans directly. However, there can be no assurance that such will be the case. HOLDERS OF THE NOTIONAL AMOUNT CERTIFICATES WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS AFTER THE 36TH DISTRIBUTION DATE.

     RISK OF LOAN RATES REDUCING THE CERTIFICATE RATE ON THE ADJUSTABLE RATE CERTIFICATES. The calculation of the Certificate Rate on the Adjustable Rate Certificates is based upon (i) 1-Month LIBOR (which is different from the rates applicable to the Mortgage Loans which are based upon Six-Month LIBOR) and
(ii) the weighted average Loan Rates of the Mortgage Loans in Loan Group A which are subject to periodic adjustment caps, lifetime rate caps and minimum rate floors. Approximately 68.99% and 12.40% (by Principal Balance) of the Statistic Calculation Mortgage Loans in Loan Group A are 2/28 Loans and 3/27 Loans, respectively, which, after the initial fixed rate period, adjust semi-annually based on Six-Month LIBOR. However, the Certificate Rates on the Adjustable Rate Certificates adjust monthly based upon 1-Month LIBOR. Consequently, the interest which becomes due on the Mortgage Loans (net of the premium for the Policy allocable to Loan Group A, the Servicing Fee, the Trustee Fee and beginning on the 13th Distribution Date, 0.50% per annum) during any Due Period may not equal the amount of interest that would accrue at 1-Month LIBOR plus the related margin on the Adjustable Rate Certificates during the related Interest Period. As a result, in a rising interest rate environment, collections on the Mortgage Loans in respect of interest may be less than would be the case if the interest rates on the Mortgage Loans were adjusted monthly. See "PREPAYMENT AND YIELD CONSIDERATIONS."

     PREPAYMENTS MAY VARY. All of the Mortgage Loans may be prepaid in whole or in part at any time. However, Mortgage Loans secured by first liens on Mortgaged Properties in New York are subject to a prepayment penalty for the first
12 months following origination. In addition, Mortgage Loans secured by Mortgaged Properties in other jurisdictions may be subject to prepayment penalties to the extent permitted by law. Home equity loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and the Seller is unaware of any universally accepted publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Servicer will be required by the Agreement to enforce such provisions unless
(i) such enforcement is not permitted by applicable law or (ii) the Servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

     The rate of prepayments on the Mortgage Loans is sensitive to the credit standing of the borrower, which may improve and thereby allow the borrower to refinance on more favorable terms, or may decline and thereby limit the borrower's ability to refinance. As with all mortgage loans, the rate of prepayments on mortgage loans that are 2/28 Loans and 3/27 Loans and are in the initial fixed rate period is sensitive to prevailing interest rates. The prepayment behavior of the 2/28 Loans and 3/27 Loans may differ from that of the other Mortgage Loans. As a 2/28 Loan or a 3/27 Loan approaches its initial adjustment date, the borrower may become more likely to refinance such loan to avoid an increase in the Loan Rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the Loan Rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. Generally, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Mortgage Loans, the rate of prepayments is likely to decrease. The average life of the Offered Certificates and, if purchased at other than par, the yields realized by holders of the Offered Certificates will be sensitive to levels of principal payment (including prepayments) on the Mortgage Loans in the related Loan Group. In general, the yield on an Offered Certificate that is purchased at a premium to the outstanding principal amount thereof may be adversely affected by a higher than anticipated level of principal payments on the related Mortgage Loans. Conversely, the yield on an Offered Certificate that is purchased at a discount from the outstanding principal amount thereof may be adversely affected by a lower than anticipated level of principal payments on the related Mortgage Loans. See "PREPAYMENT AND YIELD CONSIDERATIONS" herein.

     UNDERWRITING STANDARDS MAY AFFECT PERFORMANCE. As described in the Prospectus under "The Seller and the Servicer--Underwriting," the Seller's underwriting standards generally are less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. A borrower's past credit history may not preclude the Seller from making a loan; however, it will reduce the size (and consequently the Combined Loan-to-Value Ratio) of the loan that the Seller is willing to make. As a result of this approach to underwriting, the Mortgage Loans may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a more traditional manner.

     RISK OF EARLY DEFAULTS. Substantially all of the Initial Mortgage Loans will have been originated within the 12 months prior to the Closing Date. Although little data is available, defaults on mortgage loans, including home equity loans similar to the Initial Mortgage Loans, are generally expected to occur with greater frequency in the early years of the terms of mortgage loans. Liquidation proceeds received upon liquidation of a Mortgaged Property following a default on the related Mortgage Loan will have the same effect as a principal prepayment on the yield to maturity of the Class of Offered Certificates receiving such proceeds. In general, the earlier a prepayment is received, the greater will be the effect on the yield to maturity. In addition, Holders may not be able to reinvest such prepayment at yields equal to the yields on the Certificates of such Holders.

     BALLOON LOANS MAY ADVERSELY AFFECT PERFORMANCE. Approximately 4.81% (by Principal Balance) of the Statistic Calculation Mortgage Loans in Loan Group F have monthly payments of principal that will not be sufficient to amortize such Mortgage Loans by their maturity (collectively, "Balloon Loans"). As a result, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon payment" which will be significantly larger than such Mortgagor's previous monthly payments. The ability of a Mortgagor to repay a Balloon Loan at maturity frequently depends on such Mortgagor's ability to refinance the Mortgage Loan which, in turn, will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.

     Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Certificateholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults. None of the Seller, the Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loans.

     SECOND LIENS CREATE RISKS. Based on appraisals at the time of origination of each Mortgage Loan, each such Mortgage Loan will have been fully secured at such time. However, even if the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Certificateholders could occur if Excess Interest and the Overcollateralization Amount were insufficient and the Certificate Insurer were unable to perform under the Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Mortgage Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Certificateholders could experience a loss if Excess Interest and the Overcollateralization Amount were insufficient and the Certificate Insurer were unable to perform under the Policy.

     Approximately 3.52% (by Principal Balance) of the Statistic Calculation Mortgage Loans in Loan Group F are secured by second liens on the related Mortgaged Properties. All of the Statistic Calculation Mortgage Loans in Loan Group A are secured by first liens. With respect to Mortgage Loans that are junior in priority to liens having a first priority with respect to the related Mortgaged Property ("First Liens"), the Servicer has the power under certain circumstances to consent to a new mortgage lien on such Mortgaged Property having priority over such Mortgage Loan in connection with the refinancing of such First Lien. Mortgage Loans secured by second mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and if Excess Interest and the Overcollateralization Amount were insufficient and the Certificate Insurer were unable to perform under the Policy, the Trust and, accordingly, the Certificateholders, bear
(i) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "CERTAIN LEGAL ASPECTS OF THE LOANS" in the Prospectus.

     GEOGRAPHIC CONCENTRATION. Approximately 44.30% (by Principal Balance) of the Statistic Calculation Mortgage Loans in Loan Group F are secured by Mortgaged Properties located in New York. Approximately 17.24%, 11.08%, 9.80%, 9.21% and 8.46% (by Principal Balance) of the Statistic Calculation Mortgage Loans in Loan Group A are secured by Mortgaged Properties located in New Jersey, Ohio, Massachusetts, Illinois and New York, respectively. To the extent that any of those states experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, such a concentration of the Mortgage Loans may be expected to exacerbate the foregoing risks. The Seller can neither quantify the impact of any recent property value declines on the Mortgage Loans nor predict whether, to what extent or for how long such declines may continue.

     THE SUBSEQUENT MORTGAGE LOANS. The Seller will not select Subsequent Mortgage Loans in a manner that it believes is adverse to the interest of the Certificateholders or the Certificate Insurer. However, Subsequent Mortgage Loans sold to the Trust may have been originated using credit criteria different from those which were applied to the Initial Mortgage Loans and may be of a different credit quality. Therefore, following the transfer of Subsequent Mortgage Loans to the Trust, the aggregate characteristics of the Mortgage Loans then held in the Trust may vary from those of the Initial Mortgage Loans. See "DESCRIPTION OF THE MORTGAGE LOANS--Conveyance of Subsequent Mortgage Loans" herein.

     In the event that at the end of the Funding Period there is an Excess Funding Amount (as defined herein), the Holders of the Class A-1F Certificates in the case of Certificate Group F and the Holders of the Class A-1A Certificates in the case of Certificate Group A will receive an additional distribution allocable to principal in an amount equal to the applicable Excess Funding Amount.

     The ability of the Trust to invest in Subsequent Mortgage Loans is largely dependent upon the ability of the Seller to originate and/or purchase additional loans. The ability of the Seller to originate and/or purchase additional loans may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally.

     RECENT DEVELOPMENTS. Several class-action lawsuits against a number of consumer finance companies have been filed recently alleging that the compensation of mortgage brokers through the payment of a yield spread premium violates various federal and state consumer protection laws. On March 18, 1997, the Seller received notice that it had been named in a lawsuit in Federal District Court, E.D.N.Y., alleging that the Seller's compensation of mortgage brokers by means of a yield spread premium violates, among other things, the Real

Estate Settlement Procedures Act ("RESPA"). The complaint seeks
(i) certification of a class of plaintiffs, (ii) an injunction against payment of yield spread premiums by the Seller and (iii) unspecified compensatory and punitive damages (including attorney's fees). The Seller believes that it has meritorious defenses and intends to defend this suit, but the Seller cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims. On July 7, 1997, the Seller filed an answer to the plaintiff's amended complaint.

     On or about February 10, 1998, the Seller received notice that it had been named in a lawsuit filed in the United States District Court for the Northern District of Mississippi--Greenville Division, alleging that the Seller's compensation of mortgage brokers by means of yield spread premiums violates RESPA. The complaint seeks (i) certification of a class of plaintiffs and
(ii) unspecified compensatory damages. The Seller believes that it has meritorious defenses and intends to defend this suit, but the Seller cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims. On March 31, 1998, the Seller filed an answer to the plaintiff's complaint.

     On or about September 14, 1998, the Seller received notice that it had been named in a lawsuit filed in the Supreme Court of the State of New York, Nassau County, alleging that the Seller did not properly credit payments received from borrowers to principal and interest. The complaint seeks (i) certification of a class of plaintiffs, (ii) an accounting, (iii) unspecified compensatory and punitive damages (including attorneys' fees), and (iv) injunctive relief, based upon alleged (a) breach of contract, (b) unjust enrichment, (c) fraud, and
(d) deceptive trade practices. The Seller believes that it has meritorious defenses and intends to defend this suit, but the Seller has not yet answered and cannot estimate with any certainty its ultimate legal or financial liability, if any, with respect to the alleged claims.

     BOOK-ENTRY REGISTRATION MAY AFFECT LIQUIDITY. Issuance of the Offered Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Offered Certificates for which they cannot obtain physical certificates.

     Since transactions in the Offered Certificates can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge an Offered Certificate to persons or entities that do not participate in the DTC, Cedel or Euroclear system or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Offered Certificates.

     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Offered Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Certificates" herein.

     REDUCTION OF RATING MAY AFFECT PRICE. The rating of the Offered Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans and upon the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Offered Certificates would likely result in a withdrawal or reduction in the rating of the Offered Certificates. Any such withdrawal or downgrading of the ratings of the Offered Certificates may adversely affect the liquidity and the prices purchasers may be willing to pay for such Certificates. The rating by the Rating Agencies of the Offered Certificates is not a recommendation to purchase, hold or sell the Offered Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments.

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

     The Mortgage Loans will include (i) the mortgage loans identified as of August 31, 1998, and described herein (the "Statistic Calculation Mortgage Loans"), (ii) additional closed-end fixed and adjustable rate home equity loans to be delivered on the Closing Date (together with the Statistic Calculation Mortgage Loans, the "Initial Mortgage Loans") and (iii) additional mortgage loans to be purchased by the Trust from the Seller from time to time on or prior to October 29, 1998 (the "Subsequent Mortgage Loans, "and together with the Initial Mortgage Loans, the "Mortgage Loans").

     The Mortgage Loans will be divided into two groups (each, a "Loan Group", and each constituting a separate sub-trust): "Loan Group F" and "Loan Group A". Each Mortgage Loan in Loan Group F will bear interest at a fixed rate that is calculated on the "simple interest" method. Certain of the Mortgage Loans in Loan Group F will have original terms to stated maturity of up to 15 years and amortization schedules of up to 30 years ("Balloon Loans"), leaving a substantial payment due at the stated maturity (each, a "Balloon Payment"). The Mortgage Loans in Loan Group F are secured by first or second liens on the related Mortgaged Properties.

     Each Mortgage Loan in Loan Group A will bear interest at an adjustable rate (each an "ARM") that is calculated on the "simple interest" method. The Loan Rate borne by each ARM is subject to adjustment on the date set forth in the related Mortgage Note and at regular intervals thereafter (each, a "Change Date") to equal the sum of (i) the applicable index (the "Loan Index") and
(ii) the number of basis points set forth in such Mortgage Note (the "Gross Margin"), subject to rounding and to the effects of the applicable Periodic Cap, the applicable Lifetime Cap and the applicable Lifetime Floor. The "Periodic Cap" limits changes in the Loan Rate for each ARM on each Change Date. The "Lifetime Cap" is the maximum Loan Rate that may be borne by an ARM at any point. The "Lifetime Floor" is the minimum Loan Rate that may be borne by an ARM at any point. The ARMs do not provide for negative amortization. The Mortgage Loans in Loan Group A are secured by first liens on the related Mortgaged Properties.

     For all of the Statistic Calculation Mortgage Loans in Loan Group A the Loan Index is the London interbank offered rate for six-month United States dollar deposits ("Six-month LIBOR"); and the Change Dates occur every six months after the initial Change Date. The reference for each applicable Loan Index and the date prior to a Change Date as of which such Loan Index is determined as set forth in the related Mortgage Note. Approximately 68.99% and 12.40% (by Principal Balance) of the Statistic Calculation Mortgage Loans in Loan Group A have initial Change Dates that are 24 months and 36 months after origination (the "2/28 Loans" and "3/27 Loans," respectively). The Periodic Cap for substantially all of the ARMs, subsequent to the first Adjustment Date, is 1.00%. However, the Periodic Cap for the initial Change Date for the 2/28 Loans and 3/27 Loans generally is 3.00%.

     As of the Cut-off Date, substantially all of the Statistic Calculation Mortgage Loans in Loan Group A were accruing interest at Loan Rates that are below the sum of the related Gross Margin and the Loan Index that would otherwise have been applicable. On the first Change Date for each such Mortgage Loan, the related Loan Rate will adjust to the sum of the applicable Loan Index and the related Gross Margin subject to the application of the related Periodic Cap, Lifetime Cap and Lifetime Floor.

STATISTICAL INFORMATION

     Set forth below is certain approximate statistical information as of the Cut-off Date regarding the Statistic Calculation Mortgage Loans in each Loan Group. On the Closing Date additional closed-end, fixed and adjustable rate home equity loans will be delivered to the Trust for inclusion in Loan Group F and Loan Group A, respectively. In addition, prior to the Closing Date, Statistic Calculation Mortgage Loans may be removed from either Loan Group and other Mortgage Loans may be substituted therefor. The Seller believes that the information set forth herein with respect to each Loan Group as presently constituted is representative of the characteristics of the Initial Mortgage Loans in each Loan Group as it will be constituted at the Closing Date, although certain characteristics of the Initial Mortgage Loans in either Loan Group may vary. The sum of the percentage columns in the following tables may not equal 100% due to rounding.

     LOAN GROUP F. As of the Cut-off Date: the Principal Balances ranged from $5,400 to $227,500; the average Principal Balance was $82,750.25; the Loan Rates ranged from 7.25% to 18.00% per annum; the weighted average Loan Rate was approximately 10.09% per annum; the original Combined Loan-to-Value Ratios ranged from 8.50% to 95.00%; the weighted average original Combined Loan-to-Value Ratio was approximately 74.46%; the original terms to stated maturity ranged from 60 months to 360 months; the weighted average original term to stated maturity was approximately 313 months; the remaining terms to stated maturity ranged from 58 months to 360 months; the weighted average remaining term to stated maturity was approximately 313 months; the loan ages ranged from 0 months to 15 months; the weighted average loan age was approximately 1 month; approximately 4.81% (by Principal Balance) are Balloon Loans; and approximately 0.51% (by Principal Balance) have payments which, as of the Cut-off Date, are 30 to 59 days delinquent.

                        CUT-OFF DATE PRINCIPAL BALANCES
                                  LOAN GROUP F

                                          NUMBER OF          CUT-OFF DATE      % OF CUT-OFF DATE
                                          STATISTIC           STATISTIC            STATISTIC
RANGE OF CUT-OFF DATE                    CALCULATION         CALCULATION          CALCULATION
PRINCIPAL BALANCES                     MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  -------------------  ------------------  -------------------
$      0.01-$ 25,000.00............             278        $   5,557,997.47             1.69%
$ 25,000.01-$ 50,000.00............             923           35,794,802.74            10.92
$ 50,000.01-$ 75,000.00............             911           57,110,851.72            17.42
$ 75,000.01-$100,000.00............             601           52,403,715.25            15.98
$100,000.01-$125,000.00............             477           53,693,895.47            16.37
$125,000.01-$150,000.00............             362           49,774,929.93            15.18
$150,000.01-$175,000.00............             203           32,835,933.26            10.01
$175,000.01-$200,000.00............             136           25,477,387.44             7.77
$200,000.01-$225,000.00............              68           14,380,412.69             4.39
$225,000.01-$250,000.00............               4              909,314.53             0.28
                                          ---------        ----------------        ---------
     Total.........................           3,963        $ 327,939,240.50           100.00%
                                          =========        ================        ==========

                      GEOGRAPHIC DISTRIBUTION BY STATE(1)
                                  LOAN GROUP F

                                          NUMBER OF          CUT-OFF DATE      % OF CUT-OFF DATE
                                          STATISTIC           STATISTIC            STATISTIC
                                         CALCULATION         CALCULATION          CALCULATION
STATE                                  MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  -------------------  ------------------  -------------------
Arizona............................               6        $     390,156.59             0.12%
Arkansas...........................              17              733,698.02             0.22
California.........................               2               80,261.29             0.02
Colorado...........................              13              881,482.71             0.27
Connecticut........................              52            4,273,241.27             1.30
Delaware...........................              15            1,178,445.35             0.36
District of Columbia...............               8              515,443.74             0.16
Florida............................             231           16,410,121.15             5.00
Georgia............................             170           12,432,003.26             3.79
Illinois...........................             170           13,238,790.97             4.04
Indiana............................              63            4,575,131.33             1.40
Kentucky...........................              28            1,841,647.30             0.56
Louisiana..........................               2               63,575.00             0.02
Maine..............................              19            1,039,658.23             0.32
Maryland...........................              49            3,570,424.80             1.09
Massachusetts......................             116           11,502,288.62             3.51
Michigan...........................             191           10,578,852.80             3.23
Minnesota..........................               5              422,133.53             0.13
Mississippi........................              36            2,004,252.47             0.61
Missouri...........................              74            5,337,357.39             1.63
Nebraska...........................               5              196,030.57             0.06
Nevada.............................               2              160,170.80             0.05
New Hampshire......................              19            1,424,887.35             0.43
New Jersey.........................             259           22,831,051.71             6.96
New Mexico.........................               1               22,912.36             0.01
New York...........................           1,365          145,262,774.59            44.30
North Carolina.....................              94            6,515,308.19             1.99
Ohio...............................             390           25,019,088.97             7.63
Oklahoma...........................               4              147,691.63             0.05
Oregon.............................               4              368,326.30             0.11
Pennsylvania.......................             335           19,765,680.89             6.03
Rhode Island.......................              29            2,046,605.90             0.62
South Carolina.....................               7              430,281.26             0.13
Tennessee..........................             132            9,612,857.13             2.93
Texas..............................              16              901,770.89             0.27
Utah...............................               1               41,000.00             0.01
Vermont............................               1               50,000.00             0.02
Virginia...........................              15              900,806.16             0.27
Washington.........................               2              194,059.25             0.06
West Virginia......................               4              260,156.52             0.08
Wisconsin..........................              11              718,814.21             0.22
                                          ---------        ----------------        ---------
     Total.........................           3,963        $ 327,939,240.50           100.00%
                                          =========        ================        =========

------------------
(1)  Determined by property address designated as such in the related Mortgage.

                   ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)
                                  LOAN GROUP F

                                          NUMBER OF          CUT-OFF DATE      % OF CUT-OFF DATE
                                          STATISTIC           STATISTIC            STATISTIC
RANGE OF ORIGINAL COMBINED               CALCULATION         CALCULATION          CALCULATION
LOAN-TO-VALUE RATIOS                   MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  -------------------  ------------------  -------------------
 5.001%-10.000%....................               2        $      54,000.00             0.02%
10.001%-15.000%....................              16              394,974.07             0.12
15.001%-20.000%....................               6              137,394.47             0.04
20.001%-25.000%....................              30            1,196,765.60             0.36
25.001%-30.000%....................              33            1,402,363.10             0.43
30.001%-35.000%....................              50            2,271,021.09             0.69
35.001%-40.000%....................              69            3,645,511.18             1.11
40.001%-45.000%....................              77            4,595,372.85             1.40
45.001%-50.000%....................             120            7,830,954.42             2.39
50.001%-55.000%....................             134            8,693,296.32             2.65
55.001%-60.000%....................             203           14,216,640.33             4.34
60.001%-65.000%....................             296           22,504,441.90             6.86
65.001%-70.000%....................             502           39,324,445.14            11.99
70.001%-75.000%....................             502           42,188,714.28            12.86
75.001%-80.000%....................             918           79,720,275.84            24.31
80.001%-85.000%....................             534           51,916,820.51            15.83
85.001%-90.000%....................             463           46,900,713.19            14.30
90.001%-95.000%....................               8              945,536.21             0.29
                                          ---------        ----------------        ---------
     Total.........................           3,963        $ 327,939,240.50           100.00%
                                          =========        ================        =========

------------------
(1) The original Combined Loan-to-Value Ratios ("CLTV") shown above are equal, with respect to each Statistic Calculation Mortgage Loan, to (i) the sum of
     (a) the original principal balance of such Mortgage Loan at the date of origination plus (b) the remaining balance of the senior lien(s), if any, at the date of origination of such Mortgage Loan divided by the value of the related Mortgaged Property, based upon the lesser of the appraisal made at the time of origination of such Mortgage Loan or the purchase price of such Mortgaged Property (where the proceeds are used to purchase the Mortgaged Property). No assurance can be given that the values of such Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Statistic Calculation Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of such Mortgage Loans together with the outstanding balances of the related first liens become equal to or greater than the value of the related Mortgaged Properties, actual losses could be higher than those now generally experienced in the mortgage lending industry.

                            CUT-OFF DATE LOAN RATES
                                  LOAN GROUP F

                                          NUMBER OF          CUT-OFF DATE      % OF CUT-OFF DATE
                                          STATISTIC           STATISTIC            STATISTIC
RANGE OF CUT-OFF DATE                    CALCULATION         CALCULATION          CALCULATION
LOAN RATES                             MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  -------------------  ------------------  -------------------
 7.001%- 7.500%....................              44        $   5,087,721.85             1.55%
 7.501%- 8.000%....................             167           17,003,335.51             5.18
 8.001%- 8.500%....................             238           24,682,049.88             7.53
 8.501%- 9.000%....................             462           39,297,697.88            11.98
 9.001%- 9.500%....................             392           34,435,060.37            10.50
 9.501%-10.000%....................             665           56,058,661.64            17.09
10.001%-10.500%....................             446           36,995,221.84            11.28
10.501%-11.000%....................             541           45,453,393.13            13.86
11.001%-11.500%....................             303           22,683,490.93             6.92
11.501%-12.000%....................             265           19,110,498.74             5.83
12.001%-12.500%....................             157           10,923,516.55             3.33
12.501%-13.000%....................             118            7,959,027.54             2.43
13.001%-13.500%....................              59            3,321,101.06             1.01
13.501%-14.000%....................              52            2,934,123.67             0.89
14.001%-14.500%....................              18              690,722.42             0.21
14.501%-15.000%....................              20              724,601.62             0.22
15.001%-15.500%....................               7              210,965.24             0.06
15.501%-16.000%....................               7              325,321.56             0.10
17.501%-18.000%....................               2               42,729.07             0.01
                                          ---------        ----------------        ---------
     Total.........................           3,963        $ 327,939,240.50           100.00%
                                          =========        ================        =========

                        ORIGINAL TERM TO STATED MATURITY
                                  LOAN GROUP F

                                          NUMBER OF          CUT-OFF DATE      % OF CUT-OFF DATE
                                          STATISTIC           STATISTIC            STATISTIC
RANGE OF ORIGINAL TERMS                  CALCULATION         CALCULATION          CALCULATION
TO STATED MATURITY (IN MONTHS)         MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  -------------------  ------------------  -------------------
  1- 60............................               8        $     240,359.40             0.07%
 61-120............................             133            6,289,785.17             1.92
121-180............................             810           53,226,859.83            16.23
181-240............................             400           30,288,116.08             9.24
241-300............................              63            5,623,272.09             1.71
301-360............................           2,549          232,270,847.93            70.83
                                          ---------        ----------------        ---------
     Total.........................           3,963        $ 327,939,240.50           100.00%
                                          =========        ================        =========

                      REMAINING MONTHS TO STATED MATURITY
                                  LOAN GROUP F

                                          NUMBER OF          CUT-OFF DATE      % OF CUT-OFF DATE
                                          STATISTIC           STATISTIC            STATISTIC
RANGE OF REMAINING MONTHS                CALCULATION         CALCULATION          CALCULATION
TO STATED MATURITY                     MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  -------------------  ------------------  -------------------
  1- 60............................               8        $     240,359.40             0.07%
 61-120............................             133            6,289,785.17             1.92
121-180............................             810           53,226,859.83            16.23
181-240............................             400           30,288,116.08             9.24
241-300............................              63            5,623,272.09             1.71
301-360............................           2,549          232,270,847.93            70.83
                                          ---------        ----------------        ---------
     Total.........................           3,963        $ 327,939,240.50           100.00%
                                          =========        ================        =========

                            MONTHS SINCE ORIGINATION
                                  LOAN GROUP F

                                          NUMBER OF          CUT-OFF DATE      % OF CUT-OFF DATE
                                          STATISTIC           STATISTIC            STATISTIC
                                         CALCULATION         CALCULATION          CALCULATION
RANGE OF MONTHS SINCE ORIGINATION      MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  -------------------  ------------------  -------------------
  0................................           1,776        $ 148,992,774.56            45.43%
1-3 ...............................           2,095          172,273,232,35            52.53
4-6................................              70            5,395,944.53             1.65
7-12...............................              21            1,242,517.18             0.38
13-15..............................               1               34,771.88             0.01
                                          ---------        ----------------        ---------
     Total.........................           3,963        $ 327,939,240.50           100.00%
                                          =========        ================        =========

                                 PROPERTY TYPE
                                  LOAN GROUP F

                                          NUMBER OF          CUT-OFF DATE      % OF CUT-OFF DATE
                                          STATISTIC           STATISTIC            STATISTIC
                                         CALCULATION         CALCULATION          CALCULATION
PROPERTY TYPE                          MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  -------------------  ------------------  -------------------
Single Family......................           3,044        $ 239,126,022.55            72.92%
Two-to-Four Family.................             595           60,717,926.64            18.51
Five-to-Eight Family...............              99            9,927,832.66             3.03
Mixed Use..........................              84            8,804,806.49             2.68
Condominium........................             114            8,130,445.22             2.48
Other..............................              27            1,232,206.94             0.38
                                          ---------        ----------------        ---------
     Total.........................           3,963        $ 327,939,240.50           100.00%
                                          =========        ================        =========

                               OCCUPANCY TYPE(1)
                                  LOAN GROUP F

                                          NUMBER OF          CUT-OFF DATE      % OF CUT-OFF DATE
                                          STATISTIC           STATISTIC            STATISTIC
                                         CALCULATION         CALCULATION          CALCULATION
OCCUPANCY TYPE                         MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  -------------------  ------------------  -------------------
Owner Occupied.....................           3,498        $ 292,468,023.12            89.18%
Non-Owner Occupied.................             465           35,471,217.38            10.82
                                          ---------        ----------------        ---------
     Total.........................           3,963        $ 327,939,240.50           100.00%
                                          =========        ================        =========

------------------
(1) Based upon representations made by the borrowers at the time of origination of such Mortgage Loans.

     LOAN GROUP A. As of the Cut-off Date: the Principal Balances ranged from $2,030.79 to $362,000.00, the average Principal Balance was $101,557.76; the current Loan Rates ranged from 7.60% to 14.25% per annum; the weighted average current Loan Rate was approximately 10.295% per annum; the original Loan-to-Value Ratios ranged from 30.00% to 90.00%; the weighted average original Loan-to-Value Ratio was approximately 78.32%; the original terms to stated maturity ranged from 180 months to 360 months; the weighted average original term to stated maturity was approximately 359 months; the remaining terms to stated maturity ranged from 180 months to 360 months; the weighted average remaining term to stated maturity was approximately 358 months; the loan ages ranged from 0 months to 7 months; the weighted average loan age was approximately 1 month; the Gross Margins ranged from 3.80% to 9.75%; the weighted average Gross Margin was approximately 6.35%; the Lifetime Floors ranged from 7.60% to 14.25%; the weighted average Lifetime Floor was approximately 10.27%; the Lifetime Caps ranged from 14.60% to 20.45%; the weighted average Lifetime Cap was approximately 17.08%; the weighted average current Loan Rate of the 2/28 Loans and 3/27 Loans was approximately 10.27% and 10.81% per annum, respectively; the weighted average number of months to the next Change Date for the 2/28 Loans and 3/27 Loans was approximately 23 months and 35 months, respectively; the weighted average number of months to the next Change Date for the remaining ARMs was approximately 5 months; and approximately 0.30% (by Principal Balance) have payments which, as of the Cut-off Date, are 30 to 59 days delinquent.

                        CUT-OFF DATE PRINCIPAL BALANCES
                                  LOAN GROUP A

                                                               CUT-OFF DATE      % OF CUT-OFF DATE
                                           NUMBER OF            STATISTIC            STATISTIC
RANGE OF CUT-OFF DATE                STATISTIC CALCULATION     CALCULATION          CALCULATION
PRINCIPAL BALANCES                      MORTGAGE LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  ---------------------  ------------------  -------------------
$      0.01-$ 25,000.00............                4         $      65,963.20             0.33%
$ 25,000.01-$ 50,000.00............               32             1,301,270.43             6.44
$ 50,000.01-$ 75,000.00............               35             2,213,367.22            10.95
$ 75,000.01-$100,000.00............               51             4,480,245.90            22.17
$100,000.01-$125,000.00............               26             2,942,677.53            14.56
$125,000.01-$150,000.00............               21             2,864,532.80            14.17
$150,000.01-$175,000.00............               11             1,755,109.56             8.68
$175,000.01-$200,000.00............                5               949,002.32             4.70
$200,000.01-$225,000.00............                4               868,946.95             4.30
$225,000.01-$250,000.00............                4               968,869.88             4.79
$250,000.01-$275,000.00............                2               529,182.33             2.62
$275,000.01-$300,000.00............                1               285,000.00             1.41
$300,000.01-$325,000.00............                2               623,826.97             3.09
$350,000.01-$375,000.00............                1               362,000.00             1.79
                                           ---------         ----------------        ---------
     Total.........................              199         $  20,209,995.09           100.00%
                                           =========         ================        =========

                      GEOGRAPHIC DISTRIBUTION BY STATE(1)
                                  LOAN GROUP A

                                                               CUT-OFF DATE      % OF CUT-OFF DATE
                                           NUMBER OF            STATISTIC            STATISTIC
                                     STATISTIC CALCULATION     CALCULATION          CALCULATION
STATE                                   MORTGAGE LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  ---------------------  ------------------  -------------------
Arizona............................                1         $     161,237.03             0.80%
Colorado...........................                1                97,400.00             0.48
Connecticut........................                4               358,578.62             1.77
Delaware...........................                1                87,028.53             0.43
Florida............................               11             1,001,522.57             4.96
Georgia............................               13             1,198,526.93             5.93
Illinois...........................               19             1,860,878.59             9.21
Indiana............................                2               187,159.94             0.93
Kentucky...........................                5               520,957.00             2.58
Louisiana..........................                1               110,590.14             0.55
Maine..............................                1                91,583.37             0.45
Maryland...........................                3               248,276.87             1.23
Massachusetts......................               14             1,980,419.94             9.80
Michigan...........................               14               977,346.85             4.84
Mississippi........................                2                88,404.00             0.44
Missouri...........................                1               116,800.00             0.58
New Hampshire......................               12             1,248,191.00             6.18
New Jersey.........................               25             3,484,512.00            17.24
New York...........................               14             1,710,674.84             8.46
North Carolina.....................                3               239,361.84             1.18
Ohio...............................               30             2,239,237.45            11.08
Pennsylvania.......................               17             1,539,648.49             7.62
Rhode Island.......................                1               129,625.00             0.64
Tennessee..........................                1                64,510.89             0.32
Virginia...........................                2               212,530.47             1.05
Washington.........................                1               254,992.73             1.26
                                           ---------         ----------------        ---------
     Total.........................              199         $  20,209,995.09           100.00%
                                           =========         ================        =========

------------------
(1) Determined by property address designated as such in the related Mortgage.

                        ORIGINAL LOAN-TO-VALUE RATIOS(1)
                                  LOAN GROUP A

                                                               CUT-OFF DATE      % OF CUT-OFF DATE
                                           NUMBER OF            STATISTIC            STATISTIC
RANGE OF ORIGINAL                    STATISTIC CALCULATION     CALCULATION          CALCULATION
LOAN-TO-VALUE RATIOS                    MORTGAGE LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  ---------------------  ------------------  -------------------
25.01%-30.00%......................                1         $      26,961.82             0.13%
30.01%-35.00%......................                1                93,791.86             0.46
35.01%-40.00%......................                3               209,500.00             1.04
45.01%-50.00%......................                3               246,350.00             1.22
50.01%-55.00%......................                5               396,485.91             1.96
55.01%-60.00%......................                6               511,702.75             2.53
60.01%-65.00%......................               11               841,650.04             4.16
65.01%-70.00%......................               24             1,830,087.85             9.06
70.01%-75.00%......................               25             2,465,409.21            12.20
75.01%-80.00%......................               47             5,702,822.63            28.22
80.01%-85.00%......................               35             3,397,179.98            16.81
85.01%-90.00%......................               38             4,488,053.04            22.21
                                           ---------         ----------------        ---------
     Total.........................              199         $  20,209,995.09           100.00%
                                           =========         ================        =========

------------------
(1) The original Loan-to-Value Ratios ("LTV") shown above are equal, with respect to each Statistic Calculation Mortgage Loan, to the original principal balance of such Mortgage Loan at the date of origination divided by the value of the related Mortgaged Property, based upon the lesser of the appraisal made at the time of origination of such Mortgage Loan or the purchase price for such Mortgaged Property (where the proceeds are used to purchase the Mortgaged Property). No assurance can be given that the values of such Mortgaged Properties have remained or will remain at their levels as of the dates of origination of the related Statistic Calculation Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of such Mortgage Loans become equal to or greater than the value of the related Mortgaged Properties, the actual losses could be higher than those now generally experienced in the mortgage lending industry.

                            CUT-OFF DATE LOAN RATES
                                  LOAN GROUP A

                                                               CUT-OFF DATE      % OF CUT-OFF DATE
                                           NUMBER OF            STATISTIC            STATISTIC
RANGE OF CUT-OFF DATE                STATISTIC CALCULATION     CALCULATION          CALCULATION
LOAN RATES                              MORTGAGE LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  ---------------------  ------------------  -------------------
 7.501%- 8.000%....................                3         $     523,200.00             2.59%
 8.001%- 8.500%....................                4               340,719.93             1.69
 8.501%- 9.000%....................               18             2,351,910.72            11.64
 9.001%- 9.500%....................               18             1,530,521.11             7.57
 9.501%-10.000%....................               38             4,400,748.24            21.78
10.001%-10.500%....................               22             2,183,702.83            10.81
10.501%-11.000%....................               49             5,114,993.78            25.31
11.001%-11.500%....................               15               980,977.10             4.85
11.501%-12.000%....................               12             1,142,391.62             5.65
12.001%-12.500%....................                9               591,354.09             2.93
12.501%-13.000%....................                8               863,435.81             4.27
13.001%-13.500%....................                2               165,907.62             0.82
14.001%-14.500%....................                1                20,132.24             0.10
                                           ---------         ----------------        ---------
     Total.........................              199         $  20,209,995.09           100.00%
                                           =========         ================        =========

                        ORIGINAL TERM TO STATED MATURITY
                                  LOAN GROUP A

                                                               CUT-OFF DATE      % OF CUT-OFF DATE
                                           NUMBER OF            STATISTIC            STATISTIC
RANGE OF ORIGINAL TERMS              STATISTIC CALCULATION     CALCULATION          CALCULATION
TO STATED MATURITY (IN MONTHS)          MORTGAGE LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  ---------------------  ------------------  -------------------
  180..............................                1         $     100,000.00             0.49%
  240..............................                1                86,829.48             0.43
  360..............................              197            20,023,165.61            99.08
                                           ---------         ----------------        ---------
     Total.........................              199         $  20,209,995.09           100.00%
                                           =========         ================        =========

                      REMAINING MONTHS TO STATED MATURITY
                                  LOAN GROUP A

                                          NUMBER OF          CUT-OFF DATE      % OF CUT-OFF DATE
                                          STATISTIC           STATISTIC            STATISTIC
RANGE OF REMAINING                       CALCULATION         CALCULATION          CALCULATION
MONTHS TO STATED MATURITY              MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  -------------------  ------------------  -------------------
121-180............................               1        $     100,000.00             0.49%
181-240............................               1               86,829.48             0.43
301-360............................             197           20,023,165.61            99.08
                                          ---------        ----------------        ---------
     Total.........................             199        $  20,209,995.09           100.00%
                                          =========        ================        =========

                            MONTHS SINCE ORIGINATION
                                  LOAN GROUP A

                                          NUMBER OF          CUT-OFF DATE      % OF CUT-OFF DATE
                                          STATISTIC           STATISTIC            STATISTIC
                                         CALCULATION         CALCULATION          CALCULATION
RANGE OF MONTHS SINCE ORIGINATION      MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  -------------------  ------------------  -------------------
0..................................              84        $   8,383,871.06            41.48%
1-3................................             106           10,867,860.96            53.77
4-7................................               9              958,263.07             4.74
                                          ---------        ----------------        ---------
     Total.........................             199        $  20,209,995.09           100.00%
                                          =========        ================        =========

                                 PROPERTY TYPE
                                  LOAN GROUP A

                                          NUMBER OF          CUT-OFF DATE      % OF CUT-OFF DATE
                                          STATISTIC           STATISTIC            STATISTIC
                                         CALCULATION         CALCULATION          CALCULATION
PROPERTY TYPE                          MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  -------------------  ------------------  -------------------
Single Family......................             169        $  17,354,992.46            85.87%
Condominium........................              16            1,635,810.23             8.09
Two-to-Four Family.................              14            1,219,192.40             6.03
                                          ---------        ----------------        ---------
     Total.........................             199        $  20,209,995.09           100.00%
                                          =========        ================        =========

                               OCCUPANCY TYPE(1)
                                  LOAN GROUP A

                                          NUMBER OF          CUT-OFF DATE      % OF CUT-OFF DATE
                                          STATISTIC           STATISTIC            STATISTIC
                                         CALCULATION         CALCULATION          CALCULATION
OCCUPANCY TYPE                         MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  -------------------  ------------------  -------------------
Owner Occupied.....................             183        $  19,090,641.80            94.46%
Non-Owner Occupied.................              16            1,119,353.29             5.54
                                          ---------        ----------------        ---------
     Total.........................             199        $  20,209,995.09           100.00%
                                          =========        ================        =========

------------------------
(1) Based upon representations made by the borrowers at the time of origination of such Mortgage Loans.

                                  GROSS MARGIN
                                  LOAN GROUP A

                                                               CUT-OFF DATE      % OF CUT-OFF DATE
                                           NUMBER OF            STATISTIC            STATISTIC
                                     STATISTIC CALCULATION     CALCULATION          CALCULATION
RANGE OF GROSS MARGINS                  MORTGAGE LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  ---------------------  ------------------  -------------------
3.501%- 4.000%.....................                2         $     147,423.70             0.73%
4.001%- 4.500%.....................                4               554,083.19             2.74
4.501%- 5.000%.....................               13             1,159,334.55             5.74
5.001%- 5.500%.....................               25             2,427,216.18            12.01
5.501%- 6.000%.....................               27             3,338,913.83            16.52
6.001%- 6.500%.....................               34             3,318,681.26            16.42
6.501%- 7.000%.....................               48             5,201,220.05            25.74
7.001%- 7.500%.....................               25             2,063,647.79            10.21
7.501%- 8.000%.....................               10               852,421.95             4.22
8.001%- 8.500%.....................                7               648,082.95             3.21
8.501%- 9.000%.....................                1               285,000.00             1.41
9.001%- 9.500%.....................                2               193,837.40             0.96
9.501%-10.000%.....................                1                20,132.24             0.10
                                           ---------         ----------------        ---------
     Total.........................              199         $  20,209,995.09           100.00%
                                           =========         ================        =========

                                  LIFETIME CAP
                                  LOAN GROUP A

                                                               CUT-OFF DATE      % OF CUT-OFF DATE
                                           NUMBER OF            STATISTIC            STATISTIC
                                     STATISTIC CALCULATION     CALCULATION          CALCULATION
RANGE OF LIFETIME CAPS                  MORTGAGE LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  ---------------------  ------------------  -------------------
14.501%-15.000%....................                8         $   1,415,562.43             7.00%
15.001%-15.500%....................                6               558,147.11             2.76
15.501%-16.000%....................               19             2,514,566.28            12.44
16.001%-16.500%....................               25             2,234,610.36            11.06
16.501%-17.000%....................               36             3,814,661.38            18.88
17.001%-17.500%....................               16             1,534,240.96             7.59
17.501%-18.000%....................               48             4,940,919.91            24.45
18.001%-18.500%....................               13               984,405.27             4.87
18.501%-19.000%....................               11               854,959.59             4.23
19.001%-19.500%....................                8               417,514.09             2.07
19.501%-20.000%....................                6               754,367.85             3.73
20.001%-20.500%....................                3               186,039.86             0.92
                                           ---------         ----------------        ---------
     Total.........................              199         $  20,209,995.09           100.00%
                                           =========         ================        =========

                                LIFETIME FLOORS
                                  LOAN GROUP A

                                                               CUT-OFF DATE      % OF CUT-OFF DATE
                                           NUMBER OF            STATISTIC            STATISTIC
                                     STATISTIC CALCULATION     CALCULATION          CALCULATION
RANGE OF LIFETIME FLOORS                MORTGAGE LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  ---------------------  ------------------  -------------------
 7.501%- 8.000%....................                4         $     643,130.95             3.18%
 8.001%- 8.500%....................                5               342,750.72             1.70
 8.501%- 9.000%....................               19             2,653,163.80            13.13
 9.001%- 9.500%....................               17             1,528,490.32             7.56
 9.501%-10.000%....................               37             4,039,564.21            19.99
10.001%-10.500%....................               22             2,183,702.83            10.81
10.501%-11.000%....................               48             5,054,993.78            25.01
11.001%-11.500%....................               15               980,977.10             4.85
11.501%-12.000%....................               12             1,142,391.62             5.65
12.001%-12.500%....................                9               591,354.09             2.93
12.501%-13.000%....................                8               863,435.81             4.27
13.001%-13.500%....................                2               165,907.62             0.82
14.001%-14.500%....................                1                20,132.24             0.10
                                           ---------         ----------------        ---------
     Total.........................              199         $  20,209,995.09           100.00%
                                           =========         ================        =========

                           MONTH OF NEXT CHANGE DATE
                                  LOAN GROUP A

                                                               CUT-OFF DATE      % OF CUT-OFF DATE
                                           NUMBER OF            STATISTIC            STATISTIC
                                     STATISTIC CALCULATION     CALCULATION          CALCULATION
MONTH OF NEXT CHANGE DATE               MORTGAGE LOANS      PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------  ---------------------  ------------------  -------------------
October 1998.......................                1         $      65,067.96             0.32%
November 1998......................                4               423,089.85             2.09
December 1998......................                2               354,772.87             1.76
January 1999.......................                9             1,038,768.90             5.14
February 1999......................               16             1,782,006.62             8.82
March 1999.........................                1                97,600.00             0.48
January 2000.......................                1                20,132.24             0.10
March 2000.........................                5               635,035.60             3.14
April 2000.........................                1               110,829.55             0.55
May 2000...........................                3               388,132.26             1.92
June 2000..........................               20             2,178,449.18            10.78
July 2000..........................               58             5,060,740.79            25.04
August 2000........................               42             4,095,523.78            20.26
September 2000.....................               15             1,454,400.00             7.20
June 2001..........................                2               235,159.94             1.16
July 2001..........................                9             1,236,747.17             6.12
August 2001........................               10             1,033,538.38             5.11
                                           ---------         ----------------        ---------
     Total.........................              199         $  20,209,995.09           100.00%
                                           =========         ================        =========

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     The Seller expects to sell Subsequent Mortgage Loans to the Trust for Loan Group F and Loan Group A during the Funding Period. The purchase price for such Subsequent Mortgage Loans will equal the outstanding principal balances thereof as of the related Cut-off Dates and will be paid by withdrawal of funds on deposit in the Pre-Funding Account. The Subsequent Mortgage Loans may have characteristics which differ from the Mortgage Loans initially included in the applicable Loan Group. Accordingly, the statistical characteristics of the Mortgage Loans in the Trust will vary upon the acquisition of Subsequent Mortgage Loans.

     The obligation of the Trust to purchase Subsequent Mortgage Loans on any date during the Funding Period (each date on which such a purchase occurs is a "Subsequent Transfer Date") is subject to the following requirements in addition to other requirements set forth in the Agreement, any of which (except for the requirements stated in clause (v) of this paragraph) may be waived or modified in any respect by the Certificate Insurer: (i) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Cut-off Date;
(ii) the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 30 years for fully amortizing loans or 15 years for "Balloon Loans" in Loan Group F; (iii) such Subsequent Mortgage Loan will be secured by a Mortgage in a first lien position for Loan Group A or a first or second lien position for Loan Group F; (iv) such Subsequent Mortgage Loan will not have a Loan Rate less than 7.25% for Loan Group F and 7.60% for Loan Group A; and
(v) such Subsequent Mortgage Loan will otherwise be acceptable to the Certificate Insurer.

     Following the addition of the Subsequent Mortgage Loans to each Loan Group, the Mortgage Loans (including the applicable Subsequent Mortgage Loans, if any) in each Loan Group will have the following characteristics:

LOAN GROUP F
Weighted Average Loan Rate....................................   At least 10.06%
Weighted Average Remaining
  Term to Stated Maturity.....................................   At least 305 months
Weighted Average Original
  Combined Loan-to-Value Ratio................................   Not more than 75.00%
Balloon Loans.................................................   Not more than 6.00%
Principal Balance.............................................   Not more than $227,600(1)
State concentration...........................................   Not more than 46.00%
Zip code concentration........................................   Not more than 2.00%
Non-owner occupied............................................   Not more than 12.00%
Second liens..................................................   Not more than 5.00%

LOAN GROUP A
Weighted Average Loan Rate....................................   At least 10.24%
Weighted Average Remaining
  Term to Stated Maturity.....................................   At least 355 months
Weighted Average Original
  Loan-to-Value Ratio.........................................   Not more than 79.00%
Principal Balance.............................................   Not more than $400,000
State concentration...........................................   Not more than 20.00%
Zip code concentration........................................   Not more than 2.20%
Non-owner occupied............................................   Not more than 8.00%
First liens...................................................   100.00%

------------------
(1) For first lien Mortgage Loans. Second lien Mortgage Loans may not have a principal balance greater than $113,800 and the combined principal balance of such Mortgage Loan and any senior liens may not exceed $227,600.

                      PREPAYMENT AND YIELD CONSIDERATIONS

GENERAL

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans in the related Loan Group. The rate of principal payments on the Mortgage Loans will in turn be affected by their amortization schedules and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or the Servicer). The Mortgage Loans may be prepaid by the Mortgagors at any time. However, Mortgage Loans secured by first liens on Mortgaged Properties in New York are subject to a prepayment penalty for the first 12 months following origination. In addition, Mortgage Loans secured by Mortgaged Properties in other jurisdictions may be subject to prepayment penalties to the extent permitted by law.

THE CERTIFICATE RATES

     The Certificate Rate for each Class of Offered Certificates, other than the Class A-1F and Class IOF Certificates, is subject to the applicable Available Funds Cap. Each Available Funds Cap on any Distribution Date is determined, in part, by reference to the weighted average Net Loan Rate of the Mortgage Loans in the related Loan Group in effect at the beginning of the related Due Period. All of the Loan Rates on the Mortgage Loans in Loan Group F are fixed for the lives of such Mortgage Loans. If Mortgage Loans bearing higher Loan Rates were to prepay at rates faster than Mortgage Loans with lower Loan Rates, the Available Funds Cap for Loan Group F would be lower than otherwise would be the case. There is no mechanism to compensate the holders of the Fixed Rate Certificates if the related Certificate Rates are limited by the applicable Available Funds Cap.

     The yield to investors in the Adjustable Rate Certificates will be sensitive to, among other things, the level of 1-Month LIBOR and the levels of the Loan Index. A majority (by Principal Balance) of the Statistic Calculation Mortgage Loans in Loan Group A are 2/28 and 3/27 Loans which will bear interest at fixed Loan Rates for 24 months and 36 months, respectively after origination of such Mortgage Loans. Although each of the ARMs bears interest at an adjustable rate, such rate is subject to a Periodic Rate Cap, a Lifetime Floor and a Lifetime Cap. If the Loan Index increases substantially between Change Dates, the adjusted Loan Rate on the related Mortgage Loan may not equal the Loan Index plus the related Gross Margin due to the constraint of such caps and floors. In such event, the related Loan Rate will be less than would have been the case in the absence of such caps. In addition, the Loan Rate applicable to any Change Date will be based on the Loan Index related to the Change Date. Thus, if the value of the Loan Index with respect to a Mortgage Loan rises, the lag in time before the corresponding Loan Rate increases will, all other things being equal, slow the upward adjustment of the Available Funds Cap for Loan Group A. Furthermore, Mortgage Loans that have not reached their first Change Date are more likely to be subject to the applicable Periodic Rate Cap on their first Change Date. See "DESCRIPTION OF THE MORTGAGE LOANS" herein. Although the Holders of the Adjustable Rate Certificates will be entitled to receive the related LIBOR Carryover to the extent funds are available therefor as described herein, and in the priority set forth herein, there is no assurance that sufficient funds will be available therefor. The ratings on the Adjustable Rate Certificates do not address the likelihood of the payment of any LIBOR Carryover.

     Although the Loan Rates on the Mortgage Loans in Loan Group A are subject to adjustment, the Loan Rates adjust less frequently than 1-Month LIBOR and adjust by reference to the Loan Index. Changes in 1-Month LIBOR may not correlate with changes in the Loan Index and either may not correlate with prevailing interest rates. It is possible that an increased level of 1-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of one or more Classes of Group A Certificates.

YIELD SENSITIVITY OF THE NOTIONAL AMOUNT CERTIFICATES

     As the owner of interest-only strip securities, the Holders of the Notional Amount Certificates will be entitled to receive monthly distributions only of interest, as described herein. Because they will not receive any distributions of principal, the Holders of the Notional Amount Certificates will generally be affected by prepayments, liquidations and other dispositions (including optional purchases described herein) of the Mortgage Loans in Loan Group F to a greater degree than Holders of the other Classes of Offered Certificates. However, except in the case of very rapid prepayment rates, the Notional Amount will decline in accordance with a pre-determined schedule. Thus, the yield sensitivity of the Notional Amount Certificates is likely to be more stable than if such Notional Amount were calculated based on the amortization of the underlying Mortgage Loans directly. However, there can be no assurance that such will be the case. HOLDERS OF THE NOTIONAL AMOUNT CERTIFICATES WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS AFTER THE 36TH DISTRIBUTION DATE.

PREPAYMENT CONSIDERATIONS

     Prepayments, liquidations and purchases of the Mortgage Loans (including any optional purchase by the Servicer of a Delinquent Mortgage Loan and any optional purchase of the remaining Mortgage Loans in connection with the termination of the Trust, in each case as described herein) will result in distributions on the related Class or Classes of Offered Certificates then entitled to distributions of principal which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates in either Certificate Group may vary from the anticipated yield will depend upon the degree to which a Certificate of such Class is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans.

     The rate of prepayment on the Mortgage Loans cannot be predicted. Home equity loans such as the Mortgage Loans have been originated in significant volume only during the past few years. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. The increased availability of credit to borrowers with impaired or limited credit profiles may affect the prepayment experience on the Mortgage Loans. As borrowers re-establish or establish an acceptable credit profile, such borrowers may be able to refinance their loans at lower rates reflecting their improved credit profiles. Substantially all of the Mortgage Loans contain "due-on-sale" provisions and the Servicer is required by the Agreement to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF LOANS--Due-on-Sale Clauses in Home Equity Loans" in the Prospectus.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Mortgage Loans in Loan Group F is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

     All of the Mortgage Loans in Loan Group A are ARMs. As is the case with conventional fixed-rate mortgage loans, the ARMs may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, ARMs could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their ARMs to "lock in" a lower fixed interest rate. The 2/28 Loans and 3/27 Loans may become subject to higher prepayment rates as such loans near their respective initial Change Dates, even if prevailing interest rates for mortgage loans of a comparable term and risk level are at or even slightly above the Loan Rates, as the borrowers attempt to avoid increases in their monthly payments. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

     In addition to the foregoing factors affecting the weighted average lives of the Offered Certificates, the use of Excess Interest to pay principal of the Offered Certificates to the extent required by the Agreement will result in acceleration of the Class A-1F and Class A-1A Certificates, as applicable, relative to the amortization of the related Mortgage Loans in the early months of the transaction and may accelerate the first date on which each other Class of Offered Certificates in the applicable Certificate Group will begin to receive distributions of principal. This acceleration feature creates overcollateralization which results from the excess of the Loan Group Balance over the aggregate Class Principal Balance of the Certificates in the applicable Certificate Group. Once the required level of overcollateralization for a Certificate Group is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.

FINAL SCHEDULED DISTRIBUTION DATES

     The Final Scheduled Distribution Date for each Class of Offered Certificates is set forth under "SUMMARY--Final Scheduled Distribution Dates" herein. The Final Scheduled Distribution Date for the Notional Amount Certificates is the 36th Distribution Date. The Final Scheduled Distribution Dates for the Class A-1F, Class A-2F, Class A-3F and Class A-4F Certificates have been set to equal the Distribution Date on which the applicable Class Principal Balance would be reduced to zero based on the Structuring Assumptions and a 0% Prepayment Assumption with no Excess Interest used to make accelerated payments of principal to the Holders of the Offered Certificates. The Final Scheduled Distribution Date for the Class A-5F, Class A-6F and Class A-1A Certificates is the Distribution Date immediately following the month of the last Due Date of the latest possible maturing Mortgage Loan in the applicable Loan Group, plus 24 months. It is expected that the last actual Distribution Date for each Class of Offered Certificates will occur significantly earlier than such Final Scheduled Distribution Dates but such final Distribution Date could occur later than the applicable Final Scheduled Distribution Date.

PAYMENT DELAY FEATURE OF FIXED RATE CERTIFICATES

     The effective yield to the Certificateholders of each Class of Fixed Rate Certificates will be lower than the yield otherwise produced by the Certificate Rate for each such Class and the purchase price of such Certificates because distributions will not be payable to the Certificateholders until the 15th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

MANDATORY PREPAYMENT

     In the event that at the end of the Funding Period there is an Excess Funding Amount, the Holders of the Class A-1F Certificates in the case of Certificate Group F and the Holders of the Class A-1A Certificates in the case of Certificate Group A, will receive an additional distribution allocable to principal in an amount equal to the applicable Excess Funding Amount. Although there can be no assurance, the Seller anticipates that there should be no material principal prepayment to the Certificateholders due to a lack of Subsequent Mortgage Loans.

INITIAL DISTRIBUTION DATE

     With respect to a certain number of the Initial Mortgage Loans, the Class A-1F and Class A-1A Certificateholders will receive a distribution of principal reflecting two installments of principal during the first Due Period. As a result, such Certificateholders will receive a larger payment in respect of principal on the initial Distribution Date than would have been the case if the first Due Period were a one-month period.

WEIGHTED AVERAGE LIVES

     Generally, greater than anticipated prepayments of principal will increase the yield on Offered Certificates purchased at a price less than par and will decrease the yield on Offered Certificates purchased at a price greater than par. The effect on an investor's yield due to principal payments on the Mortgage Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments. The weighted average lives of the Offered Certificates also will be affected by the amount and timing of delinquencies and defaults on the Mortgage Loans and the recoveries, if any, on Liquidated Mortgage Loans and foreclosed properties.

     The "weighted average life" of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of such Certificate is repaid. The weighted average life of any Class of Offered Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Mortgage Loans, including final payments made upon the maturity of the Balloon Loans.

     Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. With respect to the Group F Certificates, a 100% Prepayment Assumption assumes a constant prepayment rate ("CPR") of 4% per annum of the outstanding principal balance of such mortgage loans in Loan
Group F in the first month of the life of the mortgage loans and an additional amount of approximately 1.454546% (precisely 16/11 percent per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a constant prepayment rate of 20% per annum each month is assumed. With respect to the Group A Certificates, the Prepayment Assumption assumes a constant prepayment rate of the applicable per annum CPR percentage of the outstanding principal balances of the mortgage loans in Loan Group A. As used in the table below, 0% Prepayment Assumption assumes a constant prepayment rate equal to 0% of the applicable Prepayment Assumption, i.e., no prepayments. Correspondingly, 135% Prepayment Assumption assumes prepayment rates equal to 135% of the applicable Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Seller believes that no existing statistics of which it is aware provide a reliable basis for Holders of the Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

STRUCTURING ASSUMPTIONS

     For the purposes of the tables below, it is assumed that: (i) the Mortgage Loans consist of pools of loans with the level-pay and balloon characteristics as set forth below, (ii) the amount of interest accrued on the Mortgage Loans is reduced by amounts sufficient to pay servicing fees, the premium for the Policy and the trustee fees, (iii) the Closing Date is September 29, 1998,
(iv) distributions on the Offered Certificates are made on the 15th day of each month regardless of the date on which the Distribution Date actually occurs, commencing in the month after the Closing Date, and are made in accordance with the priorities described herein, (v) the scheduled monthly payments of principal and interest on each Mortgage Loan will be timely paid on the first day of each Due Period (with no delinquencies or defaults) commencing on October 1, 1998 except with respect to the Group F Subsequent Mortgage Loans, and on November 1, 1998 with respect to the Group F Subsequent Mortgage Loans (vi) all prepayments are prepayments in full received on the last day of each Due Period commencing in the calendar month following their delivery with 30 days of accrued interest, (vii) the Mortgage Loan prepayment rates are a multiple of the Prepayment Assumption, (viii) the optional termination is not exercised except in the calculation of weighted average life to call, (ix) each Class of Offered Certificates has the respective Certificate Rate and initial Class Principal Balance or Notional Amount as set forth herein, (x) the overcollateralization levels for the Initial Mortgage Loans apply to the Subsequent Mortgage Loans, are set initially as specified in the Agreement, and thereafter decrease in accordance with the provisions specified in the Agreement, (xi) the Loan Index is 5.406% on each Change Date, (xii) 1-Month LIBOR for each Interest Period will be 5.594%, (xiii) all Mortgage Loans except the Group F Subsequent Mortgage Loans are included in the Trust as of the Cut-off Date, and payments in respect of the Group F Subsequent Mortgage will be a part of the Trust on and after November 1, 1998, (xiv) all Mortgage Loans in Loan Group A have Change Dates every six months after their initial Change Dates, (xv) the Initial Interest Coverage Account is equal to 30 days of interest on the initial principal balance of each Group F Subsequent Mortgage Loan at its respective Loan Rate less the Expense Fee Rate and (xvi) the Expense Fee Rate has been computed in the amount of 0.6178% per annum based upon the aggregate outstanding Principal Balance of the Mortgage Loans in the related Loan Group.

                                                         REMAINING      REMAINING   ORIGINAL
                                                         AMORTIZATION   TERM TO     AMORTIZATION
                                PRINCIPAL       LOAN       TERM         MATURITY      TERM
                               BALANCE($)      RATE(%)   (MONTHS)       (MONTHS)    (MONTHS)
                             ---------------   -------   ------------   ---------   ------------
Group F Statistic
  Calculation Mortgage
  Loans
Level Pay..................  $  6,530,144.57     9.377        112          112           113
Level Pay..................  $ 37,460,525.49     9.809        178          178           179
Level Pay..................  $ 30,288,116.08     9.667        238          238           239
Level Pay..................  $  5,623,272.09     9.202        298          298           298
Level Pay..................  $232,270,847.93    10.156        359          359           360
  Balloon..................  $ 15,766,334.34    11.251        358          178           360
                             ---------------
                             $327,939,240.50
                             ===============

Group F Initial Mortgage
  Loans Other than
  Statistic Calculation
  Mortgage Loans
Level Pay..................  $  1,001,821.35     9.377        113          113           113
Level Pay..................  $  5,747,002.05     9.809        179          179           179
Level Pay..................  $  4,646,647.72     9.667        239          239           239
Level Pay..................  $    862,693.62     9.202        298          298           298
Level Pay..................  $ 35,633,804.45    10.156        360          360           360
  Balloon..................  $  2,418,790.30    11.251        360          180           360
                             ---------------
                             $ 50,310,759.50
                             ===============

Group F Subsequent
  Mortgage Loans
  (with 1 month delay)
Level Pay..................  $  1,329,170.46     9.377        113          113           113
Level Pay..................  $  7,624,857.80     9.809        179          179           179
Level Pay..................  $  6,164,958.32     9.667        239          239           239
Level Pay..................  $  1,144,582.18     9.202        298          298           298
Level Pay..................  $ 47,277,291.60    10.156        360          360           360
  Balloon..................  $  3,209,139.64    11.251        360          180           360
                             ---------------
                             $ 66,750,000.00
                             ===============
FIXED POOL.................  $445,000,000.00
                             ---------------

                                                         REMAINING      REMAINING   ORIGINAL                   NUMBER OF
                                                         AMORTIZATION   TERM TO     AMORTIZATION               MONTHS TO
                                PRINCIPAL       LOAN       TERM         MATURITY      TERM          GROSS      NEXT RATE   MAXIMUM
                               BALANCE($)      RATE(%)   (MONTHS)       (MONTHS)    (MONTHS)       MARGIN(%)   CHANGE      RATE(%)
                             ---------------   -------   ------------   ---------   ------------   ---------   ---------   -------
Group A Initial
  Mortgage Loans
Level Pay..................  $  1,881,699.58     9.748        358          358           360          5.899         3      16.396
Level Pay..................  $  1,879,606.62    10.324        360          360           360          6.338         5      16.968
Level Pay..................  $  1,154,129.65     9.584        347          347           351          6.210        19      16.108
Level Pay..................  $  2,178,449.18    10.290        358          358           360          6.548        21      16.939
Level Pay..................  $  5,060,740.79    10.218        359          359           360          6.151        22      17.041
Level Pay..................  $  4,095,523.78    10.420        356          356           356          6.323        23      17.290
Level Pay..................  $  1,454,400.00    10.578        360          360           360          6.573        24      17.330
Level Pay..................  $  2,505,445.49    10.805        359          359           360          6.874        34      17.805

Group A Initial
  Mortgage Loans other than
  Statistic Calculation
  Mortgage Loans
Level Pay..................  $  6,754,302.55    10.274        360          360           360          6.312        24      17.051
Level Pay..................  $  1,213,672.91    10.805        360          360           360          6.874        36      17.805
Level Pay..................  $  1,822,029.45    10.036        360          360           360          6.119         6      16.682
                             ---------------
ARM POOL...................  $ 30,000,000.00
                             ---------------
TOTAL POOL.................  $475,000,000.00
                             ===============

                                       PERIODIC RATE     PERIODIC RATE
                                       CAP (SUBSEQUENT   CAP (FIRST
                             MINIMUM     CHANGE            CHANGE
                             RATE(%)    DATES)(%)         DATE)(%)
                             -------   ---------------   --------------
Group A Initial
  Mortgage Loans
Level Pay..................   9.748          1.000            1.092
Level Pay..................  10.324          1.034            1.034
Level Pay..................   9.584          1.185            3.000
Level Pay..................  10.181          1.000            2.658
Level Pay..................  10.158          1.000            2.940
Level Pay..................  10.406          1.070            2.985
Level Pay..................  10.578          1.000            3.000
Level Pay..................  10.805          1.000            3.000

Group A Initial
  Mortgage Loans other than
  Statistic Calculation
  Mortgage Loans
Level Pay..................  10.231          1.036            2.920
Level Pay..................  10.805          1.000            3.000
Level Pay..................  10.036          1.017            1.063
ARM POOL...................
TOTAL POOL.................

DECREMENT TABLES

     Subject to the foregoing discussion and assumptions, the following tables set forth the percentages of the initial Class Principal Balance of each Class of Offered Certificates (other than the Class IOF Certificates) that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives.

     Since the tables were prepared on the basis of the Structuring Assumptions, there are discrepancies between characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Class Principal Balances outstanding and weighted average lives of the Certificates set forth in the tables. In addition, since the actual Mortgage Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Certificates may be made earlier or later than as indicated in the tables.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
          AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION(1)

                                                        CLASS A-1F
                             -----------------------------------------------------------------
                              0%        50%      100%      135%      175%      200%      250%
                             -----     -----     -----     -----     -----     -----     -----
DISTRIBUTION DATE
-------------------------
Initial Percentage.......     100       100       100       100       100       100       100
September 15, 1999.......      91        72        52        39        23        13         0
September 15, 2000.......      84        37         0         0         0         0         0
September 15, 2001.......      80         9         0         0         0         0         0
September 15, 2002.......      76         0         0         0         0         0         0
September 15, 2003.......      71         0         0         0         0         0         0
September 15, 2004.......      66         0         0         0         0         0         0
September 15, 2005.......      61         0         0         0         0         0         0
September 15, 2006.......      57         0         0         0         0         0         0
September 15, 2007.......      52         0         0         0         0         0         0
September 15, 2008.......      46         0         0         0         0         0         0
September 15, 2009.......      41         0         0         0         0         0         0
September 15, 2010.......      34         0         0         0         0         0         0
September 15, 2011.......      27         0         0         0         0         0         0
September 15, 2012.......      19         0         0         0         0         0         0
September 15, 2013.......       1         0         0         0         0         0         0
September 15, 2014.......       0         0         0         0         0         0         0
September 15, 2015.......       0         0         0         0         0         0         0
September 15, 2016.......       0         0         0         0         0         0         0
September 15, 2017.......       0         0         0         0         0         0         0
September 15, 2018.......       0         0         0         0         0         0         0
September 15, 2019.......       0         0         0         0         0         0         0
September 15, 2020.......       0         0         0         0         0         0         0
September 15, 2021.......       0         0         0         0         0         0         0
September 15, 2022.......       0         0         0         0         0         0         0
September 15, 2023.......       0         0         0         0         0         0         0
September 15, 2024.......       0         0         0         0         0         0         0
September 15, 2025.......       0         0         0         0         0         0         0
September 15, 2026.......       0         0         0         0         0         0         0
September 15, 2027.......       0         0         0         0         0         0         0
September 15, 2028.......       0         0         0         0         0         0         0
Weighted Average Life
  (years)(2)
  To Maturity............    8.59      1.66      1.03      0.84      0.71      0.65      0.57
  To Call................    8.59      1.66      1.03      0.84      0.71      0.65      0.57

                                                        CLASS A-2F
                            ------------------------------------------------------------------
                              0%        50%      100%      135%      175%      200%      250%
                            -------    -----     -----     -----     -----     -----     -----
DISTRIBUTION DATE
-------------------------
Initial Percentage.......      100      100       100       100       100       100       100
September 15, 1999.......      100      100       100       100       100       100        88
September 15, 2000.......      100      100        91        47         1         0         0
September 15, 2001.......      100      100        23         0         0         0         0
September 15, 2002.......      100       78         0         0         0         0         0
September 15, 2003.......      100       45         0         0         0         0         0
September 15, 2004.......      100       18         0         0         0         0         0
September 15, 2005.......      100        0         0         0         0         0         0
September 15, 2006.......      100        0         0         0         0         0         0
September 15, 2007.......      100        0         0         0         0         0         0
September 15, 2008.......      100        0         0         0         0         0         0
September 15, 2009.......      100        0         0         0         0         0         0
September 15, 2010.......      100        0         0         0         0         0         0
September 15, 2011.......      100        0         0         0         0         0         0
September 15, 2012.......      100        0         0         0         0         0         0
September 15, 2013.......      100        0         0         0         0         0         0
September 15, 2014.......       90        0         0         0         0         0         0
September 15, 2015.......       79        0         0         0         0         0         0
September 15, 2016.......       66        0         0         0         0         0         0
September 15, 2017.......       52        0         0         0         0         0         0
September 15, 2018.......       37        0         0         0         0         0         0
September 15, 2019.......       25        0         0         0         0         0         0
September 15, 2020.......       11        0         0         0         0         0         0
September 15, 2021.......        0        0         0         0         0         0         0
September 15, 2022.......        0        0         0         0         0         0         0
September 15, 2023.......        0        0         0         0         0         0         0
September 15, 2024.......        0        0         0         0         0         0         0
September 15, 2025.......        0        0         0         0         0         0         0
September 15, 2026.......        0        0         0         0         0         0         0
September 15, 2027.......        0        0         0         0         0         0         0
September 15, 2028.......        0        0         0         0         0         0         0
Weighted Average Life
  (years)(2)
  To Maturity............    19.09     4.92      2.60      1.99      1.60      1.43      1.19
  To Call................    19.09     4.92      2.60      1.99      1.60      1.43      1.19

                                                        CLASS A-3F
                            ------------------------------------------------------------------
                              0%        50%      100%      135%      175%      200%      250%
                            -------    -----     -----     -----     -----     -----     -----
DISTRIBUTION DATE
-------------------------
Initial Percentage.......      100      100       100       100       100       100        100
September 15, 1999.......      100      100       100       100       100       100        100
September 15, 2000.......      100      100       100       100       100        60          0
September 15, 2001.......      100      100       100        55         0         0          0
September 15, 2002.......      100      100        62         0         0         0          0
September 15, 2003.......      100      100         5         0         0         0          0
September 15, 2004.......      100      100         0         0         0         0          0
September 15, 2005.......      100       93         0         0         0         0          0
September 15, 2006.......      100       71         0         0         0         0          0
September 15, 2007.......      100       49         0         0         0         0          0
September 15, 2008.......      100       26         0         0         0         0          0
September 15, 2009.......      100        4         0         0         0         0          0
September 15, 2010.......      100        0         0         0         0         0          0
September 15, 2011.......      100        0         0         0         0         0          0
September 15, 2012.......      100        0         0         0         0         0          0
September 15, 2013.......      100        0         0         0         0         0          0
September 15, 2014.......      100        0         0         0         0         0          0
September 15, 2015.......      100        0         0         0         0         0          0
September 15, 2016.......      100        0         0         0         0         0          0
September 15, 2017.......      100        0         0         0         0         0          0
September 15, 2018.......      100        0         0         0         0         0          0
September 15, 2019.......      100        0         0         0         0         0          0
September 15, 2020.......      100        0         0         0         0         0          0
September 15, 2021.......       93        0         0         0         0         0          0
September 15, 2022.......       66        0         0         0         0         0          0
September 15, 2023.......       35        0         0         0         0         0          0
September 15, 2024.......        2        0         0         0         0         0          0
September 15, 2025.......        0        0         0         0         0         0          0
September 15, 2026.......        0        0         0         0         0         0          0
September 15, 2027.......        0        0         0         0         0         0          0
September 15, 2028.......        0        0         0         0         0         0          0
Weighted Average Life
  (years)(2)
  To Maturity............    24.49     8.95      4.23      3.09      2.36      2.07       1.68
  To Call................    24.49     8.95      4.23      3.09      2.36      2.07       1.68

------------------
 (1) The percentages of the Prepayment Assumption for the Loan Group F Mortgage Loans are as set forth in the column headings above and the corresponding Prepayment Assumptions for the Loan Group A Mortgage Loans are at the following percentages of CPR: 0%, 10%, 20%, 30%, 35%, 40% and 50%.

 (2) The weighted average life of a Class of Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing by the highest related Class Principal Balance of the Class of Certificates.

* Indicates a percentage greater than 0% but less than 0.5%.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
    AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION (CONTINUED)(1)

                                                        CLASS A-4F
                             -----------------------------------------------------------------
                              0%        50%      100%      135%      175%      200%      250%
                             -----     -----     -----     -----     -----     -----     -----
DISTRIBUTION DATE
-------------------------
Initial Percentage.......     100       100       100       100       100       100       100
September 15, 1999.......     100       100       100       100       100       100       100
September 15, 2000.......     100       100       100       100       100       100        86
September 15, 2001.......     100       100       100       100        80        45         0
September 15, 2002.......     100       100       100        83        23         0         0
September 15, 2003.......     100       100       100        39         0         0         0
September 15, 2004.......     100       100        70        12         0         0         0
September 15, 2005.......     100       100        45         0         0         0         0
September 15, 2006.......     100       100        35         0         0         0         0
September 15, 2007.......     100       100        22         0         0         0         0
September 15, 2008.......     100       100         8         0         0         0         0
September 15, 2009.......     100       100         0         0         0         0         0
September 15, 2010.......     100        86         0         0         0         0         0
September 15, 2011.......     100        69         0         0         0         0         0
September 15, 2012.......     100        54         0         0         0         0         0
September 15, 2013.......     100        35         0         0         0         0         0
September 15, 2014.......     100        24         0         0         0         0         0
September 15, 2015.......     100        13         0         0         0         0         0
September 15, 2016.......     100         4         0         0         0         0         0
September 15, 2017.......     100         0         0         0         0         0         0
September 15, 2018.......     100         0         0         0         0         0         0
September 15, 2019.......     100         0         0         0         0         0         0
September 15, 2020.......     100         0         0         0         0         0         0
September 15, 2021.......     100         0         0         0         0         0         0
September 15, 2022.......     100         0         0         0         0         0         0
September 15, 2023.......     100         0         0         0         0         0         0
September 15, 2024.......     100         0         0         0         0         0         0
September 15, 2025.......      70         0         0         0         0         0         0
September 15, 2026.......      34         0         0         0         0         0         0
September 15, 2027.......       0         0         0         0         0         0         0
September 15, 2028.......       0         0         0         0         0         0         0
Weighted Average Life
  (years)(2)
  To Maturity............    27.54     14.36     7.29      4.86      3.54      3.00      2.30
  To Call................    27.52     14.28     7.26      4.86      3.54      3.00      2.30

                                                        CLASS A-5F
                            ------------------------------------------------------------------
                              0%        50%      100%      135%      175%      200%      250%
                            -------    -----     -----     -----     -----     -----     -----
DISTRIBUTION DATE
-------------------------
Initial Percentage.......      100      100       100       100       100       100       100
September 15, 1999.......      100      100       100       100       100       100       100
September 15, 2000.......      100      100       100       100       100       100       100
September 15, 2001.......      100      100       100       100       100       100        72
September 15, 2002.......      100      100       100       100       100        88         *
September 15, 2003.......      100      100       100       100        75        28         0
September 15, 2004.......      100      100       100       100        40         9         0
September 15, 2005.......      100      100       100        89        24         5         0
September 15, 2006.......      100      100       100        82        24         5         0
September 15, 2007.......      100      100       100        63        17         4         0
September 15, 2008.......      100      100       100        44         8         0         0
September 15, 2009.......      100      100        91        29         1         0         0
September 15, 2010.......      100      100        69        17         0         0         0
September 15, 2011.......      100      100        51         9         0         0         0
September 15, 2012.......      100      100        37         3         0         0         0
September 15, 2013.......      100      100        24         0         0         0         0
September 15, 2014.......      100      100        15         0         0         0         0
September 15, 2015.......      100      100         9         0         0         0         0
September 15, 2016.......      100      100         5         0         0         0         0
September 15, 2017.......      100       90         1         0         0         0         0
September 15, 2018.......      100       74         0         0         0         0         0
September 15, 2019.......      100       60         0         0         0         0         0
September 15, 2020.......      100       49         0         0         0         0         0
September 15, 2021.......      100       38         0         0         0         0         0
September 15, 2022.......      100       29         0         0         0         0         0
September 15, 2023.......      100       20         0         0         0         0         0
September 15, 2024.......      100       12         0         0         0         0         0
September 15, 2025.......      100        6         0         0         0         0         0
September 15, 2026.......      100        0         0         0         0         0         0
September 15, 2027.......       84        0         0         0         0         0         0
September 15, 2028.......        0        0         0         0         0         0         0
Weighted Average Life
  (years)(2)
  To Maturity............    29.35     22.29     13.52     9.90      6.45      4.89      3.29
  To Call................    28.54     17.13     9.88      7.24      5.30      4.48      3.26

                                                        CLASS A-6F
                            ------------------------------------------------------------------
                              0%        50%      100%      135%      175%      200%      250%
                            -------    -----     -----     -----     -----     -----     -----
DISTRIBUTION DATE
-------------------------
Initial Percentage.......      100      100       100       100       100       100        100
September 15, 1999.......      100      100       100       100       100       100        100
September 15, 2000.......      100      100       100       100       100       100        100
September 15, 2001.......      100      100       100       100       100       100        100
September 15, 2002.......       99       95        90        86        82        79         72
September 15, 2003.......       99       89        81        74        67        62         32
September 15, 2004.......       97       80        66        57        46        38         12
September 15, 2005.......       95       71        52        40        27        20          2
September 15, 2006.......       88       48        24        13         8         7          0
September 15, 2007.......       81       32        11         4         1         *          0
September 15, 2008.......       74       21         5         1         *         0          0
September 15, 2009.......       67       14         2         *         *         0          0
September 15, 2010.......       60        9         1         *         0         0          0
September 15, 2011.......       53        6         *         *         0         0          0
September 15, 2012.......       45        4         *         *         0         0          0
September 15, 2013.......       32        2         *         0         0         0          0
September 15, 2014.......       28        1         *         0         0         0          0
September 15, 2015.......       24        1         *         0         0         0          0
September 15, 2016.......       20        *         *         0         0         0          0
September 15, 2017.......       16        *         *         0         0         0          0
September 15, 2018.......       13        *         0         0         0         0          0
September 15, 2019.......       11        *         0         0         0         0          0
September 15, 2020.......        9        *         0         0         0         0          0
September 15, 2021.......        6        *         0         0         0         0          0
September 15, 2022.......        5        *         0         0         0         0          0
September 15, 2023.......        3        *         0         0         0         0          0
September 15, 2024.......        2        *         0         0         0         0          0
September 15, 2025.......        1        *         0         0         0         0          0
September 15, 2026.......        *        0         0         0         0         0          0
September 15, 2027.......        *        0         0         0         0         0          0
September 15, 2028.......        0        0         0         0         0         0          0
Weighted Average Life
  (years)(2)
  To Maturity............    13.78     8.21      6.79      6.23      5.78      5.54       4.62
  To Call................    13.78     8.20      6.73      5.97      4.98      4.47       3.57

------------------------

 (1) The percentage of the Prepayment Assumption for the Loan Group F Mortgage Loans are as set forth in the column headings above and the corresponding Prepayment Assumptions for the Loan Group A Mortgage Loans are at the following percentages of CPR: 0%, 10%, 20%, 30%, 35%, 40% and 50%.

 (2) The weighted average life of a Class of Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing by the highest related Class Principal Balance of the Class of Certificates.

* Indicates a percentage greater than 0% but less than 0.5%.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
                     AT THE FOLLOWING PERCENTAGES OF CPR(1)

                                                     CLASS A-1A
                            ------------------------------------------------------------
                              0%      10%      20%      30%      35%      40%      50%
                            ------   ------   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-------------------------
Initial Percentage.......     100      100      100      100      100      100      100
September 15, 1999.......      95       86       76       66       61       56       47
September 15, 2000.......      94       75       58       43       37       30       20
September 15, 2001.......      93       67       45       30       24       19       11
September 15, 2002.......      93       59       36       21       16       11        5
September 15, 2003.......      92       52       29       15       10        7        2
September 15, 2004.......      91       46       23       10        7        4        1
September 15, 2005.......      91       41       18        7        4        2        0
September 15, 2006.......      90       37       14        5        2        1        0
September 15, 2007.......      89       33       11        3        1        *        0
September 15, 2008.......      88       29        9        2        *        0        0
September 15, 2009.......      86       26        7        1        *        0        0
September 15, 2010.......      85       23        5        *        0        0        0
September 15, 2011.......      83       20        4        *        0        0        0
September 15, 2012.......      82       18        3        0        0        0        0
September 15, 2013.......      80       16        2        0        0        0        0
September 15, 2014.......      77       14        2        0        0        0        0
September 15, 2015.......      75       12        1        0        0        0        0
September 15, 2016.......      72       10        1        0        0        0        0
September 15, 2017.......      69        9        *        0        0        0        0
September 15, 2018.......      65        8        *        0        0        0        0
September 15, 2019.......      61        7        0        0        0        0        0
September 15, 2020.......      57        5        0        0        0        0        0
September 15, 2021.......      52        4        0        0        0        0        0
September 15, 2022.......      46        3        0        0        0        0        0
September 15, 2023.......      40        2        0        0        0        0        0
September 15, 2024.......      34        2        0        0        0        0        0
September 15, 2025.......      26        1        0        0        0        0        0
September 15, 2026.......      18        *        0        0        0        0        0
September 15, 2027.......       9        0        0        0        0        0        0
September 15, 2028.......       0        0        0        0        0        0        0
Weighted Average Life
  (years)(2)
  To Maturity............   20.81     7.52     3.92     2.50     2.08     1.76     1.29
  To Call................   20.72     6.96     3.61     2.38     1.94     1.65     1.22


------------------
 (1) The Prepayment Assumptions for the Loan Group A Mortgage Loans are at the percentages of CPR set forth in the column headings above and the corresponding percentages of the Prepayment Assumption for the Loan
     Group F Mortgage Loans are 0%, 50%, 100%, 135%, 175%, 200% and 250%.

 (2) The weighted average life of a Class of Certificates is determined by
     (i) multiplying the amount of each distribution in reduction of the related Class Principal Balance by the number of years from the date of issuance of the Certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing by the highest related Class Principal Balance of the Class of Certificates.

* Indicates a percentage greater than 0% but less than 0.5%.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Offered Certificates will evidence specified undivided interests in the Trust. The property of the Trust will consist of, to the extent provided in the
Agreement: (i) the Mortgage Loans; (ii) payments received after the Cut-off Date, other than payments of interest on the Initial Mortgage Loans due before September 1, 1998; (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure together with all collections thereon and proceeds thereof; (iv) the Collection Account, the account into which Insured Payments are paid under the Policy and the Distribution Account and such assets deposited therein from time to time and any investment proceeds thereof; (v) the Initial Interest Coverage Account and the Pre-Funding Account and funds on deposit therein; and (vi) the Policy for the benefit of the Offered Certificates. Definitive Certificates (as defined under "DESCRIPTION OF THE SECURITIES--Book-Entry Securities" in the Prospectus), if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. See "--Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The principal balance of a Class of Certificates, other than the Notional Amount Certificates (each, a "Class Principal Balance") on any Distribution Date is equal to the applicable Class Principal Balance on the Closing Date reduced by the aggregate of amounts actually distributed as principal to the Holders of such Class of Certificates prior to such date. The Notional Amount Certificates do not have a Class Principal Balance but will have a Notional Amount which for any Distribution Date prior to the 37th Distribution Date will equal the lesser of (i) the Loan Group Balance of Loan Group F as of the end of the second preceding Due Period and (ii) the applicable amount set forth below:

DISTRIBUTION DATES                                         NOTIONAL AMOUNT
--------------------------------------------------------   ---------------
1 through 12............................................    $ 113,104,000
13 through 18...........................................    $  92,708,000
19 through 30...........................................    $  57,479,000
31 through 36...........................................    $  38,938,000

On and after the 37th Distribution Date, the Notional Amount of the Notional Amount Certificates will be zero. On any date, the "Certificate Group Balance" of a Certificate Group is the aggregate of the Class Principal Balances of the Certificates in such Certificate Group on such date. The "Percentage Interest" of a Certificate of any Class as of any date of determination will equal the percentage obtained by dividing the denomination of such Certificate by the original Class Principal Balance or Notional Amount for the related Class of Certificates.

SEPARATE REMIC STRUCTURE

     For federal income tax purposes, the Trust, other than the Pre-Funding Account and the Initial Interest Coverage Account, created by the Agreement will include two segregated asset pools, each of which will be treated as a separate REMIC and creating a tiered REMIC structure. The Offered Certificates will be designated as regular interests in a REMIC.

BOOK-ENTRY CERTIFICATES

     The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of the Depository Trust Company ("DTC"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") will hold their Certificates through DTC in the United States, or Cedel or Euroclear in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").

Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Principal Balances or Notional Amount of $25,000 and in integral multiples of $1,000 in excess thereof. One Certificate of each Class of Offered Certificates may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the Certificates of such Class. Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC. For a description of the features of the book-entry registration system, see "DESCRIPTION OF THE SECURITIES--Book-Entry Securities" in the Prospectus. For information with respect to tax documentation procedures relating to the Certificates, see "FEDERAL INCOME TAX CONSIDERATIONS--Federal Income Tax Consequences to Foreign Investors" and "--Backup Withholding" herein and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Neither the Seller, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISTRIBUTION DATES

     Distributions on the Certificates will be made by the Trustee on the 15th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in October 1998 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered (a "Certificateholder" or "Holder") as of the related Record Date. The "Record Date" for any Distribution Date and (a) the Fixed Rate Certificates, is the last business day of the calendar month preceding the month of such Distribution Date and (b) the Adjustable Rate Certificates, the day immediately preceding such Distribution Date. Distributions will be made (i) in immediately available funds to Holders of Certificates the aggregate principal balance or notional amount of which is at least $1,000,000, by wire transfer or otherwise, to the account of such Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee, or
(ii) by check mailed to the address of the person entitled thereto as it appears on the register (the "Certificate Register") maintained by the Trustee as registrar (the "Certificate Registrar"). Notwithstanding the foregoing, the final distribution on any Certificate will be made in like manner but only upon presentment and surrender of such Certificate at the office or agency appointed for such purpose.

DISTRIBUTIONS

     On each Distribution Date the Trustee will (a) transfer any amounts on deposit in the Policy Payments Account to the Distribution Account and
(b) withdraw the Available Funds for each Loan Group plus the amount, if any, paid under the Policy with respect to such Loan Group and apply such amount in the following order of priority, in each case, to the extent of the funds remaining:

          1. Concurrently, to the Trustee and the Certificate Insurer, the Trustee Fee and the premium for such Loan Group and Distribution Date.

          2. Concurrently, to each Class of Offered Certificates in the related Certificate Group, the related Class Interest Distribution Amount for such Distribution Date.

          3. To the Class or Classes of Offered Certificates in the related Certificate Group then entitled to distributions of principal as described below, an amount up to the related Principal Distribution Amount (other than the portion thereof constituting a Subordination Increase Amount).

          4. To the Certificate Insurer, the amount owing under the Insurance Agreement for prior draws under the Policy with respect to the related Certificate Group.

          5. To the Holders of Certificates in the other Certificate Group, the amount of the Available Funds Shortfall for such other Certificate Group.

          6. To the Classes of Offered Certificates in the related Certificate Group then entitled to distributions of principal as described below, an amount up to the Subordination Increase Amount for such Certificate Group and Distribution Date.

          7. To the Classes of Offered Certificates in the other Certificate Group then entitled to distributions of principal as described below, any Subordination Deficiency for such Certificate Group remaining after the distributions pursuant to clause 6 above on such Distribution Date.

          8. To the Certificate Insurer, any remaining amounts owing under the Insurance Agreement with respect to (a) the related Certificate Group or
     (b) the other Certificate Group.

          9. From Available Funds allocable to Loan Group A, to the Holders of the Adjustable Rate Certificates, any LIBOR Carryover.

          10. To the applicable Class BIO Certificates, the amount determined as provided in the Agreement.

          11. To the Residual Certificates, the remainder.

     On each Distribution Date, the Class Interest Distribution for each Class of Offered Certificates in a Certificate Group will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest thereon to each such Class will be allocated between such Classes pro rata based on the amount that would have been distributed on each such Class in the absence of such shortfall.

PRINCIPAL PRIORITIES

     Any distributions in respect of principal (including any Subordination Increase Amounts) of the Offered Certificates on a Distribution Date will be applied in the following order of priority:

     A. Loan Group F:

          (i) to the Class A-6F Certificates, the Class A-6F Principal Distribution, until the Class Principal Balance thereof has been reduced to zero; and

          (ii) sequentially, to the Class A-1F, Class A-2F, Class A-3F,
     Class A-4F, Class A-5F and Class A-6F Certificates, in that order, until the respective Class Principal Balances thereof have been reduced to zero;

     B. Loan Group A:

          (i) to the Class A-1A Certificates until the Class Principal Balance thereof has been reduced to zero.

     Notwithstanding the priorities set forth in clause A above, if a Certificate Insurer Default has occurred and is continuing, the applicable Principal Distribution Amount will be distributed concurrently to each Class of Offered Certificates on a pro rata basis in accordance with their respective Class Principal Balances.

     A "Certificate Insurer Default" will occur in the event the Certificate Insurer fails to make a payment required under the Policy or certain events of bankruptcy or insolvency occur with respect to the Certificate Insurer.

DEFINITIONS

     For purposes of the foregoing, the following terms have the respective meanings set forth below:

     Available Funds: As to either Loan Group and any Distribution Date, the sum, without duplication of the following amounts with respect to the Mortgage Loans in such Loan Group: (i) scheduled and unscheduled payments of principal and interest on the Mortgage Loans received by the Servicer (net of amounts representing the Servicing Fee with respect to each Mortgage Loan and reimbursement for related Monthly Advances and Servicing Advances); (ii) Net Liquidation Proceeds and Insurance Proceeds with respect to the Mortgage Loans (net of amounts applied to the restoration or repair of a Mortgaged Property);
(iii) the Purchase Price for repurchased Defective Mortgage Loans with respect to such Loan Group and any related Substitution Adjustment Amounts;
(iv) payments from the Servicer in connection with (a) Monthly Advances,
(b) Prepayment Interest Shortfalls and (c) the termination of the Trust with respect to the Mortgage Loans as provided in the Agreement; (v) on the Distribution Dates during and immediately following the Funding Period, amounts from the Initial

Interest Coverage Account for the payment of interest on the related Classes of Offered Certificates; and (vi) on the Distribution Date at or immediately following the end of the Funding Period, any related Excess Funding Amount.

     Available Funds Cap: As to either Loan Group and any Distribution Date, in the case of Loan Group F and Certificate Group F, a rate per annum equal to
(i) the weighted average Net Loan Rate of the Mortgage Loans in Loan Group F minus (ii) the product of (x) the Certificate Rate on the Notional Amount Certificates and (y) a fraction, the numerator of which is the Notional Amount of such Notional Amount Certificates and the denominator of which is the Loan Group Balance of Loan Group F as of the first day of the related Due Period and
(B) in the case of Loan Group A and Certificate Group A, the weighted average Net Loan Rate of the Mortgage Loans in Loan Group A minus, for any Distribution Date after the 12th Distribution Date, 0.50% per annum.

     Available Funds Shortfall: As to either Loan Group and any Distribution Date, the excess, if any, of (x) the aggregate of the amounts required to be distributed pursuant to clauses 1 through 4 above under "--Distributions," over
(y) the Available Funds for such Loan Group and Distribution Date.

     Basic Principal Amount: As to either Loan Group and any Distribution Date, an amount equal to the sum of the following amounts (without duplication) with respect to the Mortgage Loans in such Loan Group and the immediately preceding Due Period: (i) each payment of principal on a Mortgage Loan received by the Servicer during such Due Period, including all full and partial principal prepayments; (ii) the Principal Balance as of the end of the immediately preceding Due Period of each Mortgage Loan that became a Liquidated Mortgage Loan for the first time during such Due Period; (iii) the portion of the Purchase Price allocable to principal of all repurchased Defective Mortgage Loans with respect to such Due Period; (iv) any Substitution Adjustment Amounts received on or prior to the previous Determination Date and not yet distributed; and (v) any related Excess Funding Amount.

     Class A-6F Percentage: As to any Distribution Date, the applicable percentage set forth below:

DISTRIBUTION DATES                                              PERCENTAGES
-------------------------------------------------------------   -----------
October 1998-September 2001..................................         0%
October 2001-September 2003..................................        45%
October 2003-September 2004..................................        80%
October 2004-September 2005..................................       100%
October 2005 and thereafter..................................       300%

     Class A-6F Principal Distribution: As to any Distribution Date, the product of (i) the applicable Class A-6F Percentage and (ii) the product of
(x) the related Principal Distribution Amount and (y) a fraction, the numerator of which is the Class Principal Balance of the Class A-6F Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Principal Balance of the Offered Certificates in Certificate Group F immediately prior to such Distribution Date.

     Class Interest Carryover Shortfall: As to any Class of Certificates and any Distribution Date, an amount equal to the sum of (i) the excess of the related Class Monthly Interest Amount for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed to the Holders of such Class on such preceding Distribution Date plus (ii) one month's interest on such excess, to the extent permitted by law, at the related Certificate Rate.

     Class Interest Distribution: As to any Class of Certificates and Distribution Date, an amount equal to the sum of (a) the related Class Monthly Interest Amount and (b) any Class Interest Carryover Shortfall for such Class of Certificates for such Distribution Date.

     Class Monthly Interest Amount: As to any Distribution Date and Class of Certificates, interest for the related Interest Period at the related Certificate Rate on the related Class Principal Balance or Notional Amount minus the pro rata portion of any Civil Relief Act Shortfalls for the related Loan Group during the related Due Period, based on the amount of interest to which such Class would otherwise be entitled in the absence of such shortfall.

     Due Period: With respect to the first Distribution Date for collections of both interest and principal, the period from and including September 1, 1998 through and including October 1, 1998. With respect to each Distribution Date thereafter for collections of both interest and principal, the period from and including the second day of the month preceding the month of such Distribution Date to and including the first day of the month of such Distribution Date.

     Excess Funding Amount: As to either Certificate Group, the portion, if any, of the Pre-Funded Amount allocated to such Certificate Group and remaining on deposit in the Pre-Funding Account at the end of the Funding Period.

     Excess Overcollateralization Amount: As to either Certificate Group and any Distribution Date, the lesser of (i) the related Basic Principal Amount for such Distribution Date and (ii) the excess, if any, of (x) the related Overcollateralization Amount (assuming 100% of the Basic Principal Amount is distributed on the related Offered Certificates) over (y) the related Required Overcollateralization Amount.

     Interest Period: For any Distribution Date and (a) the Fixed Rate Certificates, the calendar month preceding the month of such Distribution Date, calculated on the basis of a 360-day year comprised of twelve 30-day months and
(b) the Adjustable Rate Certificates, the period from the prior Distribution Date (or in the case of the first Distribution Date, from the Closing Date) through the day preceding the current Distribution Date, calculated on the basis of a 360-day year and the actual number of days elapsed; provided, however, that interest accrued on any Class of Offered Certificates at the applicable Available Funds Cap, will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

     Interest Remittance Amount: As to either Loan Group and any Distribution Date, the portion of the Available Funds for such Loan Group that constitutes amounts in respect of interest.

     LIBOR Carryover: As to any Class of Adjustable Rate Certificates and any Distribution Date, the sum of (i) the excess, if any, of the related Class Monthly Interest Amount calculated on the basis of the lesser of (x) 1-Month LIBOR plus the applicable Certificate Margin and (y) 14% per annum over the related Class Monthly Interest Amount for such Distribution Date, (ii) any LIBOR Carryover remaining unpaid from prior Distribution Dates and (iii) 30 days interest on the amount in clause (ii) calculated on the basis of the lesser of
(x) 1-Month LIBOR plus the applicable Certificate Margin and (y) 14% per annum.

     Liquidated Mortgage Loan: As to any Distribution Date, a Mortgage Loan with respect to which the Servicer has determined, in accordance with the servicing procedures specified in the Agreement, as of the end of the preceding Due Period, that all Liquidation Proceeds which it expects to recover with respect to such Mortgage Loan (including the disposition of the related REO) have been received.

     Overcollateralization Amount: As to either Certificate Group, as to any Distribution Date, the excess, if any, of (i) the sum of (x) the related Loan Group Balance as of the end of the related Due Period and (y) the Pre-Funded Amount in the Funding Account allocable to such Certificate Group over (ii) the aggregate Class Principal Balance of the Certificates in such Certificate Group after giving effect to the distribution of principal on such Distribution Date.

     Principal Distribution Amount: As to either Certificate Group and any Distribution Date, the sum of (i) the related Basic Principal Amount minus the related Excess Overcollateralization Amount and (ii) the related Subordination Increase Amount.

     Required Overcollateralization Amount: As to either Certificate Group and any Distribution Date the amount calculated as provided in the Agreement.

     Subordination Deficiency: As to either Certificate Group and any Distribution Date, the excess, if any, of (i) the applicable Required Overcollateralization Amount for such Distribution Date over (ii) the related Overcollateralization Amount for such Distribution Date after giving effect to the distribution of the related Basic Principal Amount on such Distribution Date.

     Subordination Increase Amount: As to either Certificate Group and any Distribution Date, the lesser of (i) the related Subordination Deficiency and
(ii) the related Excess Interest.

CERTIFICATE RATE

     The Certificate Rate for each Class of Fixed Rate Certificates is set forth on the cover page or described herein. The Certificate Rate for the Adjustable Rate Certificates for any Interest Period will equal the least of (i) the sum of 1-month LIBOR and the applicable Certificate Margin (ii) 14% and (iii) the applicable Available Funds Cap. The Certificate Margin for the Adjustable Rate Certificates will be as follows:

                                                                  CERTIFICATE MARGIN
                                                       ----------------------------------------
CLASS                                                      (1)                   (2)
----------------------------------------------------   ------------------    ------------------
A-1A................................................           0.28%                 0.56%

------------------
(1) Prior to or on the Optional Termination Date.

(2) After the Optional Termination Date.

     With respect to each Distribution Date, 1-Month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the related Interest Period. "Telerate Page 3750" means the display designated as page 3750 on the Bridge Telerate (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Adjustable Rate Certificates. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Adjustable Rate Certificates. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (i) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

THE POLICY

     The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

     The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by Bankers Trust Company of California, N.A., or its successor, as trustee for the Owners (the "Trustee"), on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Offered Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

     Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability), any Civil Relief Act Shortfalls or any LIBOR Carryover Amount.

     The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal,
(iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Offered Certificates against the debtor that made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owners and not any Owner directly unless such Owner has returned principal or interest paid on the Offered Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Certificate Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Certificate Insurer or any successor fiscal agent appointed by the Certificate Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

     Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Certificate Insurer only and the Fiscal Agent shall in no event be liable to the Owners for any acts of the Fiscal Agent or any failure of the Certificate Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

     As used in the Policy, the following terms shall have the following meanings:

          "Agreement" means the Pooling and Servicing Agreement, dated as of August 31, 1998, between Delta Funding Corporation, as Seller and Servicer, and the Trustee, as trustee, without regard to any amendment or supplement thereto unless such amendment or modification has been approved in writing by the Certificate Insurer.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which the Certificate Insurer or banking institutions in New York City or the city in which the corporate trust office of the Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

          "Deficiency Amount" means for any Distribution Date and Certificate Group the excess, if any, of (A) the sum of (i) Class Monthly Interest Amount for each related Class of Offered Certificates plus any Class Interest Carryover Shortfall for each Class of Offered Certificates and
     (ii) the related Guaranteed Principal Amount over (B) Available Funds (after payment of the Trustee Fee and the premium payable to the Certificate Insurer) with respect to the related Loan Group (after giving effect to the crosscollateralization provisions of the Agreement and without regard to any Insured Payments to be made as of such Distribution
     Date). The Policy will not cover payment of any LIBOR Carryover.

          "Guaranteed Principal Amount" means for any Distribution Date (a) the amount, if any, by which the Certificate Group Balance of each Certificate Group exceeds the related Loan Group Balance at the end of the previous month (after giving effect to all distributions of principal on the related Offered Certificates on such Distribution Date) and
     (b) with respect to the Group F Certificates and the Group A Certificates, on the Distribution Date in December 2030 (after giving effect to all other distributions of principal on the Group F Certificates and the Group A Certificates, respectively), an amount equal to the applicable Certificate Group Balance.

          "Insured Payment" means (i) as of any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

          "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing (in the case of a telephonic notice) by telecopy, substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

          "Owner" means each Holder (as defined in the Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Offered Certificates to payment thereunder.

          "Preference Amount" means any amount previously distributed to an Owner on the Offered Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

     Any notice under the Policy or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Certificate Insurer shall specify to the Trustee in writing.

     The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Trustee in writing.

     The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Offered Certificates.

OVERCOLLATERALIZATION PROVISIONS

     The "Excess Interest" for a Certificate Group and any Distribution Date will equal the excess of (x) the related Interest Remittance Amount over
(y) the sum of (i) the aggregate of the Class Interest Distributions for the related Offered Certificates, (ii) the premium for the Policy allocable to the related Certificate Group and (iii) the Trustee Fee for the related Loan Group. The Excess Interest will be applied to, among other things, the accelerated amortization of the Offered Certificates in the related Certificate Group then entitled to distributions of principal until the related Overcollateralization Amount equals the related Required Overcollateralization Amount.

     The Agreement will provide that, subject to certain floors, caps and triggers, the Required Overcollateralization Amount with respect to a Certificate Group may increase or decrease over time. An increase in the required level of overcollateralization for a Certificate Group will result if
(i) on the basis of the same methodology applied to the Statistic Calculation Mortgage Loans, the Certificate Insurer determines that the characteristics of the additional Mortgage Loans (including the Subsequent Mortgage Loans) requires an increase or (ii) the delinquency experience on the related Mortgage Loans exceeds certain levels set forth in the Agreement. The required level of overcollateralization for a Certificate Group may be decreased under certain circumstances.

CROSSCOLLATERALIZATION PROVISIONS

     Certain Available Funds with respect to each Loan Group will be available to cover certain shortfalls and to create overcollateralization with respect to the Offered Certificates relating to the other Loan Group as described above under the caption "--Distributions."

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to Certificateholders, the Trustee will forward to each Certificateholder a statement setting forth, among other items the following, to the extent applicable to each Class of Certificates:

          (i) the aggregate amount of the distribution to each Class of Certificates on such Distribution Date;

          (ii) the amount of the distribution set forth in paragraph (i) above in respect of interest and the amount thereof in respect of any Class Interest Carryover Shortfall, and the amount of any Class Interest Carryover Shortfall remaining;

          (iii) the amount of the distribution set forth in paragraph (i) above in respect of principal;

          (iv) the amount of Excess Interest for each Loan Group paid as principal;

          (v) the Servicing Fee;

          (vi) the Loan Group Balance of each Loan Group, in each case as of the close of business on the last day of the preceding Due Period;

          (vii) the Class Principal Balance of each Class of Certificates after giving effect to payments allocated to principal above;

          (viii) each Overcollateralization Amount as of the close of business on the Distribution Date, after giving effect to distributions of principal on such Distribution Date;

          (ix) the number and aggregate Principal Balances of the Mortgage Loans in each Loan Group as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days, or 90 or more days (including Mortgage Loans in foreclosure and real estate owned), respectively, as of the end of the preceding month;

          (x) the amount paid under the Policy for such Distribution Date in respect of the Class Interest Distribution of each Class of Offered Certificates and the portion of the Guaranteed Principal Amount paid to the Offered Certificates;

          (xi) the Guaranteed Principal Amount for such Distribution Date;

          (xii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

          (xiii) the amounts of realized losses for each Loan Group for such Due Period and the cumulative amount of realized losses to date;

          (xiv) the weighted average Loan Rate on the Mortgage Loans in each Loan Group and specifying such weighted average Loan Rate for each Loan Group as of the first day of the month prior to the Distribution Date; and

          (xv) the Certificate Rate on the Adjustable Rate Certificates for such Distribution Date; and

          (xvi) the amount of LIBOR Carryover distributed to the Adjustable Rate Certificates and the amount of LIBOR Carryover remaining for such Class.

     In the case of information furnished pursuant to clauses (ii) and
(iii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the Trustee will forward to each Person, if requested in writing by such Person, who was a Certificateholder during the prior calendar year a statement containing the information set forth in clauses (ii) and (iii) above aggregated for such calendar year.

                            THE CERTIFICATE INSURER

     The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

     The Certificate Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company ("MBIA Inc."). MBIA Inc. is not obligated to pay the debts of or claims against the Certificate Insurer. The Certificate Insurer is domiciled in the State of New York and licensed to do business and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Certificate Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Certificate Insurer, changes in control and transactions among affiliates. Additionally, the Certificate Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     Effective February 17, 1998, MBIA Inc. acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to the Certificate Insurer. MBIA Inc. is not obligated to pay the debts of or claims against CMAC.

     The consolidated financial statements of the Certificate Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended
December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1997, and the consolidated financial statements of the Certificate Insurer and its subsidiaries as of June 30, 1998 and for the six-month periods ending June 30, 1998 and June 30, 1997 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ending June 30, 1998, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein or in any subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus Supplement.

     All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The tables below present selected financial information of the Certificate Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                                                SAP
                                                                 ----------------------------------
                                                                 DECEMBER 31, 1997    JUNE 30, 1998
                                                                 -----------------    -------------
                                                                     (AUDITED)         (UNAUDITED)
                                                                           (IN MILLIONS)
Admitted Assets...............................................        $ 5,256            $ 6,048
Liabilities...................................................          3,496              3,962
Capital and Surplus...........................................          1,760              2,086

                                                                                GAAP
                                                                 ----------------------------------
                                                                 DECEMBER 31, 1997    JUNE 30, 1998
                                                                 -----------------    -------------
                                                                     (AUDITED)         (UNAUDITED)
                                                                           (IN MILLIONS)
Assets........................................................        $ 5,988            $ 6,794
Liabilities...................................................          2,624              2,977
Shareholder's Equity..........................................          3,364              3,817

     Copies of the financial statements of the Certificate Insurer incorporated by reference herein and copies of the Certificate Insurer's 1997 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Certificate Insurer is (914) 273-4545.

     The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and the Certificate Insurer set forth under the headings "DESCRIPTION OF THE CERTIFICATES--The Policy" and "THE CERTIFICATE INSURER." Additionally, the Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

     Moody's Investors Service, Inc. rates the claims paying ability of the Certificate Insurer "Aaa".

     Standard & Poor's, a division of the McGraw-Hill Companies, Inc. rates the claims paying ability of the Certificate Insurer "AAA".

     Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the claims paying ability of the Certificate Insurer "AAA".

     Each rating of the Certificate Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Certificate Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Certificates, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Certificates. The Certificate Insurer does not guaranty the market price of the Certificates nor does it guaranty that the ratings on the Certificates will not be revised or withdrawn.

                      THE POOLING AND SERVICING AGREEMENT

GENERAL

     The Certificates will be issued pursuant to the Agreement. A form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following summaries together with the information herein under "DESCRIPTION OF THE CERTIFICATES" and in the Prospectus under the headings "DESCRIPTION OF THE SECURITIES" and "THE AGREEMENTS" describe the material provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

ASSIGNMENT OF MORTGAGE LOANS

     On the Closing Date with respect to the Initial Mortgage Loans and on each Subsequent Transfer Date with respect to the Subsequent Mortgage Loans, the Seller will transfer to the Trust all of its right, title and interest in and to such Mortgage Loan, the related mortgage note, mortgages and other related documents (collectively, the "Related Documents"), including all payments received after the Cut-off Date other than payments of interest on the Initial Mortgage Loans due before September 1, 1998. The Trustee, concurrently with such initial transfer, will deliver the Certificates to the Seller. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Agreement. Such schedule will include information as to the Principal Balance of each Mortgage Loan as of the related Cut-off Date, as well as information with respect to the Loan Rate.

     The Agreement will require that, within the time period specified therein, the Seller will deliver to the Trustee (or the Custodian, as the Trustee's agent for such purpose) the Mortgage Loans endorsed to the Trustee and the Related Documents. In lieu of delivery of original mortgages, if such original is not available, the Seller may deliver true and correct copies thereof.

     Under the terms of the Agreement, the Seller will promptly and in no event later than 30 days after the Closing Date with respect to the Initial Mortgage Loans and promptly but not later than 30 days after each Subsequent Transfer Date with respect to the Subsequent Mortgage Loans, prepare and record assignments of the mortgages related to each Mortgage Loan in favor of the Trustee (unless opinions of counsel satisfactory to the Certificate Insurer are delivered to the Trustee and the Certificate Insurer to the effect that recordation of such assignments is not required in the relevant jurisdictions to protect the interests of the Trustee in the Mortgage Loans). If the recording information with respect to any assignment of Mortgage is unavailable within 30 days of the Closing Date or Subsequent Transfer Date, as the case may be, such assignment will be prepared and recorded within 30 days after receipt of such information, but in no event later than one year after the Closing Date or Subsequent Transfer Date, as the case may be.

     Within 30 days of the Closing Date with respect to the Initial Mortgage Loans and each Subsequent Transfer Date with respect to the Subsequent Mortgage Loans the Trustee (or the Custodian on behalf of the Trustee) will review the Mortgage Loans and the Related Documents pursuant to the Agreement and if any Mortgage Loan or Related Document is found to be defective in any material respect (a "Defective Mortgage Loan") and such defect is not cured within 90 days following notification thereof to the Seller by the Trustee, the Seller will be obligated to either (i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any REMIC as a REMIC or result in a prohibited transaction tax under the Code or
(ii) purchase such Mortgage Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus unpaid interest thereon from the date interest was last paid or with respect to which interest was advanced and not reimbursed through the end of the calendar month in which the purchase occurred, computed at the Loan Rate, net of the Servicing Fee if the Seller is the Servicer, plus if the Seller is not the Servicer the amount of any unreimbursed Servicing Advances made by the Servicer. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

     In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises an amount (the "Substitution Adjustment") equal to the excess of the Principal Balance of the related Defective Mortgage Loan over the Principal Balance of such Eligible Substitute Mortgage Loan.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan to be substituted by the Seller for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance after deducting all scheduled principal payments due in the month of such substitution (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not less than 95% of, the Principal Balance of the Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (iv) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; and (v) comply with each representation and warranty as to the Mortgage Loans set forth in the Agreement (deemed to be made as of the date of substitution).

     The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan. In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Trust, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien; and (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the Seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the Seller will be obligated to (i) substitute for such Mortgage Loan an Eligible Substitute Mortgage Loan or (ii) purchase such Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Mortgage Loan as a result of a breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT

     The Servicer will establish and maintain in the name of the Trustee a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates. The Collection Account will be an Eligible Account (as defined herein). Upon receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee, reimbursement for Monthly Advances and Servicer Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items and amounts in respect of interest due before September 1, 1998), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer.

     The Trustee will establish an account (the "Distribution Account"). No later than 11:00 a.m. (New York time) two Business Days prior to each Distribution Date, the Available Funds for a Loan Group and the related Due Period are required to be deposited into the Distribution Account. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date.

     An "Eligible Account" is a segregated account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies and whose accounts are insured to the maximum extent provided by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of A by S&P and A2 by Moody's, and which is any of (A) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (B) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (C) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (D) a principal subsidiary of a bank holding company; (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity; or (iii) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of the then current ratings of the Certificates, without regard to the Policy.

ADVANCES

     Not later than the close of business on the Determination Date for each Distribution Date, the Servicer will remit to the Trustee for deposit in the Collection Account an amount equal to the sum of the interest accrued on each Mortgage Loan through the related Due Date but not received by the Servicer as of the close of business on the last day of the related Due Period (net of the Servicing Fee) (the "Monthly Advance"). Such obligation of the Servicer continues with respect to each Mortgage Loan until such Mortgage Loan becomes a Liquidated Mortgage Loan.

     In the course of performing its servicing obligations, the Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a "Servicing Advance."

     The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, released mortgaged property proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Servicer's right to reimbursement for Monthly Advances is limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loan. The Servicer's right to such reimbursements is prior to the rights of Certificateholders.

     Notwithstanding the foregoing, the Servicer is not required to make any Monthly Advance or Servicing Advance if in the good faith judgment and sole discretion of the Servicer, the Servicer determines that such advance will not be ultimately recoverable from collections received from the Mortgagor in respect of the related Mortgage Loan or other recoveries in respect of such Mortgage Loan (a "Nonrecoverable Advance"). In addition, if any Servicing Advance or Monthly Advance is determined in good faith by the Servicer to be non-recoverable from such sources, the amount of such Nonrecoverable Advances may be reimbursed to the Servicer from other amounts on deposit in the Collection Account.

INITIAL INTEREST COVERAGE ACCOUNT

     On the Closing Date, cash will be deposited in the Initial Interest Coverage Account, which account will be in the name of and maintained by the Trustee and will be part of the Trust. The amount on deposit in the Initial Interest Coverage Account, including reinvestment income thereon, will be used by the Trustee to fund, on the Distribution Dates during and immediately following the Funding Period, the amount of interest accruing at the weighted average Certificate Rate of all Certificates in a Certificate Group on the related Excess Funding Amount, if any. Any amounts remaining in the Initial Interest Coverage Account and not needed for such purpose will be paid to the Seller and will not thereafter be available for distribution to the Holders of the Offered Certificates.

     Amounts on deposit in the Initial Interest Coverage Account will be invested in Eligible Investments. The Initial Interest Coverage Account will not be an asset of any REMIC.

PRE-FUNDING ACCOUNT

     On the Closing Date, the related Maximum Funding Amount will be deposited into the Pre-Funding Account for Loan Group F and Loan Group A, respectively. See "DESCRIPTION OF THE MORTGAGE LOANS--Conveyance of Subsequent Mortgage Loans." Amounts in the Pre-Funding Account may be used only (i) to acquire Subsequent Mortgage Loans, and (ii) to make accelerated payments of principal on the Certificates. During the Funding Period amounts will, from time to time, be withdrawn from the Pre-Funding Account to purchase Subsequent Mortgage Loans in accordance with the Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed as a principal prepayment to the Certificates in the applicable Certificate Group then entitled to distributions of principal.

     Amounts on deposit in the Pre-Funding Account will be invested in Eligible Investments. Any investment earnings on funds in the Pre-Funding Account will be transferred to the Initial Interest Coverage Account. The Pre-Funding Account will not be an asset of any REMIC.

SERVICING PROCEDURES

     The Servicer will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the terms of the Agreement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Mortgage Loan and (ii) arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Mortgage Loans. In addition, the Servicer has the right to modify the terms of the Mortgage Loans if such modification would be made by the Servicer if such Mortgage Loan were held for the Servicer's own account and it first delivers to the Trustee written notice thereof together with the calculations demonstrating that the modification is permitted by the REMIC provisions of the Code and applicable Treasury regulations.

SERVICING COMPENSATION, PAYMENT OF EXPENSES AND PREPAYMENT INTEREST SHORTFALLS

     With respect to each Due Period, the Servicer will receive from interest payments in respect of the Mortgage Loans a portion of such interest payments as a monthly Servicing Fee (the "Servicing Fee") in the amount equal to 0.50% per annum (the "Servicing Fee Rate") on the Principal Balance of each Mortgage Loan as of the first day of each such Due Period. All assumption fees, late payment charges, prepayment penalties and other fees and charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.

     Not later than the Determination Date, the Servicer is required to remit to the Trustee, without any right of reimbursement, an amount equal to, with respect to each Mortgage Loan as to which a principal prepayment in full was received during the related Due Period, the lesser of (a) the excess, if any, of the sum of 30 days' interest on the Principal Balance of each such Mortgage Loan at the related Loan Rate (or at such lower rate as may be in effect for such Mortgage Loan because of application of the Civil Relief Act) minus the Servicing Fee for such Mortgage Loan, over the amount of interest actually paid by the related Mortgagor in connection with each such principal prepayment (with respect to all such Mortgage Loans, the "Prepayment Interest Shortfall") and
(b) the sum of the Servicing Fee received by the Servicer in the most recently ended Due Period.

     The Servicer is not obligated to offset any of the Servicing Fee against, or to provide any other funds to cover, any Civil Relief Act Shortfalls.

EVIDENCE AS TO COMPLIANCE

     The Agreement provides for delivery on or before the last business day of the fifth month following the end of each fiscal year of the Servicer, beginning in 1999, to the Trustee, the Certificate Insurer and the Rating Agencies of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before the last business day of the fifth month following the end of each fiscal year of the Servicer, beginning in 1999, the Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to the Trustee, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Uniform Single Attestation Program for Mortgage Bankers and such firm's conclusion with respect thereto.

     The Servicer's fiscal year is the calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Agreement provides that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Trustee and the Certificate Insurer or (ii) upon the satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Servicer will not result in the reduction or withdrawal of the then current ratings of the Offered Certificates; and (c) such proposed successor is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Agreement.

     The Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates, which may be affiliates of the Servicer. Notwithstanding any such arrangement, the Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.

     Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer shall be the successor of the Servicer under the Agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the Agreement, anything in the Agreement to the contrary notwithstanding.

EVENTS OF DEFAULT

     "Events of Default" will consist of: (i) (A) any failure by the Servicer to make any required Monthly Advance or (B) any other failure of the Servicer to deposit in the Collection Account or the Distribution Account any deposit required to be made under the Agreement, which failure continues unremedied for three Business Days after payment was required to be made; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 30 days after knowledge or the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or with the consent of the Certificate Insurer by Certificateholders evidencing at least 25% of the Voting Rights; (iii) any failure by the Servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days after knowledge or the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or with the consent of the Certificate Insurer by Certificateholders evidencing at least 25% of the Voting Rights; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations; and (v) any failure by the Servicer to pay when due amounts payable by it under the Insurance Agreement which failure results in a draw under the Policy.

     If any Monthly Advance is not made by 12:00 noon, New York City time, on the second Business Day preceding the applicable Distribution Date, the Trustee or a successor Servicer will immediately assume the duties of the Servicer.

     Upon removal of the Servicer, the Trustee will be the successor servicer (the "Successor Servicer"). The Trustee, as Successor Servicer, will be obligated to make Monthly Advances and Servicing Advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the Trustee is unwilling or unable to act as Successor Servicer, or if the Certificate Insurer or with the consent of the Certificate Insurer, the majority of Certificateholders so requests, the Trustee may appoint, or petition a court of competent jurisdiction to appoint, subject to the approval of the Certificate Insurer, any established mortgage loan servicing institution acceptable to the Certificate Insurer having a net worth of not less than $25,000,000 as the Successor Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.

     In addition, the Certificate Insurer may terminate the Servicer upon the occurrence of a Trigger Event. Trigger Events will consist of, among other things, (i) any failure by the Servicer to pay when due any amount payable by it under the Agreement or the Insurance Agreement which results in a drawing under the Policy, (ii) failure of the Servicer to satisfy certain financial tests; and
(iii) the loss and delinquency performance of the Mortgage Loans exceeding certain levels set forth in the Agreement.

RIGHTS UPON AN EVENT OF DEFAULT

     So long as an Event of Default remains unremedied, either the Trustee, the Certificate Insurer or with the consent of the Certificate Insurer, Certificateholders holding Certificates evidencing at least 51% of the Voting Rights in the Trust may terminate all of the rights and obligations of the Servicer under the Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $25,000,000 and acceptable to the Certificate Insurer to act as successor to the Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the

Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Servicer may be empowered to prevent the termination and replacement of the Servicer if the only Event of Default that has occurred is an insolvency event.

AMENDMENT

     The Agreement may be amended from time to time by the Seller, the Servicer and the Trustee with the consent of the Certificate Insurer but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions of the Agreement, to add to the duties of the Servicer to comply with any requirements imposed by the Code or any regulation thereunder, or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Offered Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, none of the Seller, the Trustee, the Certificate Insurer or the Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Offered Certificates. The Agreement also may be amended from time to time by the Seller, the Servicer, the Certificate Insurer and the Trustee, with the consent of Certificateholders holding Certificates evidencing at least 51% of the Voting Rights of each Class affected thereby (or 51% of all of the Voting Rights if all Classes are affected) and the Certificate Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Certificateholder or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates of the affected Class then outstanding.

TERMINATION; PURCHASE OF MORTGAGE LOANS

     The Trust will terminate on the Distribution Date following the later of
(A) payment in full of all amounts owing to the Certificate Insurer, unless the Certificate Insurer otherwise consents, and (B) the earliest of (i) the Distribution Date on which the aggregate Class Principal Balance of all the Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Servicer of the Mortgage Loans, as described below and (iv) the Distribution Date in December 2030, on which date the Policy will be available to pay the aggregate Class Principal Balance of the outstanding Group F Certificates and the Group A Certificates.

     Subject to provisions in the Agreement concerning adopting a plan of complete liquidation, the Servicer may, at its option, terminate the Agreement on any Distribution Date following the Due Period during which the aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the Principal Balances of the Initial Mortgage Loans and Subsequent Mortgage Loans as of the Cut-off Date (the "Optional Termination Date") by purchasing all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of the outstanding Pool Balance (subject to reduction of the purchase price based in part on the appraised value of any REO Property included in the Trust if such appraised value is less than the Principal Balance of the related Mortgage Loan, as provided in the Agreement) and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the related Due Period together with all amounts due to the Certificate Insurer.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

     The Servicer has the option to purchase from the Trust any Mortgage Loan
90 days or more delinquent at a purchase price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such principal balance computed at the Loan Rate.

     Notwithstanding the foregoing, unless the Certificate Insurer consents, the Servicer may only exercise its option with respect to the Mortgage Loan or Mortgage Loans that have been delinquent for the longest period at the time of such repurchase. If the Certificate Insurer fails to respond to the Servicer's request for consent within 10 Business Days after receipt thereof, the Servicer may repurchase the Mortgage Loan or Mortgage Loans proposed to be repurchased without the consent of, or any further action by, the Certificate Insurer.

VOTING RIGHTS

     Under the Agreement, the portion of the Voting Rights allocated to the Offered Certificates will equal 100% minus the portion allocated to the Residual Certificates, and the portion of the Voting Rights allocated to the Residual Certificates will equal the percentange equivalent of a fraction, the numerator of which is the sum of each Required Overcollateralization Amount and the denominator of which is the Pool Balance. Voting Rights allocated to the Classes of Offered Certificates will be allocated among such Classes in proportion to their respective Class Principal Balances. Voting Rights allocated to a Class of Certificates will be further allocated among the Certificates of such Class on the basis of their respective Percentage Interests. So long as no Certificate Insurer Default is continuing, the Certificate Insurer will be entitled to exercise the Voting Rights of the Offered Certificates.

THE TRUSTEE

     Bankers Trust Company of California, N.A., a national banking association with its principal place of business in California, will be named Trustee pursuant to the Agreement. The Trustee may have banking relationships with the Seller and the Servicer.

     The Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor Trustee as approved by the Certificate Insurer. The Seller may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Seller will be obligated to appoint a successor Trustee as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders evidencing at least 51% of the Voting Rights have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Seller for general corporate purposes, including repayment of financing for the Mortgage Loans. Such financing may have been provided by one or more of the Underwriters.

                       FEDERAL INCOME TAX CONSIDERATIONS

     Separate elections will be made to treat certain assets of the Trust (exclusive of the Initial Interest Coverage Account and the Pre-Funding Account) as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), creating a tiered REMIC structure. The Offered Certificates will be designated as "regular interests" in a REMIC. The Offered Certificates generally will be treated as debt instruments issued by a REMIC for federal income tax purposes. Income on the Offered Certificates must be reported under an accrual method of accounting. See "FEDERAL INCOME TAX CONSIDERATIONS--Taxation of the REMIC and its Holders" in the Prospectus.

     The Notional Amount Certificates will, and the other Classes of Offered Certificates may, depending on their issue price, be issued with original issue discount ("OID") for federal income tax purposes. In such event, holders of such Certificates will be required to include OID in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to such income. The Treasury regulations relating to OID (the "OID Regulations") do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in the Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     The yield used to calculate accruals of OID with respect to the Offered Certificates with OID will be the original yield to maturity of such Certificates, determined by assuming that the Mortgage Loans in Loan
Group F and Loan Group A will prepay in accordance with 135% of the Prepayment Assumption and 30% CPR, respectively. No representation is made as to the actual rate at which the Mortgage Loans will prepay.

     A reasonable application of the principles of the OID Regulations to a Class of Adjustable Rate Certificates generally would be to calculate original issue discount for each period, computing such original issue discount (i) by assuming that the value of the 1-Month LIBOR will remain constant for purposes of determining the original yield to maturity of such Class of Certificates and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period.

     The Offered Certificates will be treated as regular interests in a REMIC under section 860G of the Code. Accordingly, the Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and
(ii) "real estate assets" within the meaning of section 856(c)(4) of the Code, in each case to the extent described in the Prospectus. Interest on the Offered Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the Offered Certificates are treated as real estate assets. See "FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

BACKUP WITHHOLDING

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on such Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. Such amounts will be deemed distributed to the affected Certificate Owner for all purposes of the Certificates and the Agreement.

     Recently issued Treasury Regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisors regarding the application of the Final Withholding Regulations.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

     The following information describes the United States federal income tax treatment of holders that are not United States persons ("Foreign Investors"). The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state or political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Offered Certificates will be issued in registered form, therefore if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Offered Certificates.

     For the Offered Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Certificate Owner an executed IRS Form W-8 signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing such Certificate Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

     As indicated above, the Final Withholding Regulations consolidate and modify the current certification requirements and means by which a Non-United States Holder may claim exemption from United States federal income tax withholding. All Non-United States Holders should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1999.

     A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Offered Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the second preceding paragraph are satisfied.

                              ERISA CONSIDERATIONS

     Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, of the Plans acquisition and ownership of such Certificates. See "ERISA CONSIDERATIONS" in the Prospectus.

     The U.S. Department of Labor has granted an administrative exemption to Lehman Brothers Inc. (Prohibited Transaction Exemption 91-14) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Lehman

Brothers Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates by a Plan provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (1) The acquisition of the Offered Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Offered Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

          (3) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Fitch, Moody's, or Duff & Phelps Credit Rating Co.;

          (4) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicer represent not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

          (5) The Trustee is not an affiliate of the Underwriters, the Seller, the Servicer, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group"); and

          (6) The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is expected that the Exemption will apply to the acquisition and holding of the Offered Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

     The Exemption does not apply to Plans sponsored by the Seller, the Underwriters, the Trustee, the Servicer, any other servicers or any Mortgagor with respect to Mortgage Loans included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in such Trust or any affiliate of such parties (the "Restricted Group"). No exemption is provided from the restrictions of ERISA for the acquisition or holding of Offered Certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Offered Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, no Plan's investment in any Class of Offered Certificates may exceed 25% of all of the Certificates of such Class outstanding at the time of the Plan's acquisition and after the Plan's acquisition of such Class of Offered Certificates, no more than 25% of the assets over which the fiduciary has investment authority may be invested in securities of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Offered Certificates, and at least 50% of the aggregate interest in the Trust, must be acquired by persons independent of the Restricted Group.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Offered Certificates, the amendment generally allows a portion of the Mortgage Loans ("Loans") supporting payments to Certificateholders and having a principal amount equal to no more than 25% of the total principal amount of the Certificates to be transferred within a 90-day or three-month period following the Closing Date ("Pre-Funding Period"), instead of requiring that all such Loans be either identified or transferred on or before the Closing Date, provided that the following conditions are met:

          (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

          (2) All Loans transferred after the Closing Date ("Additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by the Rating Agency.

          (3) The transfer of such Additional Loans to the Trust during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the Closing Date.

          (5) Either: (i) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the Seller; or (ii) an independent accountant retained by the Seller must provide the Seller with a letter (with copies provided to the Rating Agencies, the Underwriters and the Trustee) stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date.

          (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Pooling Agreement or an event of default occurs under the Pooling Agreement.

          (7) Amounts transferred to any Pre-Funding Account and/or Initial Interest Coverage Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and
     (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Permitted Investments").

          (8) The Offering Documents must describe: (i) any Pre-Funding Account and/or Initial Interest Coverage Account used in connection with a Pre-Funding Account; (ii) the duration of the Pre-Funding Period;
     (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to Certificateholders as repayments of principal.

          (9) The Pooling and Servicing Agreement must describe the Permitted Investments for the Pre-Funding Account and Initial Interest Coverage Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

     Any Plan fiduciary considering whether to purchase any Offered Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Offered Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                        LEGAL INVESTMENT CONSIDERATIONS

     Upon termination of the Funding Period, the Class A-1A Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA. The remaining Classes of Offered Certificates will NOT constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in such Certificates. See "LEGAL INVESTMENT" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement, dated September 24, 1998 (the "Underwriting Agreement"), among the Seller and the Underwriters named below (the "Underwriters"), the Seller has agreed to sell to the Underwriters and each of the Underwriters has severally agreed to purchase from the Seller the principal amount of Offered Certificates set forth below under such Underwriter's name.

                                       LEHMAN        DONALDSON, LUFKIN & JENRETTE        BEAR, STEARNS
CLASS                               BROTHERS INC.       SECURITIES CORPORATION             & CO. INC.
---------------------------------   -------------    -------------------------------     -------------
Class A-1F.......................   $  72,936,000            $ 51,055,000                $21,881,000
Class A-2F.......................      47,443,000              33,210,000                 14,233,000
Class A-3F.......................      29,461,000              20,622,000                  8,838,000
Class A-4F.......................      34,403,000              24,082,000                 10,320,000
Class A-5F.......................      16,007,000              11,206,000                  4,803,000
Class A-6F.......................      22,250,000              15,575,000                  6,675,000
Class A-1A.......................      15,000,000              10,500,000                  4,500,000
                                    -------------            ------------                -----------
     Total.......................   $ 237,500,000            $166,250,000                $71,250,000
                                    =============            ============                ===========

     The Seller has been advised that the Underwriters propose initially to offer the Offered Certificates to certain dealers at such price less a selling concession not to exceed the applicable percentage of the Certificate denomination set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the applicable percentage of the Certificate denomination set forth below:

                                       SELLING         REALLOWANCE
CLASS                                 CONCESSION         DISCOUNT
-----------------------------------   ----------    -----------------
Class A-1F.........................    0.06250 %     0.03125 %
Class A-2F.........................    0.12500 %     0.06250 %
Class A-3F.........................    0.18000 %     0.09000 %
Class A-4F.........................    0.27500 %     0.13750 %
Class A-5F.........................    0.40000 %     0.20000 %
Class A-6F.........................    0.26000 %     0.13000 %
Class A-1A.........................    0.18000 %     0.09000 %

     After the initial public offering, the public offering prices, such concessions and such discounts may be changed.

     Distribution of the Notional Amount Certificates will be made by Lehman Brothers Inc. from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Seller from the Notional Amount Certificates are expected to be approximately $12,526,000 before deducting a portion of the expenses payable by the Seller estimated to be a total of $500,000. In connection with the purchase and sale of the Notional Amount Certificates, Lehman Brothers Inc. may be deemed to have received compensation from the Seller in the form of underwriting discounts and commissions.

     The Seller has been advised by the Underwriters that they presently intend to make a market in the Offered Certificates. However, no Underwriter is obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for any Class of Offered Certificates will develop or if one does develop, that it will continue for the life of the applicable Class or that it will provide Certificateholders with a sufficient level of liquidity of investment.

     Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates, other than the Class IOF Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the prices of the Offered Certificates, other than the Class IOF Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Offered Certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Seller nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the related Offered Certificates. In addition, neither the Seller nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Immediately prior to the sale of the Mortgage Loans to the Trust, the Mortgage Loans were subject to financing provided by affiliates of certain of the Underwriters. The Seller will apply a portion of the proceeds it receives from the sale of the Offered Certificates to repay such financing.

     The Underwriting Agreement provides that the Seller will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                    EXPERTS

     The consolidated balance sheets of MBIA Insurance Corportaion and Subsidiaries as of December 31, 1997 and December 31, 1996 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Offered Certificates will be passed upon for the Seller and Servicer by Stroock & Stroock & Lavan LLP, New York, New York, and for the Underwriters by Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for the Certificate Insurer by Kutak Rock, Omaha, Nebraska.

                                    RATINGS

     The Offered Certificates will be rated by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's") (each a "Rating Agency"). It is a condition to the issuance of the Offered Certificates that they receive ratings by the Rating Agencies as follows:

CLASS                            S&P       MOODY'S
-------------------------        ----      -------
Class A-1F                        AAA         Aaa
Class A-2F                        AAA         Aaa
Class A-3F                        AAA         Aaa
Class A-4F                        AAA         Aaa
Class A-5F                        AAA         Aaa
Class A-6F                        AAA         Aaa
Class IOF                         AAAr        Aaa
Class A-1A                        AAA         Aaa

     The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related Certificateholders under the agreements pursuant to which such certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make the payments required by such certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. The "r" symbol is appended to the rating by S&P of those Certificates that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of an "r" symbol in the ratings of the other Offered Certificates should not be taken as an indication that such Certificates will exhibit no volatility or variability in total return.

     The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Moody's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. Moody's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The ratings do not address the possibility that Holders of the Notional Amount Certificates may fail to recoup their initial investments or the likelihood that Holders of the Adjustable Rate Certificates will receive any LIBOR Carryover. Each securities rating should be evaluated independently of similar ratings on different securities.

     There can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates of any Class could be lower than the respective ratings assigned by the applicable Rating Agency.

                            INDEX OF PRINCIPAL TERMS

     Set forth below are the pages on which certain principal terms are first defined. Additional defined terms can be found in GLOSSARY OF TERMS beginning on page 76 of the Prospectus.

TERMS                                                                                                       PAGE
-----                                                                                                       ----
Additional Loans.........................................................................................   S-64
Adjustable Rate Certificates.............................................................................   S-3
Agreement................................................................................................   S-4
ARM......................................................................................................   S-5
Available Funds..........................................................................................   S-44
Available Funds Cap......................................................................................   S-7
Average Interest Rate....................................................................................   S-64
Balloon Loans............................................................................................   S-5
Balloon Payment..........................................................................................   S-5
Basic Principal Amount...................................................................................   S-8
BIF......................................................................................................   S-54
Book-Entry Certificates..................................................................................   S-3
Business Day.............................................................................................   S-49
Cede.....................................................................................................   S-6
Cedel....................................................................................................   S-6
Certificateholder........................................................................................   S-43
Certificate Group........................................................................................   S-4
Certificate Group A......................................................................................   S-4
Certificate Group Balance................................................................................   S-42
Certificate Group F......................................................................................   S-3
Certificate Insurer......................................................................................   Cover
Certificate Insurer Default..............................................................................   S-44
Certificate Margin.......................................................................................   S-8
Certificate Owners.......................................................................................   S-6
Certificate Rate.........................................................................................   S-3
Certificate Register.....................................................................................   S-43
Certificate Registrar....................................................................................   S-43
Certificates.............................................................................................   Cover
Change Date..............................................................................................   S-5
Chase....................................................................................................   S-6
Citibank.................................................................................................   S-6
Civil Relief Act Shortfall...............................................................................   S-7
Class A-1A...............................................................................................   Cover
Class A-1F...............................................................................................   Cover
Class A-2F...............................................................................................   Cover
Class A-3F...............................................................................................   Cover
Class A-4F...............................................................................................   Cover
Class A-5F...............................................................................................   Cover
Class A-6F...............................................................................................   Cover
Class A-6F Percentage....................................................................................   S-45
Class A-6F Principal Distribution........................................................................   S-45
Class IOF................................................................................................   Cover
Class Interest Carryover Shortfall.......................................................................   S-7
Class Interest Distribution..............................................................................   S-7
Class Monthly Interest Amount............................................................................   S-7
Class Principal Balance..................................................................................   S-42
Closing Date.............................................................................................   Cover
Code.....................................................................................................   S-60
CLTV.....................................................................................................   S-19
Collection Account.......................................................................................   S-54
CPR......................................................................................................   S-33
Cumulative Loss Event....................................................................................   S-45
Custodian................................................................................................   S-4
Cut-off Date.............................................................................................   S-4
Defective Mortgage Loan..................................................................................   S-53
Deficiency Amount........................................................................................   S-49
Delinquency Amount.......................................................................................   S-46
Distribution Account.....................................................................................   S-54

TERMS                                                                                                       PAGE
-----                                                                                                       ----
Distribution Date........................................................................................   S-2
DTC......................................................................................................   S-6
Due Period...............................................................................................   S-9
Eligible Account.........................................................................................   S-54
Eligible Substitute Mortgage Loan........................................................................   S-54
ERISA....................................................................................................   S-11
Euroclear................................................................................................   S-6
European Depositories....................................................................................   S-46
Events of Default........................................................................................   S-58
Excess Funding Amount....................................................................................   S-46
Excess Interest..........................................................................................   S-9
Excess Overcollateralization Amount......................................................................   S-9
Excluded Plan............................................................................................   S-63
Exemption................................................................................................   S-62
Expense Fee Rate.........................................................................................   S-8
Final Distribution Date..................................................................................   S-10
Final Scheduled Distribution Dates.......................................................................   S-4
Final Withholding Regulations............................................................................   S-62
First Liens..............................................................................................   S-13
Fiscal Agent.............................................................................................   S-49
Fixed Rate Certificates..................................................................................   S-3
Foreign Investors........................................................................................   S-62
Funding Period...........................................................................................   S-5
GAAP.....................................................................................................   S-52
Global Securities........................................................................................   S-71
Group A Certificates.....................................................................................   S-4
Group F Certificates.....................................................................................   S-3
Gross Margin.............................................................................................   S-5
Guaranteed Principal Amount..............................................................................   S-49
Holder...................................................................................................   S-43
Initial Interest Coverage Account........................................................................   S-5
Initial Mortgage Loans...................................................................................   S-2
Insured Payment..........................................................................................   S-49
Interest Period..........................................................................................   S-46
Interest Remittance Amount...............................................................................   S-46
LIBOR Business Day.......................................................................................   S-48
LIBOR Carryover..........................................................................................   S-46
Lifetime Cap.............................................................................................   S-5
Lifetime Floor...........................................................................................   S-5
Liquidated Mortgage Loan.................................................................................   S-46
Loan Group...............................................................................................   S-2
Loan Group A.............................................................................................   S-2
Loan Group Balance.......................................................................................   S-5
Loan Group F.............................................................................................   S-2
Loan Index...............................................................................................   S-5
Loan Rate................................................................................................   S-5
Loans....................................................................................................   S-63
LTV......................................................................................................   S-24
Maximum Funding Amount...................................................................................   S-2
Monthly Advance..........................................................................................   S-55
Moody's..................................................................................................   S-11
Mortgaged Properties.....................................................................................   S-5
Mortgage Loan Schedule...................................................................................   S-53
Mortgage Loans...........................................................................................   S-2
Mortgage Related Securities..............................................................................   S-65
Net Loan Rate............................................................................................   S-8
Nonrecoverable Advance...................................................................................   S-55
Notice...................................................................................................   S-49
Notional Amount Certificates.............................................................................   S-4
Offered Certificates.....................................................................................   Cover
1-Month LIBOR............................................................................................   Cover
OID......................................................................................................   S-61
OID Regulations..........................................................................................   S-61

TERMS                                                                                                       PAGE
----                                                                                                        ----
Offering Documents.......................................................................................   S-64
Optional Termination Date................................................................................   S-10
Overcollateralization Amount.............................................................................   S-9
Owner....................................................................................................   S-49
Percentage Interest......................................................................................   S-42
Periodic Cap.............................................................................................   S-5
Permitted Investments....................................................................................   S-64
Plan.....................................................................................................   S-11
Policy...................................................................................................   Cover
Preference Amount........................................................................................   S-49
Pre-Funded Amount........................................................................................   S-5
Pre-Funding Account......................................................................................   S-5
Pre-Funding Limit........................................................................................   S-64
Pre-Funding Period.......................................................................................   S-63
Prepayment Assumption....................................................................................   S-33
Prepayment Interest Shortfall............................................................................   S-56
Principal Balance........................................................................................   S-5
Principal Distribution Amount............................................................................   S-8
Purchase Price...........................................................................................   S-53
Rating Agency............................................................................................   S-11
Record Date..............................................................................................   S-43
Reference Bank Rate......................................................................................   S-48
Related Documents........................................................................................   S-53
Relevant Depositary......................................................................................   S-42
Relief Act...............................................................................................   S-7
REMIC....................................................................................................   S-2
REMIC I..................................................................................................   S-42
REMIC II.................................................................................................   S-42
Required Overcollateralization Amount....................................................................   S-9
Residual Certificates....................................................................................   S-3
RESPA....................................................................................................   S-14
Restricted Group.........................................................................................   S-63
SAP......................................................................................................   S-52
S&P......................................................................................................   S-11
Seller...................................................................................................   S-4
Servicer.................................................................................................   S-4
Servicing Advance........................................................................................   S-55
Servicing Fee............................................................................................   S-56
Servicing Fee Rate.......................................................................................   S-56
Six-Month LIBOR..........................................................................................   S-16
SMMEA....................................................................................................   S-11
Statistic Calculation Mortgage Loans.....................................................................   S-2
Subsequent Mortgage Loans................................................................................   S-2
Subsequent Transfer Date.................................................................................   S-29
Substitution Adjustment..................................................................................   S-54
Successor Servicer.......................................................................................   S-58
Telerate Page 3750.......................................................................................   S-48
Trust....................................................................................................   Cover
Trustee..................................................................................................   S-4
2/28 Loans...............................................................................................   S-16
3/27 Loans...............................................................................................   S-16
Underwriters.............................................................................................   S-65
Underwriting Agreement...................................................................................   S-65
US Person................................................................................................   S-73
weighted average life....................................................................................   S-32

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Home Equity Loan Asset-Backed Certificates, Series 1998-3 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset-Backed Certificates issues.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Certificates issues in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

            (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

            (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

            (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income
(Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source (iv) or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)
                            ------------------------
                           DELTA FUNDING CORPORATION
                             (SELLER AND SERVICER)
                            ------------------------

    The Asset-Backed Certificates (the "Certificates") and the Asset-Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series") in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series (each a "Series") of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a Series, one or more Classes of Notes and one or more Classes of Certificates, as set forth in the related Prospectus Supplement. Certain capitalized terms used herein are defined in "GLOSSARY OF TERMS" beginning on page 76.

    The Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by Delta Funding Corporation (the "Seller") pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. The Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include (a) Primary Assets, which may include one or more pools of (i) closed-end home equity loans (the "Home Equity Loans"), secured by mortgages on one- to four-family residential or mixed-use properties, and (ii) securities ("Private Securities") backed or secured by Home Equity Loans (the "Underlying Loans"), (b) certain monies received or due thereunder on or after the date specified in the related Prospectus Supplement (the "Cutoff Date") net of certain amounts payable to Delta Funding Corporation, as servicer (the "Servicer") of the Home Equity Loans, (c) if specified in the related Prospectus Supplement, funds on deposit in one or more pre-funding accounts and/or capitalized interest accounts and
(d) reserve funds, letters of credit, surety bonds, insurance policies or other forms of credit support as described herein and in the related Prospectus Supplement. Amounts on deposit in a pre-funding account for any Series will be used to purchase additional Home Equity Loans during the funding period specified in the related Prospectus Supplement in the manner specified therein. The amount initially deposited in a pre-funding account for a Series of Securities will not exceed fifty percent of the aggregate principal amount of such Series of Securities.

    Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on the date or dates specified in the related Prospectus Supplement (each, a "Distribution Date"), at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

    If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage (which may be 0%) and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. The Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

    The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption.

    If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "FEDERAL INCOME TAX CONSIDERATIONS."

    There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue.
                            ------------------------

NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN, THE RELATED TRUST FUND ONLY AND ARE NOT
 GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE SELLER, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR, UNLESS OTHERWISE
  SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE SELLER'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF
   SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET
    FORTH IN THE RELATED AGREEMENT AS DESCRIBED HEREIN OR IN THE RELATED
                             PROSPECTUS SUPPLEMENT.
                            ------------------------

          SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR CERTAIN FACTORS
                 TO BE CONSIDERED IN PURCHASING THE SECURITIES.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
      THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE PROSPECTUS
                    SUPPLEMENT. ANY REPRESENTATION TO THE
                       CONTRARY IS A CRIMINAL OFFENSE.
                           ------------------------

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 24, 1998

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets; (iii) the terms of any Enhancement (as defined herein) with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date (as defined herein) of each Class of such Securities; (vii) the method to be used to calculate the amount of interest and principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of interest and principal and the order of priority of the application of such interest and principal to the respective Classes and the allocation of interest and principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) the amount, if any, deposited in the Pre-Funding Account (as defined herein) available to purchase additional Home Equity Loans, the length of the Pre-Funding Period (as defined herein) and the criteria for determining which additional Home Equity Loans may become part of the Trust Fund; (x) additional information with respect to the plan of distribution of such Securities; and (xi) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreements to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, (i) owners of beneficial interests in such Securities will not be considered "Holders" under the Agreements and will not receive such reports directly from the related Trust Fund; rather, such reports will be furnished to such owners through the participants and indirect participants of the applicable book-entry system and (ii) references herein to the rights of "Holders" shall refer to the rights of such owners as they may be exercised indirectly through such participants. See "THE AGREEMENTS--Reports to Holders."

                             AVAILABLE INFORMATION

     The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office located as follows, Midwest Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, Seven World Trade Center, New York, New York 10048. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding the registrants that file electronically with the Commission, including the Seller. The address of such Internet Web site is (http://www.sec.gov).

     Each Trust Fund will be required to file certain reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Seller intends to cause each Trust Fund to suspend filing such reports if and when such reports are no longer required under the Exchange Act.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the

Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Seller on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to Corporate Secretary, Delta Funding Corporation, 1000 Woodbury Road, Woodbury, New York 11797 (telephone: 516-364-8500; facsimile: 516-364-9450).

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "GLOSSARY OF TERMS" beginning on page 76.

SECURITIES OFFERED....... Asset-Backed Certificates (the "Certificates") and
                          Asset-Backed Notes (the "Notes"). Certificates are
                          issuable from time to time in Series pursuant to a
                          Pooling and Servicing Agreement or Trust Agreement.
                          Each Certificate of a Series will evidence an interest
                          in the Trust Fund for such Series, or in an Asset
                          Group specified in the related Prospectus Supplement.
                          Notes are issuable from time to time in a Series
                          pursuant to an Indenture. Each Series of Securities
                          will consist of one or more Classes, one or more of
                          which may be Classes of Compound Interest Securities,
                          Planned Amortization Class ("PAC") Securities,
                          Variable Interest Securities, Zero Coupon Securities,
                          Principal Only Securities, Interest Only Securities,
                          Senior Securities or Subordinate Securities (each of
                          which is generally described in the "GLOSSARY OF
                          TERMS"). Each Class may differ in, among other things,
                          the amounts allocated to and the priority of principal
                          and interest payments, Final Scheduled Distribution
                          Dates, Distribution Dates and interest rates. The
                          Securities of each Class will be issued in fully
                          registered form in the denominations specified in the
                          related Prospectus Supplement. If so specified in the
                          related Prospectus Supplement, the Securities or
                          certain Classes of such Securities offered thereby may
                          be available in book-entry form only.

SELLER AND SERVICER...... Delta Funding Corporation, a New York corporation, with its principal executive offices located at 1000
                          Woodbury Road, Woodbury, New York 11797, and a
                          telephone number of (516) 364-8500. See "THE SELLER
                          AND THE SERVICER."

INTEREST PAYMENTS........ Interest payments on the Securities of a Series entitled by their terms to receive interest will be
                          made on each Distribution Date, to the extent set
                          forth in, and at the applicable rate specified in (or
                          determined in the manner set forth in), the related
                          Prospectus Supplement. The interest rate on Securities
                          of a Series may be variable or change with changes in
                          the rates of interest on the related Home Equity Loans
                          or Underlying Loans relating to the Private
                          Securities, as applicable and/or as prepayments occur
                          with respect to such Home Equity Loans or Underlying
                          Loans, as applicable. Interest Only Securities may be
                          assigned a "Notional Amount" which is used solely for
                          convenience in expressing the calculation of interest
                          and for certain other purposes and does not represent
                          the right to receive any distributions allocable to
                          principal. Principal Only Securities may not be
                          entitled to receive any interest payments or may be
                          entitled to receive only nominal interest payments.
                          Interest payable on the Securities of a Series on a
                          Distribution Date will include all interest accrued
                          during the period specified in the related Prospectus
                          Supplement. See "DESCRIPTION OF THE
                          SECURITIES--Payments of Interest."

PRINCIPAL PAYMENTS....... All payments of principal of a Series of Securities will be made in an aggregate amount determined as set
                          forth in the related Prospectus Supplement and will be
                          paid at the times and will be allocated among
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                                       4
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                          the Classes of such Series in the order and amounts,
                          and will be applied either on a pro rata or a random
                          lot basis among all Securities of any such Class, all
                          as specified in the related Prospectus Supplement.

FINAL SCHEDULED
  DISTRIBUTION DATE
  OF THE SECURITIES...... The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than the date
                          on which principal thereof will be fully paid and with
                          respect to each Class of Certificates is the date
                          after which no Certificates of such Class are expected
                          to remain outstanding, in each case calculated on the
                          basis of the assumptions applicable to such Series
                          described in the related Prospectus Supplement. The
                          Final Scheduled Distribution Date of a Class may equal
                          the maturity date of the Primary Asset in the related
                          Trust Fund which has the latest stated maturity or
                          will be determined as described herein and in the
                          related Prospectus Supplement.

                          The actual final Distribution Date of the Securities of a Series will depend primarily upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases) of the Home Equity
                          Loans or Underlying Loans relating to the Private
                          Securities, as applicable, in the related Trust Fund.
                          In general, the actual final Distribution Date of any Security is likely to occur earlier and may occur substantially earlier or, with respect to a Class of Certificates, may occur later than its Final Scheduled
                          Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the Primary Assets. The rate of payments on the Home
                          Equity Loans or Underlying Loans relating to the Private Securities, as applicable, in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Home Equity
                          Loans or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, economic, demographic, tax and legal factors and servicing decisions. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK FACTORS--Yield May Vary" and
                          "DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities."

OPTIONAL TERMINATION..... The Seller, the Servicer, or such other entity that is specified in the related Prospectus Supplement, may,
                          at its option, cause an early termination of one or
                          more Classes of Securities by purchasing all or part
                          of the Primary Assets remaining in the Trust Fund on
                          or after a specified date, or on or after such time as
                          the aggregate principal balance of the Securities of
                          the Series or the Primary Assets relating to such
                          Series, as specified in the related Prospectus
                          Supplement, is less than the amount or percentage, not
                          more than 25%, specified in the related Prospectus
                          Supplement. See "DESCRIPTION OF THE
                          SECURITIES--Optional Redemption, Purchase or
                          Termination."

SECURITIES INVOLVE
  RISKS.................. An investment in the Securities of any Series involves material risks and should only be considered by
                          investors which, either alone or together with their
                          investment advisors, have the ability to understand
                          such risks. See "RISK FACTORS" beginning on page 13
                          herein.
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THE TRUST FUND........... The Trust Fund for a Series of Securities will consist of one or more of the assets described below, as
                          described in the related Prospectus Supplement.

  A. PRIMARY ASSETS...... The Primary Assets for a Series may consist of any combination of the following assets, to the extent and
                          as specified in the related Prospectus Supplement.

     (1) HOME EQUITY
           LOANS......... Primary Assets for a Series will consist, in whole or in part, of "closed-end" home equity loans (the "Home
                          Equity Loans"). The Home Equity Loans may, as
                          specified in the related Prospectus Supplement, have
                          various payment characteristics, including balloon or
                          other irregular payment features, and may accrue
                          interest at a fixed rate or an adjustable rate. Some
                          Home Equity Loans may be delinquent or non-performing
                          as specified in the related Prospectus Supplement. The
                          Home Equity Loans will be originated or acquired by
                          the Seller in the ordinary course of its business. The
                          Home Equity Loans will be nonconventional loans.
                          Additional Home Equity Loans may be periodically added
                          to the Trust Fund, or may be removed from time to time
                          if certain asset tests are met, all as described
                          herein under "THE TRUST FUNDS" and in the related
                          Prospectus Supplement.

                          The Home Equity Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a Mortgaged Property, which may be subordinated to one or more senior liens on such Mortgaged Property, as described herein under "THE
                          TRUST FUNDS" and in the related Prospectus Supplement.

                          The related Prospectus Supplement will describe certain characteristics of the Home Equity Loans for a Series, including, without limitation, and to the extent relevant: (a) the aggregate unpaid principal balance of the Home Equity Loans; (b) the range and weighted average Home Equity Loan Rate on the Home
                          Equity Loans and in the case of adjustable rate Home
                          Equity Loans, the range and weighted average of the Current Home Equity Loan Rates and the Lifetime Rate
                          Caps, if any; (c) the range and the average outstanding principal balance of the Home Equity
                          Loans; (d) the weighted average original and remaining term-to-stated maturity of the Home Equity Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range of Combined
                          Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, of the Home Equity Loans, computed in the manner described in the related Prospectus Supplement;
                          (f) the percentage (by principal balance as of the Cut-off Date) of Home Equity Loans that accrue interest at adjustable or fixed interest rates;
                          (g) any enhancement relating to the Home Equity Loans;
                          (h) the geographic distribution of the Mortgaged
                          Properties securing the Home Equity Loans; (i) the use and type of each Mortgaged Property securing a Home
                          Equity Loan; (j) the lien priority of the Home Equity
                          Loans; and (k) the delinquency status and year of origination of the Home Equity Loans.

     (2) PRIVATE
           SECURITIES.... Primary Assets for a Series may consist, in whole or in part, of Private Securities which include
                          (a) pass-through certificates representing beneficial
                          interests in loans of the type that would otherwise be
                          eligible to be Home Equity Loans (the "Underlying
                          Loans") or (b) collateralized obligations secured by
                          Underlying Loans. Such pass-through certificates or
                          collateralized obligations: (i) will have been
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                                       6
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                          registered for sale under the Securities Act of 1933,
                          as amended; (ii) will have been acquired in the
                          secondary market and not in the initial offering
                          thereof; (iii) will have been issued by an issuer
                          which is not involved in the issuance of the related
                          Series and which is not an affiliate of the Seller;
                          and (iv) will be freely transferable under
                          Rule 144(k) under the Securities Act of 1933, as
                          amended, to the extent such rule is applicable to such
                          securities. Although individual Underlying Loans may
                          be insured or guaranteed by the United States or an
                          agency or instrumentality thereof, they need not be,
                          and the Private Securities themselves will not be so
                          insured or guaranteed. See "THE TRUST FUNDS--Private
                          Securities." Payments on the Private Securities will
                          be distributed directly to the Trustee as registered
                          owner of such Private Securities.

                          The related Prospectus Supplement for a Series will
                          specify (such disclosure may be on an approximate
                          basis, as described above and will be as of the date
                          specified in the related Prospectus Supplement) to the
                          extent relevant and to the extent such information is
                          reasonably available to the Seller and the Seller
                          reasonably believes such information to be reliable:
                          (i) the aggregate approximate principal amount and
                          type of any Private Securities to be included in the
                          Trust Fund for such Series; (ii) certain
                          characteristics of the Underlying Loans including
                          (A) the payment features of such Underlying Loans
                          (i.e., whether they are fixed rate or adjustable rate
                          and whether they provide for fixed level payments,
                          negative amortization or other payment features),
                          (B) the approximate aggregate principal amount of such
                          Underlying Loans which are insured or guaranteed by a
                          governmental entity, (C) the servicing fee or range of
                          servicing fees with respect to such Underlying Loans,
                          (D) the minimum and maximum stated maturities of such
                          Underlying Loans at origination, (E) the lien priority
                          of such Underlying Loans, and (F) the delinquency
                          status and year of origination of such Underlying
                          Loans; (iii) the maximum original term-to-stated
                          maturity of the Private Securities; (iv) the weighted
                          average term-to-stated maturity of the Private
                          Securities; (v) the pass-through or certificate rate
                          or ranges thereof for the Private Securities;
                          (vi) the sponsor or depositor of the Private
                          Securities (the "PS Sponsor"), the servicer of the
                          Private Securities (the "PS Servicer") and the trustee
                          of the Private Securities (the "PS Trustee");
                          (vii) certain characteristics of Enhancement, if any,
                          such as reserve funds, insurance policies, letters of
                          credit or guarantees, relating to the Underlying
                          Loans, or to such Private Securities themselves;
                          (viii) the terms on which the Underlying Loans may, or
                          are required to, be repurchased prior to stated
                          maturity; and (ix) the terms on which substitute
                          Underlying Loans may be delivered to replace those
                          initially deposited with the PS Trustee. See "THE
                          TRUST FUNDS--Private Securities--Additional
                          Information."
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  B. COLLECTION,
       CERTIFICATE
       AND DISTRIBUTION
       ACCOUNTS.......... All payments on or with respect to the Primary Assets for a Series, net of amounts permitted to be retained
                          by the Servicer pursuant to the Agreement, will be
                          remitted by the Servicer directly to an account (the
                          "Collection Account" or the "Certificate Account") to
                          be established for such Series. The Trustee will be
                          required to apply a portion of the amount in the
                          Collection Account or the Certificate Account, to the
                          payment of certain amounts payable to the Servicer
                          under the related Agreement and any other person
                          specified in the Prospectus Supplement, and to deposit
                          a portion of the amount in the Collection Account into
                          one or more separate accounts (each, a "Distribution
                          Account") to be established for such Series, each in
                          the manner and at the times established in the related
                          Prospectus Supplement. All amounts deposited in such
                          Distribution Account (or, if there is no Distribution
                          Account, amounts remaining in the Certificate Account)
                          will be available for (i) application to the payment
                          of principal of and interest on such Series of
                          Securities (or such Class or Classes specified in the
                          related Prospectus Supplement) on the next
                          Distribution Date, (ii) the making of adequate
                          provision for future payments on certain Classes of
                          Securities and (iii) any other purpose specified in
                          the related Prospectus Supplement. After applying the
                          funds in the Collection Account or the Certificate
                          Account as described above, any funds remaining in
                          such Accounts may be paid over to the Servicer, the
                          Seller, any provider of Enhancement with respect to
                          such Series (an "Enhancer") or any other person
                          entitled thereto in the manner and at the times
                          established in the related Prospectus Supplement.

  C. PRE-FUNDING AND
        CAPITALIZED
        INTEREST
        ACCOUNTS......... A Trust Fund may include one or more segregated trust accounts (each, a "Pre-Funding Account") for the
                          related Series. On the closing date for such a Series,
                          a portion of the proceeds of the sale of the
                          Securities of such Series (such amount, the
                          "Pre-Funded Amount") will be deposited in the
                          Pre-Funding Account and may be used to purchase
                          additional Primary Assets during the period of time,
                          not to exceed six months, specified in the related
                          Prospectus Supplement (the "Pre-Funding Period"). The
                          Primary Assets to be so purchased will be required to
                          have certain characteristics specified in the related
                          Prospectus Supplement. If any Pre-Funded Amount
                          remains on deposit in the Pre-Funding Account at the
                          end of the Pre-Funding Period, such amount will be
                          applied in the manner specified in the related
                          Prospectus Supplement to prepay the Classes of Notes
                          and/or the Certificates of the applicable Series
                          specified in the related Prospectus Supplement. The
                          amount initially deposited in a Pre-Funding Account
                          for a Series of Securities will not exceed fifty
                          percent of the aggregate principal amount of such
                          Series of Securities. The Seller will include
                          information regarding the additional Primary Assets in
                          a Current Report on Form 8-K to the extent such
                          information, individually or in the aggregate, is
                          material.

                          If a Pre-Funding Account is established, one or more
                          segregated trust accounts (each, a "Capitalized
                          Interest Account") may be established for the related
                          Series. On the closing date for such Series, a portion
                          of the proceeds of the sale of the Securities of such
                          Series may be
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                                       8
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                          deposited in the Capitalized Interest Account and used
                          to fund the excess, if any, of (x) the sum of (i) the
                          amount of interest accrued on the Classes of
                          Securities of such Series specified in the related
                          Prospectus Supplement and (ii) if specified in the
                          related Prospectus Supplement, certain fees or
                          expenses during the Pre-Funding Period such as Trustee
                          fees and credit enhancement fees, over (y) the amount
                          of interest available therefor from the Primary Assets
                          in the Trust Fund. If so specified in the related
                          Prospectus Supplement, amounts on deposit in the
                          Capitalized Interest Account may be released to the
                          Seller prior to the end of the Pre-Funding Period
                          subject to the satisfaction of certain tests specified
                          in the related Prospectus Supplement. Any amounts on
                          deposit in the Capitalized Interest Account at the end
                          of the Pre-Funding Period that are not necessary for
                          such purposes will be distributed to the person
                          specified in the related Prospectus Supplement.

ENHANCEMENT.............. If and to the extent specified in the related
                          Prospectus Supplement, enhancement with respect to a
                          Series or any Class of Securities may include any one
                          or more of the following: a financial guaranty
                          insurance policy, overcollateralization, a letter of
                          credit, a cash reserve fund, insurance policies, one
                          or more Classes of Subordinate Securities, derivative
                          products or other forms of credit enhancement, or any
                          combination thereof (collectively, "Enhancement"). The
                          Enhancement with respect to any Series or any Class of
                          Securities may be structured to provide protection
                          against delinquencies and/or losses on the Primary
                          Assets, against changes in interest rates, or other
                          risks, to the extent and under the conditions
                          specified in the related Prospectus Supplement. Any
                          form of Enhancement will have certain limitations and
                          exclusions from coverage thereunder, which will be
                          described in the related Prospectus Supplement.
                          Further information regarding any Enhancer, including
                          financial information when material, will be included
                          in the related Prospectus Supplement. See
                          "ENHANCEMENT."

                          With respect to any Series of Securities including one or more Classes of Notes, distributions in respect of the Certificates may be subordinated in priority of payment to payments on the Notes, to the extent specified in the related Prospectus Supplement.

CREDIT QUALITY OF
  HOME EQUITY LOANS...... Throughout its operating history, the Seller has focused on lending to individuals who generally have
                          impaired or limited credit profiles or higher debt to
                          income ratios and who typically have substantial
                          equity in their homes. See "RISK FACTORS--Underwriting
                          Standards May Affect Performance" and "THE SELLER AND
                          THE SERVICER--General" and "--Underwriting" herein.
                          The Seller has in the past and will in the future
                          change its underwriting guidelines and procedures
                          when, in its business judgment, competition or other
                          conditions in its market so warrant. As a result, Home
                          Equity Loans originated at different times may reflect
                          different underwriting guidelines and be of different
                          credit quality. However, any such differences will be
                          reflected in the levels of Enhancement for the related
                          Series of Securities.

SERVICING................ The Servicer will be responsible for servicing, managing and making collections on the Home Equity
                          Loans for a Series. In addition, the Servicer, if so
                          specified in the related Prospectus Supplement, will
                          act
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                                       9
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                          as custodian and will be responsible for maintaining
                          custody of the Home Equity Loans and related
                          documentation on behalf of the Trustee. Advances with
                          respect to delinquent payments of principal and/or
                          interest on a Home Equity Loan ("Delinquency
                          Advances") will be made by the Servicer if and only to
                          the extent described in the related Prospectus
                          Supplement. Such advances will be intended to provide
                          liquidity only and will be reimbursable to the
                          Servicer to the extent specified in the related
                          Prospectus Supplement, from scheduled payments of
                          principal and/or interest, late collections, or from
                          the proceeds of liquidation of the related Home Equity
                          Loans or from other recoveries relating to such Home
                          Equity Loans (including any insurance proceeds or
                          payments from other credit support) or, to the extent
                          specified in the related Prospectus Supplement, from
                          payments or proceeds from other Home Equity Loans. If
                          and to the extent specified in the related Prospectus
                          Supplement, the Servicer will be entitled to advance
                          its own funds to pay for any related expenses of
                          foreclosure and disposition of any liquidated Home
                          Equity Loan or related Mortgaged Property (the
                          "Servicer Advances"). See "SERVICING OF
                          LOANS--Advances and Limitations Thereon." The Servicer
                          will be entitled to be reimbursed for any such
                          Servicer Advances as specified in the related
                          Prospectus Supplement. In performing these functions,
                          the Servicer will exercise the same degree of skill
                          and care that it customarily exercises with respect to
                          similar Home Equity Loans owned or serviced by it.
                          Under certain limited circumstances, the Servicer may
                          resign or be removed, in which event either the
                          Trustee or a third-party servicer will be appointed as
                          successor servicer. The Servicer will receive a
                          periodic fee as servicing compensation (the "Servicing
                          Fee") and may, as specified in the related Prospectus
                          Supplement, receive certain additional compensation.
                          See "SERVICING OF LOANS--Servicing Compensation and
                          Payment of Expenses."

FEDERAL INCOME TAX
  CONSIDERATIONS

  A. DEBT SECURITIES AND
     REMIC RESIDUAL
     SECURITIES.......... If (i) an election is made to treat all or a portion of a Trust Fund for a Series as a "real estate
                          mortgage investment conduit" (a "REMIC") or (ii) so
                          provided in the related Prospectus Supplement, a
                          Series of Securities will include one or more Classes
                          of taxable debt obligations under the Internal Revenue
                          Code of 1986, as amended (the "Code"). Stated interest
                          with respect to such Classes of Securities will be
                          reported by a Holder in accordance with the Holder's
                          method of accounting except that, in the case of
                          Securities constituting "regular interests" in a REMIC
                          ("Regular Interests"), such interest will be required
                          to be reported on the accrual method regardless of a
                          Holder's usual method of accounting. Securities that
                          are Compound Interest Securities, Zero Coupon
                          Securities or Interest Only Securities will, and
                          certain other Classes of Securities may, be issued
                          with original issue discount that is not de minimis.
                          In such cases, the Holder will be required to include
                          original issue discount in gross income as it accrues,
                          which may be prior to the receipt of cash attributable
                          to such income. If a Security is issued at a premium,
                          the Holder may be entitled to make an election to
                          amortize such premium on a constant yield method.

                          In the case of a REMIC election, a Class of Securities
                          may be treated as REMIC "residual interests"
                          ("Residual Interest"). A Holder of a
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                          Residual Interest will be required to include in its
                          income its pro rata share of the taxable income of the
                          REMIC. In certain circumstances, the Holder of a
                          Residual Interest may have REMIC taxable income or tax
                          liability attributable to REMIC taxable income for a
                          particular period in excess of cash distributions for
                          such period or have an after-tax return that is less
                          than the after-tax return on comparable debt
                          instruments. In addition, a portion (or, in some
                          cases, all) of the income from a Residual Interest
                          (i) except in certain circumstances with respect to a
                          Holder classified as a thrift institution under the
                          Code, may not be subject to offset by losses from
                          other activities or investments, (ii) for a Holder
                          that is subject to tax under the Code on unrelated
                          business taxable income, may be treated as unrelated
                          business taxable income and (iii) for a foreign
                          holder, may not qualify for exemption from or
                          reduction of withholding. In addition, (i) Residual
                          Interests are subject to transfer restrictions and
                          (ii) certain transfers of Residual Interests will not
                          be recognized for federal income tax purposes.
                          Further, individual holders are subject to limitations
                          on the deductibility of expenses of the REMIC. See
                          "FEDERAL INCOME TAX CONSIDERATIONS."

  B. NON-REMIC
       PASS-THROUGH
       SECURITIES........ If so specified in the related Prospectus Supplement, the Trust Fund for a Series will be treated as a
                          grantor trust and will not be classified as an
                          association taxable as a corporation for federal
                          income tax purposes and Holders of Securities of such
                          Series ("Pass-Through Securities") will be treated as
                          owning directly rights to receive certain payments of
                          interest or principal, or both, on the Primary Assets
                          held in the Trust Fund for such Series. All income
                          with respect to a Stripped Security (as defined
                          herein) will be accounted for as original issue
                          discount and, unless otherwise specified in the
                          related Prospectus Supplement, will be reported by the
                          Trustee on an accrual basis, which may be prior to the
                          receipt of cash associated with such income.

  C. OWNER TRUST
        SECURITIES....... If so specified in the Prospectus Supplement, the
                          Trust Fund will be treated as a partnership for
                          purposes of federal and state income tax. Each
                          Noteholder, by the acceptance of a Note of a given
                          Series, will agree to treat such Note as indebtedness,
                          and each Certificateholder, by the acceptance of a
                          Certificate of a given Series, will agree to treat the
                          related Trust Fund as a partnership in which such
                          Certificateholder is a partner for federal income and
                          state tax purposes. Alternative characterizations of
                          such Trust Fund and such Certificates are possible,
                          but would not result in materially adverse tax
                          consequences to Certificateholders. See "FEDERAL
                          INCOME TAX CONSIDERATIONS."

ERISA CONSIDERATIONS..... Subject to the considerations discussed under "ERISA
                          CONSIDERATIONS" herein and in the related Prospectus
                          Supplement, the Notes may be eligible for purchase by
                          employee benefit plans. The related Prospectus
                          Supplement will provide further information with
                          respect to the eligibility of a Class of Certificates
                          for purchase by employee benefit plans.

                          A fiduciary of any employee benefit plan subject to
                          the Employee Retirement Income Security Act of 1974,
                          as amended ("ERISA"), or the Code should carefully
                          review with its own legal advisors whether the
                          purchase or holding of Securities could give rise to a
                          transaction
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                          prohibited or otherwise impermissible under ERISA or
                          the Code. See "ERISA CONSIDERATIONS" herein and in the
                          related Prospectus Supplement.

LEGAL INVESTMENT......... Unless otherwise specified in the related Prospectus
                          Supplement, Securities of each Series offered by this
                          Prospectus and the related Prospectus Supplement will
                          not constitute "mortgage related securities" under the
                          Secondary Mortgage Market Enhancement Act of 1984
                          ("SMMEA"). Investors whose investment authority is
                          subject to legal restrictions should consult their own
                          legal advisors to determine whether and to what extent
                          the Securities constitute legal investments for them.
                          See "LEGAL INVESTMENT."

RATINGS.................. It will be a requirement for issuance of any Series that each Class of Securities offered by this
                          Prospectus and the related Prospectus Supplement be
                          rated by at least one Rating Agency in one of its four
                          highest applicable rating categories. The rating or
                          ratings applicable to Securities of each Series
                          offered hereby and by the related Prospectus
                          Supplement will be as set forth in the related
                          Prospectus Supplement.

                          A securities rating should be evaluated independently of similar ratings on different types of securities.
                          In general, a securities rating addresses the likelihood that Holders will receive the distributions to which they are entitled. A securities rating is not a recommendation to buy, hold or sell securities and does not address the effect that the rate of prepayments on the Home Equity Loans or Underlying
                          Loans relating to Private Securities, as applicable, for a Series may have on the yield to investors in the Securities of such Series.

                          There is no assurance that the rating initially
                          assigned to such Securities will not be subsequently
                          lowered or withdrawn by the Rating Agency. In the
                          event the rating initially assigned to any Securities
                          is subsequently lowered for any reason, no person or
                          entity will be obligated to provide any credit
                          enhancement in addition to the Enhancement, if any,
                          specified in the related Prospectus Supplement. See
                          "RISK FACTORS--Ratings Are Not Recommendations."
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                                       12

                                  RISK FACTORS

     Investors should consider, among other things, the following risk factors in connection with the purchase of the Securities.

     Lack of Secondary Market Limits Liquidity. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. See "PLAN OF DISTRIBUTION."

     Primary Assets Are Only Source of Repayment. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities and any related Enhancement. There will be no recourse to the Seller or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account, Certificate Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Seller, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Seller. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

     Limited Protection Against Losses. Although any Enhancement is intended to reduce the risk of delinquent payments or losses to Holders entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities. As a result Holders may suffer losses. See "ENHANCEMENT."

     Yield May Vary. The yield to maturity experienced by a Holder of Securities may be affected by the rate of payment of principal of the Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable; (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement; and (iii) the exercise by the party entitled thereto of any right of optional termination. See "DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities." The rate of prepayments may be affected by the characteristics of the Home Equity Loans, such as the loans-to-value ratios, interest rates and purposes of such loans, the prevailing level of interest rates, demographic, tax, and legal factors and servicing decisions. Prepayments may also result from repurchases of Home Equity Loans or Underlying Loans relating to the Private Securities, as applicable, due to material breaches of the Seller's representations and warranties.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "DESCRIPTION OF THE SECURITIES--Payments of Interest."

     Underwriting Standards May Affect Performance. As described herein under "THE SELLER AND THE SERVICER--Underwriting," the Seller's underwriting standards generally are less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. A borrower's past credit history may not preclude the Seller from making a loan; however, it generally will reduce the size (and consequently the Combined Loan-to-Value Ratio) of the loan that the Seller is willing to make. As a result of this approach to underwriting, the Home Equity Loans may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a more traditional manner.

     Junior Liens Create Additional Risk of Loss. If the Home Equity Loans in a Trust Fund are secured primarily by junior liens subordinate to the rights of the mortgagee under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Home Equity Loans only to the extent that the claims of such senior mortgagees or beneficiaries have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or deeds of trust or make payments due to the senior mortgagees or beneficiaries.

     Property Values May Be Insufficient. There are several factors that could adversely affect the value of the Mortgaged Properties such that the outstanding balance of the related Home Equity Loan, together with any senior financing on the Mortgaged Properties, would equal or exceed the value of the Mortgaged Properties. Among the factors that could adversely affect the value of the Mortgaged Properties are an overall decline in the residential real estate market in the areas in which the Mortgaged Properties are located or a decline in the general condition of the Mortgaged Properties as a result of failure of borrowers to maintain adequately the Mortgaged Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in a Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage and home improvement lending industry in general.

     Insufficient Additional Primary Assets May Adversely Affect Yield. The ability of a Trust Fund to invest in additional Home Equity Loans during the related Pre-Funding Period will be dependant on the ability of the Seller to originate or acquire Home Equity Loans that satisfy the requirements for transfer to the Trust Fund specified in the related Prospectus Supplement. The ability of the Seller to originate or acquire such Loans will be affected by a variety of factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions. If the principal balance of additional Primary Assets delivered to the Trust Fund during the Pre-Funding Period is less than the Pre-Funded Amount, the Holders of the Securities of the related Series will receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

     Potential Liability for Environmental Conditions. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

     Consumer Protection Laws May Affect Loans. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Home Equity Loan to damages and administrative enforcement.

     The Loans are also subject to federal laws, including:

          (i) the federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (iii) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

          (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. The Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Act") which amended the Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Loan. If the Trust Fund includes Loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against the Seller. Any violation of the Act which would result in such liability would be a breach of the Seller's representations and warranties, and the Seller would be obligated to cure, repurchase or, if permitted by the Agreement, substitute for the Home Equity Loan in question. In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Soldiers' and Sailors' Civil Relief Act of 1940 and state debtor relief laws, may also adversely affect the Servicer's ability to collect the principal of or interest on the Loans and also would affect the interests of the Securityholders in such Loans if such laws result in the Loans being uncollectible. See "CERTAIN LEGAL ASPECTS OF THE LOANS."

     Insolvency of Seller May Cause Losses. The Seller intends that its transfer of the Primary Assets to a Trust Fund will constitute a sale, and the Seller and the Trust Fund will agree to treat each such transfer as a sale. In the event of the insolvency of the Seller, the trustee in bankruptcy or the Seller, as debtor-in-possession, may attempt to recharacterize such a sale as a loan by the Trust Fund to the Seller secured by the pledge of the related Primary Assets. If such an attempt were to be successful, Holders of Securities could receive a prepayment of all or part of their Securities. Any such prepayment would adversely affect the yield on such Securities and could result in a loss. Even if such an attempt were to be unsuccessful, Holders of Securities could experience delays in distributions which would adversely affect the yield on the related Securities.

     Ratings Are not Recommendations. It will be a condition to the issuance of a Series of Securities that each Class be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. In general, a securities rating addresses the likelihood that Holders will receive the distributions to which they are entitled. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor and does not address the likelihood of prepayments or the possibility that investors may receive a lower than anticipated yield. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt. Any such reduction or withdrawal in the rating assigned to the Securities may adversely affect the liquidity of and yield on such Securities.

                          THE SELLER AND THE SERVICER

GENERAL

     Delta Funding Corporation, a New York corporation ("Delta" or the "Company") is a specialty consumer finance company that has engaged in originating, acquiring, selling and servicing home equity loans since 1982. Throughout its operating history, Delta has focused on lending to individuals who generally have impaired or limited credit profiles or higher debt to income ratios and typically have substantial equity in their homes. The Company makes loans to these borrowers for such purposes as debt consolidation, home improvement, refinancing or education, and these loans are primarily secured by first mortgages on one- to four-family residential properties.

     Delta originates home equity loans through licensed mortgage brokers and other real estate professionals ("brokers") who submit loan applications on behalf of the borrower ("Brokered Loans"). Delta also purchases from approved mortgage bankers and financial institutions ("correspondents") loans that conform to Delta's underwriting guidelines ("Correspondent Loans"). During the 12 month period ended December 31, 1997, the Company has originated and purchased loans through a network of approximately 1,150 brokers and correspondents. The Company believes that it has a competitive advantage in serving brokers and correspondents in the nonconforming home equity market that stems from its substantial experience in this sector and its emphasis on providing quality service that is prompt, responsive and consistent. The 28 members of the Company's senior management have an average of over 14 years of nonconforming mortgage loan experience. The Company believes this industry- and company-specific experience, coupled with the systems and programs it has developed over the past 16 years, enable the Company to provide quality services that include preliminary approval of most Brokered Loans and certain Correspondent Loans within one day, consistent application of its underwriting guidelines and funding or purchasing of loans within 14 to 21 days of preliminary approval. In addition, the Company seeks to establish and maintain productive relationships with its network of brokers and correspondents by servicing each one with a business development representative, a team of experienced underwriters and, in the case of Brokered Loans, a team of loan officers and processors who are assigned to specific brokers to process all applications submitted by each broker.

     In February 1997, in an effort to broaden its origination sources and to expand its geographic presence, Delta's parent company, Delta Financial Corporation, acquired two related retail originators of home equity loans, Fidelity Mortgage Inc., based in Cincinnati, Ohio, and Fidelity Mortgage (Florida), Inc., based in West Palm Beach, Florida, and subsequently merged the two companies into Fidelity Mortgage Inc. ("Fidelity Mortgage"). Fidelity Mortgage develops retail loan leads primarily through its telemarketing system and its network of 15 retail offices located in Florida (3), Georgia, Illinois, Indiana, Missouri, North Carolina, Ohio (4), Pennsylvania (2) and Tennessee.

     During its first 12 years of operation, Delta concentrated its efforts on serving brokers and correspondents primarily in New York, New Jersey and Pennsylvania. Commencing in 1995, the Company began to implement a program to expand its geographic focus into the New England, Mid-Atlantic, Midwest and Southeast regions. To increase the size of its network of brokers and correspondents in these new markets and to provide better service, the Company operates a full service office in Atlanta, Georgia, staffed by two members of the Company's senior management who relocated; full processing offices in Chicago, Illinois and Warwick, Rhode Island; processing offices in Deerfield Beach, Florida and Cleveland, Ohio and business development offices in Delaware, Michigan (2), Missouri, New Jersey, Ohio, Pennsylvania, and Virginia. Total loan originations and purchases increased from $287.8 million in 1995 to $658.8 million in 1996 and $1.25 billion in 1997. Of the total loan production during 1997, 38% was originated through the Company's broker network, 51% was purchased from its correspondent network and 11% was originated from its affiliate's retail network. The Company is not dependent on any single or affiliated group of brokers or correspondents.

     As of December 31, 1997, Delta had 540 full and part-time employees. Delta's headquarters are located in approximately 120,000 square feet in a 230,000 square foot building located at 1000 Woodbury Road, Woodbury, New York 11797. Its telephone number is (516) 364-8500.

UNDERWRITING

     All of Delta's brokers and correspondents are provided with the Company's underwriting guidelines. Loan applications received from brokers and correspondents are classified according to certain characteristics, including but not limited to: condition and location of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio and general stability of the applicant in terms of employment history and time in residence. Delta has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of four letter ratings "A" through "D", with subratings within those categories. Terms of loans made by Delta, as well as maximum loan-to-value ratios and debt-to-income ratios, vary depending on the classification of the applicant. Loan applicants with less favorable credit ratings are generally offered loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings. The general criteria used by Delta's underwriting staff in classifying loan applicants are set forth below.

               UNDERWRITING CRITERIA OF DELTA FUNDING CORPORATION

                             "A" RISK               "B" RISK               "C" RISK               "D" RISK
                       ---------------------  ---------------------  ---------------------  ---------------------
Credit profile.......  Excellent credit       Good overall credit    Good to fair credit    Fair to poor credit
                       history

Existing mortgage
  history............  Current at             Current at             Up to 30 days          90 days delinquent or
                       application time and   application time and   delinquent at          more
                       a maximum of two       a maximum of four      application time and
                       30-day late payments   30-day late payments   a maximum of four
                       in the last 12 months  in the last 12 months  30-day late payments, two 60-day late
                                                                     payments and one
                                                                     90-day late payment
                                                                     in the last 12 months

Other credit.........  Minor 30-day late      Some slow pays         Slow pays, some open   Not a factor.
                       items allowed with a   allowed but majority   delinquencies          Derogatory credit
                       letter of              of credit and          allowed. Isolated      must be paid with
                       explanation; no open   installment debt paid  charge-offs,           proceeds. Must
                       collection accounts,   as agreed. Small       collection accounts    demonstrate ability
                       charge-offs,           isolated charge-       or judgments           to pay
                       judgments              offs, collections, or  case-by-case
                                              judgments allowed
                                              case-by-case

Bankruptcy filings...  Discharged more than   Discharged more than   Discharged more than   May be open at
                       three years prior to   two years prior to     one year prior to      closing, but must be
                       closing and excellent  closing and excellent  closing and good       paid off with
                       reestablished credit   reestablished credit   reestablished credit   proceeds

Debt Service to
  Income ratio.......  Generally 45% or less  Generally 50% or less  Generally 55% or less  Generally 55% or less

Maximum loan-to-value
  ratio:

  Owner-occupied.....  Generally 80% (up to   Generally 80% (up to   Generally 75% (up to   Generally 65% (up to
                       90%*) for a one- to    85%*) for a one- to    80%*) for a one- to    70%*) for a one- to
                       four-family residence  four-family residence  four-family residence  four-family residence

                             "A" RISK               "B" RISK               "C" RISK               "D" RISK
                       ---------------------  ---------------------  ---------------------  ---------------------
  Non-owner            Generally 70% (up to   Generally 70% (up to   Generally 65% (up to   Generally 55% (up to
    occupied.........  80%*) for a one- to    80%*) for a one- to    75%*) for a one- to    60%*) for a one- to
                       four-family residence  four-family residence  four-family residence  four-family residence

Employment...........  Minimum 2 years        Minimum 2 years        No minimum required    No minimum required
                       employment in the      employment in the
                       same field             same field

------------------
* On an exception basis

     Delta uses the foregoing categories and characteristics as guidelines only. On a case-by-case basis, the Company may determine that the prospective borrower warrants an exception, if sufficient compensating factors exist. Examples of such compensating factors are: low loan-to-value ratio, low debt ratio, long-term stability of employment and/or residence, excellent payment history on past mortgages, or a significant reduction in monthly housing expenses.

     Except for Balloon Loans, the mortgage loans originated by Delta have amortization schedules ranging from 5 years to 30 years, generally bear interest at fixed rates and require equal monthly payments which are due as of a scheduled day of each month which is fixed at the time of origination. Substantially all of Delta's mortgage loans are simple interest loans. Delta primarily purchases fixed rate loans which amortize over a period not to exceed 30 years. Delta also acquires and originates Balloon Loans, which generally provide for scheduled amortization over 30 years, but in some instances over 20 years, with a due date and a Balloon Payment at the end of the fifteenth year. The principal amounts of the loans purchased or originated by Delta generally range from a minimum of $6,000 to a maximum of $350,000. Delta generally does not acquire or originate any mortgage loans where the Combined Loan-to-Value Ratio exceeds 95%. The collateral securing loans acquired or originated by Delta are generally one- to four-family residences, including condominiums and townhomes, and such properties may or may not be occupied by the owner. It is Delta's policy not to accept commercial properties or unimproved land as collateral. However, Delta will accept mixed-use properties such as a property where more than 50% is used for residential purposes and the balance is used for commercial purposes. Delta does not purchase loans where any senior mortgage contains open-end advance, negative amortization or shared appreciation provisions.

     Delta's mortgage loan program includes (i) a full documentation program for salaried borrowers and (ii) a non-income verification program for self-employed borrowers. Under the full documentation program, the total monthly debt obligations (which include principal and interest on the new loan and all other mortgages, loans, charge accounts and scheduled indebtedness) generally does not exceed 50% of the borrower's monthly gross income. A higher debt to income ratio will be considered for a loan with a lower Combined Loan-to-Value Ratio, or with a combined total gross income greater than $50,000 in conjunction with the loan applicant's favorable credit history, and each approval for such a loan will be supported by documentation. Loans to borrowers who are salaried employees must be supported by current employment information in addition to employment history. This information for salaried borrowers is verified based on written confirmation from employers, one or more pay-stubs, recent W-2 tax forms, recent tax returns or telephone confirmation from the employer. For Delta's non-income verification program, proof of self-employment in the same business plus proof of current self-employed status is required. Delta generally requires lower Combined Loan-to-Value Ratios with respect to loans made to self-employed borrowers.

     Assessment of an applicant's ability and willingness to pay is one of the principal elements in distinguishing Delta's lending specialty from methods employed by traditional lenders, such as savings and loans and commercial banks. All lenders utilize debt ratios and loan-to-value ratios in the approval process. Many lenders simply use software packages to score an applicant for loan approval and fund the loan after auditing the data provided by the borrower. In contrast, Delta employs experienced non-conforming mortgage loan credit underwriters to scrutinize the applicant's credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner. Personal circumstances including divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair an applicant's credit record.

     Delta has a staff of 75 underwriters. With the exception of the Company's Atlanta, Georgia office, all underwriting functions are centralized in its Woodbury, New York office. Delta does not delegate underwriting authority to any broker or correspondent. Delta's Underwriting Department functions independently of its

Business Development and Mortgage Origination Departments and does not report to any individual directly involved in the origination process. No underwriter at Delta is compensated on an incentive or commission basis.

     Delta has instituted underwriting checks and balances that are designed to ensure that every loan is reviewed and approved by a minimum of two underwriters, with certain higher loan amounts requiring a third approval. Management believes that by requiring each file be seen by a minimum of two underwriters, a high degree of accuracy and quality control is ensured throughout the underwriting process and before funding.

     Delta's underwriting of every loan submitted consists not only of a thorough credit review, but also (i) a separate appraisal review conducted by Delta's Appraisal Review Department, and, (ii) a full compliance review, to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion, and proper compliance with all federal and state regulations. Appraisals are performed by third party, fee-based appraisers or by the Company's staff appraisers and generally conform to current FNMA/FHLMC secondary market requirements for residential property appraisals. Each such appraisal includes, among other things, an inspection of the exterior of the subject property and, where available, data from sales within the preceding 12 months of similar properties within the same general location as the subject property. In addition, in certain situations, the Company also obtains broker price opinions from independent real estate agents.

     Delta performs a thorough appraisal review on each loan prior to closing or prior to purchasing. While Delta recognizes that the general practice by conventional mortgage lenders is to perform only drive-by appraisals after closings, management believes this practice does not provide sufficient protection. In addition to reviewing each appraisal for accuracy, the Company accesses other sources to validate sales used in the appraisal to determine market value. These sources include: interfacing with Multiple Listing Services and Comps, Inc. to access current sales and listing information; its own in-house database which contains comparable sales from all appraisals ordered by Delta during the past eight years; and other sources for verification, including broker price opinions and market analyses by local real estate agents.

     Post closing, in addition to its normal due diligence, the Company randomly selects one out of every ten appraisals, and performs a drive-by appraisal. This additional step gives the Company an added degree of comfort with respect to appraisers with which the Company has had limited experience. Delta actively tracks all appraisers from which it accepts appraisals for quality control purposes and does not accept work from appraisers who have not conformed to its review standards.

     Upon completion of a broker loan's underwriting and processing, the closing of the loan is scheduled with a closing attorney or agent approved by Delta. The closing attorney or agent is responsible for completing the loan closing transaction in accordance with applicable law and Delta's operating procedures. Title insurance that insures Delta's interest as mortgagee and evidence of adequate homeowner's insurance naming Delta as an additional insured party are required on all loans.

     The Company performs a post-funding quality control review to monitor and evaluate the Company's loan origination policies and procedures. The Quality Control Department is separate from the Underwriting Department, and reports directly to a member of senior management.

     At least 10% of all loan originations and purchases are subjected to a full quality control re-underwriting and review, the results of which are reported to senior management on a monthly basis. Discrepancies noted by the audit are analyzed and corrective actions are instituted. A typical quality control review currently includes: (a) obtaining a new drive-by appraisal for each property;
(b) running a new credit report from a different credit report agency;
(c) reviewing loan applications for completeness, signatures, and for consistency with other processing documents; (d) obtaining new written verification of income and employment; (e) obtaining new written verification of mortgage to re-verify any outstanding mortgages; and (f) analyzing the underwriting and program selection decisions. The quality control process is updated from time to time as the Company's policies and procedures change.

SERVICING

     Delta has been servicing loans since its inception in 1982, and Delta has serviced or is servicing substantially all of the loans that it has originated or purchased. Servicing involves, among other things, collecting payments when due, remitting payments of principal and interest and furnishing reports to the current owners of the loans and enforcing such owners' rights with respect to the loans, including, recovering delinquent payments, instituting foreclosure and liquidating the underlying collateral. As of December 31, 1997, Delta had a servicing portfolio of $1.8 billion.

     Delta services all loans out of its headquarters in Woodbury, New York, utilizing a leading "in-house" loan servicing system ("LSAMS") which it purchased in 1995. LSAMS replaced Delta's former "service bureau" loan servicing system, and has provided Delta with considerably more flexibility to adapt the system to Delta's specific needs as a nonconforming home equity lender. As such, Delta has achieved significant cost efficiencies by automating a substantial number of previously manual servicing procedures and functions since its conversion to LSAMS on July 1, 1995.

     At the same time that it upgraded its primary servicing system, Delta purchased a default management sub-servicing system ("TPLS")--with separate "modules" for foreclosure, bankruptcy, and REO--to provide it with the ability to more efficiently monitor and service loans in default. These sub-servicing modules provide detailed tracking of all key events in foreclosure and bankruptcy on a loan-by-loan and portfolio-wide basis; the ability to track and account for all pre- and post-petition payments received in bankruptcy from the borrower and/or trustee; and the ability to monitor, market and account for all aspects necessary to liquidate an REO property after foreclosure. Additionally, Delta's Management Information Systems Department has created a market value analysis program to run with LSAMS, and provides Delta with the ability to monitor its equity position on a loan-by-loan and/or portfolio-wide basis.

     Centralized controls and standards have been established by Delta for the servicing and collection of mortgage loans in its portfolio. Delta revises such policies and procedures from time to time in connection with changing economic and market conditions and changing legal and regulatory requirements.

     Delta's collections policy is designed to identify payment problems sufficiently early to permit Delta to quickly address delinquency problems and, when necessary, to act to preserve equity in a preforeclosure property. Delta believes that these policies, combined with the experience level of independent appraisers engaged by Delta, help to reduce the incidence of charge-offs of a first or second mortgage loan.

     Borrowers are billed on a monthly basis in advance of the due date. Collection procedures commence upon identification of a past due account by Delta's automated servicing system. If timely payment is not received, LSAMS automatically places the loan in the assigned collector's "auto queue" and collection procedures are generally initiated on the day immediately following the payment due date for chronic late payers, or the day immediately following the end of the grace period for those borrowers who usually pay within the grace period or shortly thereafter. LSAMS automatically queues up each loan in the assigned collector's "auto queue" at one of these two dates based upon a particular borrower's payment history over the prior 12 months. The account remains in the queue unless and until a payment is received, at which point LSAMS automatically removes the loan from that collector's auto queue until the next month's payment is due and/or becomes delinquent.

     When a loan appears in a collector's auto queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts are attempted until the account is current or other payment arrangements have been made. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or, in some circumstances, to supplement the phone contacts. During the delinquency period, the collector will continue to contact the borrower. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. All collection activity, including the date collection letters were sent and detailed notes on the substance of each collection telephone call, is entered into a permanent collection history for each account on LSAMS. Additional guidance with the collection process is derived through frequent communication with Delta's senior management.

     For those loans in which collection efforts have been exhausted without success, the Pre-foreclosure Manager recommends the loans be sent to foreclosure at one of two Foreclosure Committee Meetings held each month. At each such committee meeting, the Pre-foreclosure Manager meets with the Foreclosure Manager and a member of the Executive Department, to determine whether foreclosure proceedings are appropriate, based upon their analysis of all relevant factors, including a market value analysis, reason for default and efforts by the borrower to cure the default.

     Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, located in the same state as the secured property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. All aspects of foreclosures and bankruptcies are closely monitored by Delta through its TPLS sub-servicing loan system described above and through monthly status reports from attorneys.

     Prior to foreclosure sale, Delta performs an in-depth market value analysis on all defaulted loans. This analysis includes: (i) a current valuation of the property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from Delta's network of real estate brokers, complete with a description of the condition of the property, recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; (iii) an evaluation of the amount owed, if any, to a senior mortgagee; and (iv) estimated carrying costs, brokers' fee, repair costs and other related costs associated with real estate owned properties. Delta bases the amount it will bid at foreclosure sales on this analysis.

     If Delta acquires title to a property at a foreclosure sale or otherwise, the REO Department immediately begins working the file by obtaining an estimate of the sale price of the property by sending at least two local real estate brokers to inspect the premises, and then hiring one to begin marketing the property. If the property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

     Delta's loan servicing software also tracks and maintains homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated bi-weekly listing all policies scheduled to expire within the next 15 days. When policies lapse, a letter is issued advising the borrower of such lapse and notifying the borrower that Delta will obtain force-placed insurance at the borrower's expense. Delta also has an insurance policy in place that provides coverage automatically for Delta in the event that Delta fails to obtain force-placed insurance.

DELINQUENCY AND LOSS EXPERIENCE

     The following table sets forth information relating to the delinquency and loss experience of Delta for its servicing portfolio of mortgage loans (including mortgage loans serviced for others) for the periods indicated.

     The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of Delta's mortgage loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of mortgage loans serviced for each period would be higher than those shown if a group of mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. However, since most of the mortgage loans in Delta's mortgage loan portfolio are not fully seasoned, the delinquency and loss information for such an isolated group would also be distorted to some degree since newly originated loans have not been in existence long enough to give rise to some or all of the indicated periods of delinquency in the table.

                          DELTA FUNDING CORPORATION'S
                    HISTORIC SERVICING PORTFOLIO INFORMATION

                                                                      YEAR ENDED DECEMBER 31,
                                                           ----------------------------------------------    6 MONTHS ENDED
                                                               1995            1996             1997         JUNE 30, 1998
                                                           ------------    ------------    --------------    --------------
Total Outstanding Principal Balance (end of period).....   $468,846,079    $932,958,188    $1,840,150,403    $2,391,718,794
Average Outstandings(1).................................   $373,384,417    $667,368,565    $1,376,108,923    $2,146,479,956
DELINQUENCY
30-59 Days:
  Principal Balance.....................................   $ 35,052,951    $ 54,582,550    $   90,052,724    $  113,196,648
  Percent of Delinquency by Dollar(2)...................           7.48%           5.85%             4.89%             4.73%
60-89 Days:
  Principal Balance.....................................   $  8,086,230    $ 14,272,587    $   28,864,099    $   38,604,529
  Percent of Delinquency by Dollar(2)...................           1.72%           1.53%             1.57%             1.61%
90 Days or More:
  Principal Balance.....................................   $  6,748,061    $  9,224,525    $   17,695,594    $   25,688,381
  Percent of Delinquency by Dollar(2)...................           1.44%           0.99%             0.96%             1.07%
Total Delinquencies:
  Principal Balance.....................................   $ 49,887,242    $ 78,079,663    $  136,612,417    $  177,489,558
  Percent of Delinquency by Dollar(2)...................          10.64%           8.37%             7.42%             7.42%
FORECLOSURES
  Principal Balance.....................................   $ 23,506,751    $ 34,765,638    $   85,500,439       110,461,566
Percent of Foreclosures by Dollar(2)....................           5.01%           3.73%             4.65%             4.62%
REO
  Principal Balance.....................................   $  4,020,295    $  5,672,811    $   10,292,208    $   13,647,646
  Percent of REO by Dollar(2)...........................           0.86%           0.61%             0.56%             0.57%
Gross Losses............................................   $ (2,398,968)   $ (3,223,525)   $   (5,514,944)   $  (4,451,694)
Recoveries..............................................   $    256,869    $    357,320    $      529,406    $      865,698
Net Losses on liquidated loans(3).......................   $ (2,142,099)   $ (2,866,204)   $   (4,985,538)   $  (3,585,790)
Percentage of Net Losses on liquidated loans
  (based on Average Outstanding Principal Balance)(4)...           0.57%           0.43%             0.36%             0.33%

------------------

(1) Calculated by summing the actual outstanding principal balances at the end of each month and dividing the total by the number of months in the applicable period.

(2) Percentages are expressed based upon the total outstanding principal balance as of the indicated date.

(3) Net Losses equal Gross Losses plus recoveries.

(4) For June 30, 1998, the percentage of Net Losses on liquidated loans is annualized.

     As reflected in the table, the Total Delinquencies (Percent of Delinquency by Dollar) have decreased from 10.64% for 1995 to 8.37% for 1996 to 7.42% for 1997. At the same time, the Percentage of Net Losses on liquidated loans decreased from 0.57% for 1995 to 0.43% for 1996 to 0.36% for 1997. The Seller believes that this decrease may be largely a function of the increase in the size of the portfolio from December 31, 1996, to December 31, 1997.

     While the above delinquency and foreclosure and loss experiences reflect Delta's experiences for the periods indicated, there can be no assurance that the delinquency and foreclosure and loss experiences on the Home Equity Loans will be similar. Accordingly, this information should not be considered to reflect the credit quality of the Home Equity Loans included in the Trust, or as a basis of assessing the likelihood, amount or severity of losses on the Home Equity Loans. The statistical data in the table is based on all of the loans in Delta's servicing portfolio. The Home Equity Loans may, in general, be more recently originated than, and are likely to have other characteristics which distinguish them from, the majority of the loans in Delta's servicing portfolio.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Seller, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

     The following summaries describe the material provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

     Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities or Interest Only Securities (each of which is generally described in the "GLOSSARY OF TERMS"). A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the related Prospectus Supplement (which may be different for each Class or for the payment of principal and interest) by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (which, unless otherwise specified in the related Prospectus Supplement, shall be at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

     Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account or the Certificate Account. If provided in the related Prospectus Supplement, such amounts may be net of certain amounts payable to the Servicer and any other person specified in the Prospectus Supplement. Such amounts thereafter may be deposited into the Distribution Account and will be available to make payments on the Securities of such Series on the next applicable Distribution Date. See "THE TRUST FUNDS--Collection, Certificate and Distribution Accounts."

BOOK-ENTRY SECURITIES

     If specified in the related Prospectus Supplement, one or more Classes of Securities may be issued in book-entry form (the "Book-Entry Securities"). Persons acquiring beneficial ownership interests in the Book-Entry Securities ("Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United

States, or CEDEL Bank societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Secutities will be issued in one or more certificates which equal the aggregate principal balance of the applicable Class or Classes of Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for CEDEL and The Chase Manhattan Bank ("Chase") will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Security will be entitled to receive a physical certificate representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Certificateholder" or Noteholder, as applicable, will be Cede & Co., as nominee of DTC. Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn he recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

     Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the Trustee through DTC and DTC participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants and indirect participants with whom Certificate Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Owners. Accordingly, although Owners will not possess certificates, the Rules provide a mechanism by which Owners will receive distributions and will be able to transfer their interest.

     Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Owners who are not Participants may transfer ownership of Securities only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Owners.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Securities will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Owners that it represents.

     Under a book-entry format, Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge Book-Entry Securities to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Securities, may be limited due to the lack of physical certificates for such Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     Monthly and annual reports on the applicable Trust Fund will be provided to Cede, as nominee of DTC, and may be made available by Cede to Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of such Owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Securities. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Holder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

     Definitive Securities will be issued to Owners, or their nominees, rather than to DTC, only if (a) DTC or the Seller advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Securities and the Seller or the Trustee is unable to locate a qualified successor, (b) the Seller, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined herein), Owners owning a majority in principal amount of the applicable Securities advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all applicable Owners of the occurrence of such event and the availability through DTC of Definitive Securities. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Certificateholders or Noteholders, as applicable, under the Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Seller, the Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

VALUATION OF THE PRIMARY ASSETS

     If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then principal balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

     The "Assumed Reinvestment Rate," if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

     The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360 day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Distribution Date for the payment of interest of a Class may be different from, or occur more or less frequently than, the Distribution Date for the payment of principal of such Class. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

     Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

     On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority set forth in the related Prospectus Supplement. The Holders of one or more Classes of Securities may have the right to request that principal distributions allocable to such Holder's Class of Securities be distributed to such Holder. If the requests of Holders exceed the amount of principal to be distributed, the requests generally will be filled in the order in which they were received. If the amount of principal to be distributed exceeds the amount of requests, the Trustee will select random lots of $1,000 each to receive such principal distribution. Thus, some Holders of the applicable Class of Securities may receive no principal distributions or a disproportionate amount of such principal distributions. If so specified in the related Prospectus Supplement, the Distribution Date for the payment of principal of a Class may be different from, or occur more or less frequently than, the Distribution Date for the payment of interest for such Class.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than the date on which the principal thereof will be fully paid and with respect to each Class of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "--Weighted Average Life of the Securities" below.

SPECIAL REDEMPTION

     If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a "Special Redemption Date") if, as a consequence of prepayments on the Loans or Underlying Loans, as applicable, relating to such Securities or low yields then available for reinvestment the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement, that the amount available for the payment of interest that will have accrued on such Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The Seller, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of one or more Classes of Securities by purchasing all or part of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Securities or Primary Assets, as specified in the related Prospectus Supplement is less than the amount or percentage, not more than 25%, specified in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement upon certain events of insolvency or receivership of the Seller or another affiliated entity specified in the related Prospectus Supplement, the related Primary Assets of the Trust Fund will be liquidated and the Trust Fund will be terminated, subject to the conditions set forth in the related Prospectus Supplement. In each such event, the Securities of the related Series will experience a prepayment. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee will receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of a Class of the Securities will be influenced by the rate at which the amount financed under the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the weighted average life of each Class of Securities of such Series, and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series, in each case based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

     There is, however, no assurance that prepayment of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do other borrowers. The deductibility of mortgage interest payments, and servicing decisions also affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the Loans or Underlying Loans either from time to time or over the lives of such Loans or Underlying Loans.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans or Underlying Loans relating to the Private Securities, as applicable. If any Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

     The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include (i) the Primary Assets, (ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement or the rights thereto, (iv) any Mortgaged Property that secured a Home Equity Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Pre-Funding Account, Capitalized Interest Account, Collection Account, Certificate Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement, will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Seller or the related Trust Fund not pledged to secure such Notes.

     The Primary Assets for a Series will be transferred by the Seller to the Trust Fund. Loans relating to a Series will be serviced by the Servicer pursuant to a Pooling and Servicing Agreement, with respect to a Series consisting of only Certificates or a Sale and Servicing Agreement (each, a "Sale and Servicing Agreement") between the Seller, the Trust Fund and the Servicer, with respect to a Series that includes Notes.

     As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series that includes Notes, the Indenture and the Sale and Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Seller and the Trustee of such Trust Fund specified in the related Prospectus Supplement.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

     Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, to the extent and as specified in the related Prospectus Supplement.

     An Agreement may provide that additional Home Equity Loans may be added to the Trust Fund if such Home Equity Loans were originated or acquired by the Seller in the ordinary course of its business, the inclusion of such Home Equity Loans will maintain or increase the level of overcollateralization and the inclusion of such Home Equity Loans will not result in the withdrawal or downgrading of the ratings then assigned to the Securities of the related Series. In addition, an Agreement may provide that Home Equity Loans may be removed from a Trust Fund from time to time if the actual level of overcollateralization exceeds the amount of overcollateralization required to be maintained and such removal will not result in the withdrawal or downgrading of the ratings then assigned to the Securities of the related Series.

THE LOANS

     The Primary Assets for a Series may consist, in whole or in part, of closed-end home equity loans (the "Home Equity Loans") secured by mortgages primarily on Single Family Mortgaged Properties which may be subordinated to other mortgages on the same Mortgaged Property. The Home Equity Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below.

     The full principal amount of a Home Equity Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. As more fully described in the related Prospectus Supplement, interest on each Home Equity Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Home Equity Loan Rate thereon and, in the case of simple interest loans, further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Interest on Home Equity Loans also may be calculated on the actuarial basis, in which case each monthly payment consists of a decreasing amount of interest and an increasing amount of principal, and the payment either earlier or later then the due date therefor will not affect the relative applications of principal and interest. The Loans for a Series may include Home Equity Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. The original terms to stated maturity of Home Equity Loans will generally not exceed 360 months.

     The Mortgaged Properties will include Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings), five- to eight-family properties and mixed-use property. Mixed-use properties will consist of structures of no more than three stories, which include one to four residential dwelling units and space used for retail, professional or other commercial uses. Such uses, which will not involve more than 50% of the space in the structure, may include doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other similar types of uses intended to cater to individual customers as specified in the related Prospectus Supplement. The properties may be located in suburban or metropolitan districts. Any such non-residential use will be in compliance with local zoning laws and regulations.

The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. The Mortgaged Properties also may include module or manufactured homes which are treated as real estate under local law. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

     The aggregate principal balance of Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. The sole basis for determining that a given percentage of the Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Home Equity Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. The Mortgaged Properties also may include non-owner occupied investment properties and vacation and second homes.

     Additional Information. The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant: (a) the aggregate unpaid principal balance of the Loans (b) the range and weighted average Home Equity Loan Rate on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current Home Equity Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans; (h) the geographic distribution of the Mortgaged Properties securing the Loans; (i) the percentage of Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Mortgaged Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (j) the lien priority of the Home Equity Loans; and (k) the delinquency status and year of origination of the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

     If information of the nature described above respecting the Loans is not known to the Seller at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

PRIVATE SECURITIES

     General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations:
(i) will have been registered for sale under the Securities Act of 1933, as amended; (ii) will have been acquired in the secondary market and not in the initial offering thereof; (iii) will have been issued by an issuer which is not involved in the issuance of the related Series and which is not an affiliate of the Seller; and (iv) will be freely transferable under Rule 144(k) under the Securities Act of 1933, as amended to the extent such rule is applicable to such securities.

     Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the Private Securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement. The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features.

     Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors, such as the operating history and degree of securitization experience of the seller/servicer of the Underlying Loans and the then current market for various types of credit enhancement, and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

     Additional Information. The Prospectus Supplement for a Series for which the Primary Assets include Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Seller and the Seller reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, (D) the minimum and maximum stated maturities of such Underlying Loans at origination, (E) the lien priority of such Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities; and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

     If information of the nature described above representing the Private Securities is not known to the Seller at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days of the initial issuance of such Securities.

COLLECTION, CERTIFICATE AND DISTRIBUTION ACCOUNTS

     A separate Collection Account or Certificate Account will be established for each Series of Securities for receipt of all amounts received on or with respect to the Primary Assets. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, may be deposited in one or more Distribution Accounts. Funds in the Collection, Certificate and Distribution Accounts generally will be invested in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account and the Certificate Account, than the day preceding the next Distribution Date for the related Series of Securities. See "--Eligible Investments" below.

PRE-FUNDING AND CAPITALIZED INTEREST ACCOUNTS

     If specified in the related Prospectus Supplement, a Trust Fund will include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related Series. If so specified, on the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series not to exceed fifty percent of the aggregate principal amount of such Series (such amount, the "Pre-Funded Amount") may be deposited in the Pre-Funding Account and may be used to purchase additional Primary Assets during the period of time not to exceed six months specified in the related Prospectus Supplement (the "Pre-Funding Period"). Pending the purchase of such additional Primary Assets, funds deposited in the Pre-Funding Account will be invested in Eligible Investments. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Notes and/or the Certificates of the applicable Series.

     Each additional Primary Asset must satisfy the eligibility criteria specified in the related Prospectus Supplement and related Agreements. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any Enhancer) prior to the issuance of the related Series and are designed to ensure that if such additional Primary Assets were included as part of the initial Primary Assets, the credit quality of such assets would be consistent with the initial rating of the Securities of such Series. The eligibility criteria will apply to the pool of Primary Assets, including the subsequent Primary Assets, and will include a minimum weighted average interest rate, a maximum weighted average remaining term to maturity and a maximum weighted average Combined Loan-to-Value Ratio. Depending on the composition of the original Primary Assets and the type of Enhancement, additional eligibility criteria such as a minimum interest rate, a maximum principal balance, a limitation on geographic concentration and a limit on certain types of Primary Assets such as Balloon Loans or loans secured by other than primary residences. The Seller will certify to the Trustee that all conditions precedent to the transfer of the additional Primary Assets, including the satisfaction of the eligibility criteria to the Trust Fund, have been satisfied. It is a condition to the transfer of any additional Primary Assets to the Trust Fund that each Rating Agency, after receiving prior notice of the proposed transfer of the additional Primary Assets to the Trust Fund, shall not have advised the Seller or the Trustee or any Enhancer that the conveyance of such additional Primary Assets will result in a qualification, modification or withdrawal of its then current rating of any Class of Notes or Certificates of such Series. Following the transfer of additional Primary Assets to the Trust Fund, the aggregate characteristics of the Primary Assets then held in the Trust Fund may vary from those of the initial Primary Assets of such Trust Fund. As a result, the additional Primary Assets may adversely affect the performance of the related Securities.

     If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as Trustee fees and credit enhancement fees, over the amount of interest available therefor from the Primary Assets in the Trust Fund. If so specified in the related Prospectus Supplement, amounts on deposit in the Capitalized Interest Account may be released to the Seller prior to the end of the Pre-Funding Period subject to the satisfaction of certain tests specified in the related Prospectus Supplement. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

ELIGIBLE INVESTMENTS

     Each Agreement generally will define Eligible Investments to include the following:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

          (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category;

          (iii) certificates of deposit, time deposits and bankers' acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in its highest unsecured short-term debt rating category;

          (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their highest short-term rating categories;

          (v) short-term investment funds ("STIFS") sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest rating category of long-term unsecured debt; and

          (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has a rating of "Aaa" by Moody's Investors Service, Inc., and either "AAAm" or "AAAm-G" by Standard & Poor's Rating Group, a division of the McGraw-Hill Companies, Inc.;

provided that no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interst payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

     To the extent any such investment would require registration of the Trust Fund as an investment company, such investment will not constitute an Eligible Investment.

                                  ENHANCEMENT

     The amounts and types of credit enhancement ("Enhancement") arrangements and the provider thereof, if applicable, with respect to a Series or any Class of Securities will be set forth in the related Prospectus Supplement. If specified in the applicable Prospectus Supplement, Enhancement for any Series of Securities may cover one or more Classes of Notes or Certificates, and accordingly may be exhausted for the benefit of a particular Class of Notes or Certificates and thereafter be unavailable to such other Classes of Notes or Certificates. Further information regarding any provider of credit enhancement, including financial information when material, will be included in the related Prospectus Supplement.

     If and to the extent provided in the related Prospectus Supplement, Enhancement may include one or more of the following or any combination thereof:

          Financial Guaranty Insurance Policy which will be issued by a monoline insurance company and which, subject to the terms of such policy, will guarantee timely payment of interest on, and ultimate (as opposed to timely) payment of principal of, the applicable Class or Classes of Securities;

          Overcollateralization which will equal the excess of the aggregate principal balance of the Primary Assets over the aggregate principal balance of the Securities. Overcollateralization may take the form of the initial or subsequent deposit of Primary Assets to create such excess or may build over time from the application of certain excess cash amounts generated by the Primary Assets to accelerate the amortization of the applicable Class or Classes of Securities;

          Letter of Credit which will be issued by a bank or other financial institution in a maximum amount which may be permanently reduced as draws are made or may be replenished as previous draws are repaid from certain excess cash amounts generated by the Primary Assets. Draws may be made to cover shortfalls generally in collections, with respect to particular types of shortfalls such as those due to particular types of losses or with respect to specific situations such as shortfalls in amounts necessary to pay current interest;

          Cash Reserve Fund which may be partially or fully funded on the date of issuance or may be funded over time from certain excess cash amounts generated by the Primary Assets. Withdrawals may be made in circumstances similar to those for which draws may be made on a letter of credit;

          Insurance Policies which may insure a portion of the Home Equity Loans or Underlying Loans against credit losses, bankruptcy losses, fraud losses or special hazard losses not covered by typical homeowners insurance policies;

          Subordinate Securities which will be subordinated in the right to reserve distributions to one or more other Classes of Securities of the same Series, some or all of which may themselves be subordinated to other Classes of such Series. Subordination may be with respect to distributions of interest, principal or both. In addition, all or portions of certain types of losses on the Primary Assets may be allocated to one or more Classes of the Subordinate Securities prior to the allocation thereof to other Classes of Subordinate Certificates and/or the Senior Securities of the applicable Series; or

          Derivative Products which may include a swap to convert floating or fixed rate payments, as applicable, on the Primary Assets into fixed or floating rate payments, as applicable, on the Securities or a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the Primary Assets and/or the Securities. Any such derivative product will constitute or will be structured so as to be an insurance policy or an exempt security.

     The presence of Enhancement is intended to increase the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses, or may be structured to provide protection against changes in interest rates or against other risks, to the extent and under the conditions specified in the related Prospectus Supplement. The Enhancement for a Class of Securities generally will not provide protection against all risks of loss and may not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any Enhancement or which are not covered by any Enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of Enhancement covers more than one Class of Securities of a Series, Securityholders of any such Class will be subject to the risk that such Enhancement will be exhausted by the claims of Securityholders of other Classes.

                               SERVICING OF LOANS

GENERAL

     Customary servicing functions with respect to Loans comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion,
(i) waive any assumption fee, late payment charge, or other charge in connection with a Home Equity Loan and (ii) arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

     The Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ("Escrow Accounts") with respect to Loans in which payments by obligors with respect to taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require such payments under the related loan documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Home Equity Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such accounts when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT OR THE CERTIFICATE
ACCOUNT

     The Trustee or the Servicer will establish a separate account (the "Collection Account" or the "Certificate Account") in the name or for the benefit of the Trustee. The Collection Account and/or Certificate Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation (the "FDIC") or which are secured in a manner meeting requirements established by each Rating Agency.

     The funds held in the Collection Account or the Certificate Account may be invested, pending remittance to the Trustee, in Eligible Investments. The Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account or Certificate Account.

     The Servicer, the Seller or the Trustee will deposit into the Collection Account for each Series, within the period specified in the related Prospectus Supplement, the following payments and collections received or made by it (other than, in respect of principal of and interest on the related Primary Assets due or, in the case of simple interest Loans, received, on or before such Cut-off
Date):

          (i) all payments on account of principal, including prepayments, on such Primary Assets;

          (ii) all payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

          (iii) all amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account or the Certificate Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset and, to the extent specified in the related Prospectus Supplement, net of reimbursements for related Delinquency Advances and Servicer Advances;

          (iv) all proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

          (v) all amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

          (vi) all Delinquency Advances made by the Servicer required pursuant to the related Agreement; and

          (vii) all repurchase prices of any such Primary Assets repurchased by the Servicer or the Seller pursuant to the related Agreement.

     The Servicer is permitted, from time to time, to make withdrawals from the Collection Account or the Certificate Account for each Series for the following purposes:

          (i) to reimburse itself for Delinquency Advances and Servicing Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself for Delinquency Advances and Servicing Advances is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Property) which represent late recoveries of Scheduled Payments respecting which any such advance was made;

          (ii) to reimburse itself for any Delinquency Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

          (iii) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Home Equity Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

          (iv) to reimburse itself or the Seller for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

          (v) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Seller or the Servicer pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vi) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

          (vii) to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON

     The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make advances with respect to delinquent payments of principal and/or interest on Loans ("Delinquency Advances"). If specified in the related Prospectus Supplement, the Servicer will be obligated to make Delinquency Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Such advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, to the extent specified in the related Prospectus Supplement, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Delinquency Advance was made or, to the extent provided in the Prospectus Supplement, from payments or proceeds from other Loans. If and to the extent specified in the related Prospectus Supplement, the Servicer will advance its own funds to pay for any related expenses of foreclosure and disposition of any liquidated Mortgage Home Equity Loan or related Property (the "Servicing Advances"). The Servicer will be entitled to be reimbursed for any such Servicing Advances to the extent provided in the Prospectus Supplement. If a Servicer Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account, Certificate Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Home Equity Loan to maintain a hazard insurance policy naming the Servicer as loss payee thereunder and providing for extended coverage of the standard form of fire insurance with extended coverage for certain other hazards as its customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans.

     In general, the standard form of fire and extended coverage insurance policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Home Equity Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from any of the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a Mortgaged Property is located in a federally designated special flood hazard area at the time of origination of the related Home Equity Loan, the Agreement requires the Servicer to cause to be maintained, for each such Home Equity Loan serviced, flood insurance (to the extent available) in an amount equal in general to the lesser of the maximum insurance available under the federal flood insurance program and the sum of the Home Equity Loan Balance of the applicable Home Equity Home Equity Loan the principal balance of any mortgage loan senior to such Home Equity Home Equity Loan from time to time.

     The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding principal balance of the related loan plus the balance of any senior mortgage. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Home Equity Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a default Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may depend on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy, or upon the extent to which information in this regard is furnished to the Servicer by a borrower. Except as described below, all amounts collected by the Servicer under any hazard policy (except for amounts applied or expected to be applied to the restoration or repair of the Property or released to the borrower in accordance with the Servicer's normal servicing procedures), will be deposited in the Collection Account. The Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the Rating Agencies insuring against hazard losses to the collateral securing the Home Equity Loans. If such blanket policy contains a deductible clause, the Servicer will deposit into the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.

REALIZATION UPON DEFAULTED LOANS

     The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Mortgaged Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Home Equity Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer will be required to liquidate any Mortgaged Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Mortgaged Property. While the holder of a Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Seller will be required to do so.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     When any Mortgaged Property is being conveyed by the obligor, the Servicer will be obligated to exercise its rights to accelerate the maturity of the related Home Equity Loan under the applicable "due-on-sale" clause, if any, unless such exercise is not permitted under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Home Equity Loan may not be changed in connection with an assumption except to the extent specified in the related Prospectus Supplement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of Property in connection with defaulted Loans.

     Except to the extent otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

     When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for distribution to Securityholders an amount equal to one month's interest on the related Home Equity Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

     The Servicer will be entitled to reimbursement for Servicing Advances. The related Holders will suffer no loss by reason of such Servicing Advances to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Advances, are less than the outstanding principal balance of and unpaid interest on the related Home Equity Loan which would be distributable to Holders. The Servicer is generally also entitled to reimbursement from the Collection Account for Servicing Advances. In addition, the Servicer will be entitled to reimbursement for Delinquency Advances as described above under "--Advances and Limitations Thereon."

     The rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Delinquency Advances and Servicing Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

     The applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that such examination, which has been conducted substantially in compliance with either (i) the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development or (ii) the requirements of the Uniform Single Attestation Program for Mortgage Bankers, has disclosed no items of non-compliance with the provisions of the applicable Agreement that, in the opinion of the firm, are material, except for such items of non-compliance as shall be referred in the report.

     The applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under such Agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     If an Event of Default occurs under either a Sale and Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "THE AGREEMENTS--Events of Default; Rights Upon Event of Default--Pooling and Servicing Agreement; Sale and Servicing Agreement."

     The Servicer may assign its rights and delegate its duties and obligations under the related Agreement for each Series if the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (iv) executes and delivers to the Trustee and the Enhancer, if any, an agreement, in form and substance reasonably satisfactory to the Trustee, and the Enhancer, if any, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

     The Servicer will not be under any liability to the Trust Fund or the Securityholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that the Servicer will not be protected against any liability that otherwise would be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties thereunder. Except to the extent otherwise provided therein, each Agreement further will provide that the Servicer and any director, officer, employee or agent of the Servicer will be entitled to indemnification by the Trust Fund and will be held harmless to the extent provided in the Agreement against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Home Equity Loan or Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by the Servicer by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of the Servicer's reckless disregard of its obligations and duties thereunder.

     Each Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Agreement and that in its opinion may involve it in any expense or liability. The Servicer, however, in its discretion, may undertake any such action that it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Securityholders and the Enhancer, if any, thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Servicer will be entitled to be reimbursed therefor to the extent provided in the Agreement. The Servicer's right to such indemnity or reimbursement will survive any resignation or termination of the Servicer with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). Any claims by or on behalf of the Securityholders or the Trust Fund will be made only against the Servicer, who will be liable with respect to its own acts and omissions as well as the acts and omissions of its directors, officer, employees and agents.

                                 THE AGREEMENTS

     The following summaries describe the material provisions of the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the Securities of a Series, the Seller will transfer, convey and assign to the Trust Fund all right, title and interest of the Seller in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due or received on or with respect to the Primary Assets after the Cut-off Date to the extent specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

     Assignment of Loans. The Seller will, as to each Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Seller will certify that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

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

     The Seller will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. If specified in the related Prospectus Supplement, the Seller will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may require the Seller to repurchase from the Trustee any Home Equity Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

     Each Home Equity Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Home Equity Loan Schedule"). Such Home Equity Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; and if the Home Equity Loan is an adjustable rate Loan, the Lifetime Rate Cap, if any, and the index. The Seller does not intend to file the Home Equity Loan Schedules or the related Agreements.

     Assignment of Private Securities. The Seller will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. The Trustee generally will not be in possession of or be assignee of record of any underlying assets for a Private Security. See "THE TRUST FUNDS--Private Securities." Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Seller will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate
Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Seller had good title thereto, and was the sole owner thereof (subject to any Retained Interest);
(iii) that there has been no other sale by it of such Private Securities; and
(iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. If any document in the file relating to the Primary Assets delivered by the Seller to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Seller of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the outstanding principal balance of such Primary Asset and (b) accrued and unpaid interest to the date of the repurchase/substitution of such Primary Asset at the rate set forth in the related Agreement.

     The Seller, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and
(ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

     Any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Collection Account in the month of substitution for distribution to Holders), (ii) an interest rate not less than (and not more than 2% greater than) the interest rate or Margin of the Deleted Primary Asset,
(iii) a remaining term-to-

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

stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable Agreement as of the date of substitution.

     The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

     The Seller will make representations and warranties with respect to Primary Assets for a Series. If the Seller cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Seller is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

REPORTS TO HOLDERS

     The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

          (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

          (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

          (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

          (v) the amount received under any related Enhancement, the remaining amount available under such Enhancement and the amount reimbursed to the Enhancer, if any;

          (vi) the number and aggregate principal balance of Loans that were delinquent (a) one monthly payment, (b) two monthly payments and (c) three or more monthly payments, as of the end of the prior collection period;

          (vii) the number and aggregate principal balance of Loans in foreclosure, as of the end of the prior collection period;

          (viii) the aggregate principal balance of Loans which became REO during the prior collection period;

          (ix) the book value of any REO Property acquired by the related Trust Fund;

          (x) the amount of losses realized during the prior collection period;

          (xi) the aggregate principal balance of Loans repurchased during the prior collection period;

          (xii) the amount of the Servicing Fee for the prior collection period;

          (xiii) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire additional Primary Assets since the preceding Distribution Date;

          (xiv) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

          (xv)  such other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to (i), (ii), and
(iv)(d) above for such calendar
year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See "SERVICING OF LOANS--Evidence as to Compliance."

     If so specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series will be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered Holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Sale and Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement or Sale and Servicing Agreement for each Series of Securities relating to Loans include (i) any failure by the Servicer to deposit amounts in the Collection Account and/or Certificate Account and/or Distribution Account required to be made thereunder, which failure continues unremedied for three business days after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Enhancer or by the Holders of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Enhancer or by the Holders of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series, and
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series with, if specified in the related Prospectus Supplement, the consent of the Enhancer, may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth of at least $15,000,000 to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

     During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such

Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. The Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

     Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for 30 days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Seller or the Trust Fund in the Indenture which continues for a period of 60 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Seller or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Seller or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series with, if specified in the related Prospectus Supplement, the consent of the Enhancer, may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, unless otherwise specified in the related Prospectus Supplement, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for 30 days or more, unless
(a) the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or
(c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for 30 days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of Notes of such

Series, unless such Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Seller. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a Series includes both Notes and Certificates, a separate Trustee identified in the related Prospectus Supplement will serve as Trustee for the Certificateholders and for the Notes.

DUTIES OF THE TRUSTEE

     The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Holders or the Servicer under the Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Seller, and if specified in the related Prospectus Supplement, the Enhancer, if any, resign at any time, in which event the Seller will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Seller. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

     The Agreement for each Series of Securities may be amended by the Seller, the Servicer and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Seller, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities (it being understood that none of the Seller, the Servicer or Trustee is obligated to maintain or improve such rating), or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not materially and adversely affect the interests of any Holders of such Series or, if specified in the related Prospectus Supplement, the Enhancer, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to withdraw or reduce the then current rating thereof. The Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Seller with respect to such Series with the consent of the Enhancer, if specified in the related Prospectus Supplement or the Holders possessing not less than 51% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, 51% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment or (c) if specified in the related Prospectus Supplement, adversely affect the interests of the Enhancer, without, in the case of clauses (a) or (b), the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series. Unless otherwise provided in the related Prospectus Supplement, no Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

LIST OF HOLDERS

     Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

     No Agreement will provide for the holding of any annual or other meeting of Holders.

BOOK-ENTRY SECURITIES

     If specified in the Prospectus Supplement for a Series of Securities, such Series or one or more Classes of such Series may be issued in book-entry form. In such event, beneficial owners of such Securities will not be considered "Holders" under the Agreements and may exercise the rights of Holders only indirectly through the participants in the applicable book-entry system.

REMIC ADMINISTRATOR

     For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be the Seller or an affiliate of the Seller.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, not more than 25%, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Seller or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination."

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

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                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state (other than the state of New York where it is anticipated that a material percentage of the Mortgaged Properties will be located), nor encompass the laws of all states in which the properties securing the Loans are situated.

MORTGAGES

     The Home Equity Loans for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt (such Home Equity Loans are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. In New York, the prevailing practice is a mortgage. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. The priority of the liens is important because, among other things, the foreclosure of a senior lien will extinguish a junior lien, and because the holder of a senior lien generally will have a right to receive insurance, condemnation or other proceeds before the holder of a junior lien.

     Priority between mortgages and deeds of trust (or other instruments of record) generally depends in the first instance on the order of filing with the appropriate government records office. Priority also may be affected by the express terms of the mortgage or the deed of trust and any subordination agreement among the lenders.

     Although priority among liens on the same property generally depends in the first instance on the order of filing, there are a number of ways in which a lien that is a senior lien when it is filed can become subordinate to a lien filed at a later date. A deed of trust or mortgage generally is not prior to any liens for real estate taxes and assessments, certain federal liens (including certain federal criminal liens, environmental liens and tax liens), certain mechanics and materialmen's liens, and other liens given priority by applicable law.

     There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Under a deed of trust, the homeowner or borrower, called the "grantor," grants the security property to a third-party grantee, called the "trustee," for the benefit of the lender, called the "beneficiary." The deed of trust, upon the instructions of the beneficiary, gives the trustee the authority, if the borrower defaults, to sell the security property in a "foreclosure" or "trustee's sale" and to apply the sale proceeds to the secured debt. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action, and foreclosure of a deed of trust may be accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement or pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     If a borrower defaults under a loan secured by a deed of trust, the lender generally may bring suit against the borrower. The lender generally also may attempt to collect the loan by causing the deed of trust to be enforced against the property it encumbers. Enforcement of a deed of trust is accomplished in most cases by a trustee's sale in which the trustee, upon default of the grantor, and subject to the expiration of applicable cure periods, sells the security property at a public sale under the terms of the loan documents and subject to the applicable procedural provisions of state law. In certain states, the lender must exhaust the security through foreclosure

                                       49
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(either judicially or non-judicially) prior to collecting on the loan. Whether a lender may thereafter collect on the unpaid balance of the loan is governed by the anti-deficiency statute in the applicable state.

     The trustee's sale generally must be conducted by public auction in the county or city in which all or some part of the security property is located. At the sale, the trustee generally requires a bidder to deposit with the trustee a set amount or a percentage of the full amount of the bidder's final bid in cash (or an equivalent thereto satisfactory to the trustee) prior to and as a condition to recognizing such bid, and may conditionally accept and hold these amounts for the duration of the sale. The beneficiary of the deed of trust generally need not bid cash at the sale, but may instead make a "credit bid" up to the extent of the total amount due under the deed of trust, including costs and expenses actually incurred in enforcing the deed of trust, as well as the trustee's fees and expenses. The trustee will sell the security property to the highest proper bidder at the sale.

     A sale conducted in accordance with the terms of the power of sale contained in the deed of trust generally is presumed to be conducted regularly and fairly, and, on a conveyance of the property by trustee's deed, confers absolute legal title to the property to the purchaser, free of all junior deeds of trust and free of all other liens and claims subordinate to the deed of trust under which the sale is made. The purchaser's title, however, is subject to all senior liens and other senior claims. Thus, if the deed of trust being enforced is a junior deed of trust, the trustee will convey title to the property to the purchaser subject to the first deed of trust and any other prior liens and claims. A trustee's sale or judicial foreclosure under a junior deed of trust generally has no effect on the first deed of trust, with the possible exception of the right of a senior beneficiary to accelerate its indebtedness under a default clause or a "due-on-sale" clause contained in the senior deed of trust. See "--Due-on-Sale Clauses in Home Equity Loans" below.

     Because a potential buyer at the sale may find it difficult to determine the exact status of title and other facts about the security property, and because the physical condition of the security property may have deteriorated, it generally is more common for the lender, rather than an unrelated third party, to purchase the security property at a trustee's sale or judicial foreclosure sale. The lender (or other purchaser at the trustee's sale) will be subject to the burdens of ownership, including the obligations to service any senior deed of trust, to obtain hazard insurance and to make such repairs at its own expense as are necessary to render the security property suitable for resale. The lender commonly will attempt to resell the security property and obtain the services of a real estate broker and agree to pay the broker a commission in connection with the resale. Depending upon market conditions, the ultimate proceeds of the resale of the security property may not be high enough to equal the lender's investment.

     The proceeds received by the trustee from the sale generally are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the deed of trust under which the sale was conducted. Any remaining proceeds generally are payable to the holders of junior deeds of trust and other liens and claims in order of their priority. Any balance remaining generally is payable to the grantor. Following the sale, if there are insufficient proceeds to repay the secured debt, the beneficiary under the foreclosed lien generally may obtain a deficiency judgment against the grantor. See "--Deficiency Judgments" below.

     Some courts have been faced with the issue of whether federal or state constitutional due process requires that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum. For the most part, the courts in these cases have upheld the notice provisions and procedures described above.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     In New York, the debtor (or anyone on the debtor's behalf) may cure a default by paying the entire amount of the debt then due, plus costs and expenses actually incurred in enforcing the obligation and statutorily limited attorneys' fees. In addition, the borrower (or its successor) or any other persons having a subordinate lien or encumbrance may discharge the mortgage or deed of trust on the security property by paying the entire principal due as a result of the acceleration, together with interest and costs, expenses and fees. In New York, with few exceptions, the right of redemption is forever barred by a valid foreclosure.

     When the lender under a junior mortgage or deed of trust cures the default and reinstates or redeems the senior mortgage or deed of trust, the amount paid by the lender for such cure generally becomes a part of the indebtedness secured by the junior deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In some states, absent a provision in the mortgage or

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

deed of trust, no notice of default is required to be given to a junior mortgagee. In addition, as described above, the rights of the Trust Fund may be or become subject to liens for real estate taxes and other obligations. Although the Seller generally does not cure defaults under a senior deed of trust or other lien, it is the Seller's standard practice to protect its interest by monitoring any such sale of which it is aware and bidding for property if it determines that it is in the Seller's best interests to do so.

     The standard form of the mortgage used by most institutional lenders, like that used by the Seller, confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy required to be maintained by the borrower and all awards made in connection with condemnation proceedings. The lender generally has the right, subject to the specific provisions of the deed of trust securing its loan, to apply such proceeds and awards to repair of any damage to the security property or to payment of any indebtedness secured by the deed of trust, in such order as the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. If available, proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the grantor or mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or grantor. The mortgage or deed of trust typically provide that all sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. However, some states calculate the deficiency as the difference between the outstanding indebtedness and the greater of the fair market value of the property and the sales price of the property. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale. In New York there is no statutory prohibition limiting remedies to the lender, and the liability for deficiency in a mortgage foreclosure action depends upon the contract. However, by statute, where no express covenant (or other separate instrument, such as a guarantee) provides for the liability of a deficiency, the remedies of a lender are confined to the mortgaged property.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act and state laws affording relief

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to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and
(ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

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     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations, upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     New York has usury laws which limit the interest and other amounts that may be charged under certain loans. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

ENVIRONMENTAL LEGISLATION

     A federal statute, the Comprehensive Environmental Response, Compensation, and Liability Act, and a growing number of state laws impose a statutory lien for associated costs on property that is the subject of a cleanup action on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property and, in certain of these states,

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

will have priority over prior recorded liens, including the lien of a deed of trust. The priority of the environmental lien under federal law depends on the time of perfection of the federal lien compared to the time of perfection of any competing liens under applicable state law. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a property at a foreclosure sale may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, they would probably not be imposed on a secured lender (such as the applicable Trust Fund) if it promptly marketed the foreclosed property for resale. In the event that a Trust Fund acquired title to a property securing a Mortgage Home Equity Loan and cleanup costs were incurred in respect of the property, the holders of the Securities might incur a delay in the payment if such costs were required to be paid by such Trust Fund.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or
(iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Home Equity Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Seller nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans or Underlying Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans or Underlying Loans had such interest shortfall not occurred.

                                USE OF PROCEEDS

     The Seller will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to establish any Reserve Fund, Pre-Funding Account or Capitalized Interest Account, (ii) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement and (iii) for its general corporate purposes.

                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     This section sets forth (i) certain federal income tax opinions of Stroock & Stroock & Lavan LLP, special counsel to the Seller ("Federal Tax Counsel"), and (ii) a summary, based on the advice of Federal Tax Counsel, of the material federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. The summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the of the Internal Revenue Code of 1986, as amended (the "Code"), but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes of the owner of a Security, prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities. For purposes of this

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tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the "Holder" means the beneficial owner of a Security.

     The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness for federal income tax purposes; (ii) an election is made to treat the Trust Fund (or certain assets of the Trust Fund) relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Code; (iii) the Securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the Trust Fund for a Series; or (iv) for federal income tax purposes the Trust Fund relating to a particular Series of Certificates is classified as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

OPINIONS

     Federal Tax Counsel is of the opinion that:

          (i) If a Prospectus Supplement indicates that one or more Classes of Securities of the related Series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable Agreement are complied with, the Securities so designated will be considered indebtedness of the Trust Fund for federal income tax purposes;

          (ii) If a Prospectus Supplement indicates that one or more REMIC elections will be made with respect to the related Trust Fund, assuming that such elections are timely made and all of the provisions of the applicable Agreement are complied with (a) each segregated pool of assets specified in such Agreement will constitute a REMIC for federal income tax purposes, (b) the Class or Classes of Securities of the related Series which are designated as "regular interests" in such Prospectus Supplement will be considered "regular interests" in a REMIC for federal income tax purposes and (c) the Class of Securities of the related Series which is designated as the "residual interest" in such Prospectus Supplement will be considered the sole class of "residual interests" in the applicable REMIC for federal income tax purposes;

          (iii) If a Prospectus Supplement indicates that a Trust Fund will be treated as a grantor trust for federal income tax purposes, assuming compliance with all of the provisions of the applicable Agreement, (a) the Trust Fund will be considered to be a grantor trust under Subpart E,
     Part 1 of Subchapter J of the Code and will not be considered to be an association taxable as a corporation and (b) a Holder of the related Securities will be treated for federal income tax purposes as the owner of an undivided interest in the Primary Assets included in the Trust Fund; and

          (iv) If a Prospectus Supplement indicates that a Trust Fund is to be treated as a partnership for federal income tax purposes, assuming that all of the provisions of the applicable Agreements are complied with, such Trust Fund will be considered to be a partnership for federal income tax purposes and will not be considered to be an association or publicly traded partnership taxable as a corporation.

     Each such opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third-party.

TAXATION OF DEBT SECURITIES (INCLUDING REGULAR INTEREST SECURITIES)

     Interest and Acquisition Discount. Securities representing regular interest in a REMIC ("Regular Interest Securities") are generally taxable to Holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by Holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular

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Interest Securities will be referred to hereinafter collectively as "Debt
Securities." For Certificates treated as debt for federal income tax purposes, see "Certain Certificates Treated as Indebtedness."

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A Holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a prescribed method which takes into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, interest payments will not be qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. It is unclear whether the terms and conditions of the loans underlying the Debt Securities, or those of the Debt Securities, are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency.

     Certain Debt Securities will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the Debt Securities or (ii) as not included in the issue price or stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method Holders may elect to accrue all de minimis OID as well as market discount under a constant interest method. See "--Election to Treat All Interest as Original Issue Discount."

     The Holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of

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

a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a Holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although OID will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

     It is unclear whether the Seller may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) to take account of realized losses on the Loans. The OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent Holder of a Debt Security will also be required to include OID in gross income, but such a Holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial Holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a Holder of such a Security in any period could significantly exceed the amount of cash distributed to such Holder in that period. The Holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Home Equity Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, Holders of Securities should consult their own tax advisors on this point.

     Interest-Only Debt Securities. The Trust Fund intends to report income from interest-only classes of Debt Securities to the Internal Revenue Service and to Holders of interest-only Debt Securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the applicable prepayment assumption. As a result, such interest-only Debt Securities Certificates will be treated as having original issue discount.

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

     Variable Rate Debt Securities. Under the OID Regulations, Debt Securities paying interest at a variable rate (a "Variable Rate Debt Security") are subject to special rules. A Variable Rate Debt Security will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate Debt Security by more than a specified de minimis amount; (ii) it provides for stated interest, paid or compounded at least annually, at (a) one or more qualified floating rates,
(b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and (iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i) above.

     A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate Debt Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate Debt Security will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate Debt Security or the restriction will not significantly affect the yield of the Variable Rate Debt Security.

     An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC regular interest that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate Debt Security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Rate Debt Security's term. Further, an objective rate does not include a rate that is based on information that is in the control of or unique to the circumstances of the issuer or a party related to the issuer. An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate Debt Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate Debt Security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate Debt Security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

     For Variable Rate Debt Securities that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate Debt Security"), original issue discount is computed as described above based on the following: (i) stated interest on the Single Variable Rate Debt Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Debt Security is a fixed rate equal to: (a) in the case of a Single Variable Rate Debt Security with a qualified floating rate or a qualified inverse floating rate, the value of, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or (b) in the case of a Single Variable Rate Debt

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

Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Debt Security; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii) above.

     In general, any Variable Rate Debt Security other than a Single Variable Rate Debt Security (a "Multiple Variable Rate Debt Security") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate Debt Security. The OID Regulations generally require that such a Multiple Variable Rate Debt Security be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate Debt Security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate Debt Security. In the case of a Multiple Variable Rate Debt Security that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate Debt Security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate Debt Security as of the Multiple Variable Rate Debt Security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate Debt Security is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

     Once the Multiple Variable Rate Debt Security is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above. A Holder of the Multiple Variable Rate Debt Security will account for such original issue discount and qualified stated interest as if the Holder held the "equivalent" fixed rate debt instrument. Each accrual period appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the accrual amount of interest accrued or paid on the Multiple Variable Rate Debt Security during the accrual period.

     If a Variable Rate Debt Security does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate Debt Security would be treated as a contingent payment debt obligation. It is not clear under current law how a Variable Rate Debt Security would be taxed if such Debt Security were treated as a contingent payment debt obligation.

     The Internal Revenue Services (the "IRS") issued final regulations (the "Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments to Code
Section 1272(a)(6), such as the Pay-Through Securities (including Regular Interest Securities). Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidelines to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance exists under Code
Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that

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month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either
(i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A Holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such Holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A Holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although there are regulations addressing amortizable bond premium, they specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6), such as the the Pay-Through Securities. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a Holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a Holder Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the Holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a Holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

     Sale or Exchange. A Holder's tax basis in its Debt Security is the price such Holder pays for a Debt Security, plus amounts of OID or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Debt Security, measured by the difference between the amount realized and the Debt Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Debt Security is held as a capital asset. In the case of a Debt Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Debt Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might

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otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the Holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such Holder's holding period, over the amount of ordinary income actually recognized by the Holder with respect to such Regular Interest Security. In addition, gain on the sale of a Debt Security purchased at a market discount would be taxable as ordinary income in an amount not exceeding the market discount that accrued while the security was held by the seller, reduced by market discount included in income under the rules described above under "Market Discount."

TAXATION OF THE REMIC AND ITS HOLDERS

     Status of Regular Interest Securities as Real Property Loans. Regular Interest Securities and Securities representing a residual interest in a REMIC (both types of securities collectively referred to as "REMIC Securities") will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or more of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Securities will be qualifying assets. Similarly, income on the REMIC Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Loans, the REMIC's assets will include payments on Loans held pending distribution to Holders of REMIC Securities, amounts in reserve accounts (if any), other credit enhancements (if any) and possibly buydown funds ("Buydown Funds"). The Loans generally will be qualifying assets under both of the foregoing sections of the Code. However, Loans that are not secured by residential real property or real property used primarily for church purposes may not constitute qualifying assets under Section 7701(a)(19)(C)(v) of the Code. In addition, to the extent that the principal amount of a Home Equity Loan exceeds the value of the property securing the Loan, it is unclear and Federal Tax Counsel is unable to opine whether the Loans will be qualifying assets. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgage or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on Loans and held pending distribution to Holders of Regular Interest Securities ("cash flow investments") will be treated as qualifying assets. It is unclear whether reserve funds or Buydown Funds would also constitute qualifying assets under any of those provisions.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by Holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the Holders of the Regular Interest Securities and the Holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a Holder of a Regular Interest Security who is an individual or a "pass-through interest Holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extern that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income and such Holder may not be able to deduct such fees and expenses to any extent in computing such Holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

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Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to Holders of the related Residual Interest Securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the Holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Tiered REMIC Structures. For certain Series of Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A Holder of a Residual Interest Security that is an individual or a "pass-through interest Holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the Loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such Holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such Holder's adjusted gross income and such Holder may not be able to deduct such fees and expenses to any extent in computing such holders alternative minimum tax liability. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an "electing large partnership," 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). Such aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which Holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the Holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities (Including Regular Interest Securities)" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (presumably taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions; Contributions Tax; Tax on Net Income from Foreclosure Property. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the

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REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the Startup Day. In addition, a REMIC is subject to tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT). The Holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such Holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The Holder of a Security representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such Holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the Holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The Holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the Loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the Holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a Holder may take into account currently is limited to the Holder's adjusted basis at the end of the calendar quarter in which such loss arises. A Holder's basis in a Residual Interest Security will initially equal such Holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the Holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the Holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the same REMIC. The ability of Holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such Holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a Holder of a Residual Interest Security. If the amount of such payment exceeds a Holder's adjusted basis in the Residual Interest Security, however, the Holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A Holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such Holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security

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will be disallowed if the selling Holder acquires any residual interest in a
REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a Holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such Holder's federal income tax return. Further, if the Holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such Holder's excess inclusion income will be treated as unrelated business taxable income of such Holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long-term applicable federal rate on the Startup Date multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest Security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a Holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from tax (other than certain farmers' cooperatives), unless such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acing on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC. For taxable years beginning after December 31, 1997, all partners of certain electing partnerships having 100 or

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more partners ("electing large partnerships") will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such electing large partnerships hold residual interests in a REMIC. However, the electing large partnership would be entitled to exclude the excess inclusion income from gross income for purposes of determining the taxable income of the partners.

     The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, currently 35 percent, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that
(A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. A different formulation of this rule applies to transfers of Residual Interest Security by or to foreign transferees. See "Tax Treatment to Foreign Investors".

     Mark to Market Rules. Treasury regulations provide that for purposes of the mark to market requirements of Code Section 475, a REMIC Residual Interest acquired after January 3, 1995 is not a security and cannot be marked to market, regardless of the value of such REMIC residual interest.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As further described below, each Holder of a Security issued by a grantor trust (a "Pass-Through Security") must report on its federal income tax return the gross income from the portion of the Mortgages that is allocable to such Pass-Through Security and may deduct the portion of the expenses incurred or accrued by the Trust Fund that is allocable to such Pass-Through Security, at the same time and to the same extent as such items would be reported by such Holder if it had purchased and held directly such interest in the Mortgages and received or accrued directly its share of the payments on the Mortgages and incurred or accrued directly its share of expenses incurred or accrued by the Trust Fund when those amounts are received, incurred or accrued by the Trust Fund.

     A Holder of a Pass-Through Security that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the Holder's other miscellaneous itemized deductions exceeds two percent of such Holder's adjusted gross income. Moreover, a Holder of a Pass-Through Security that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and administrative fees paid to the servicer of the Mortgage Loans. As a result, the Trust Fund will report additional taxable income to Holders of Pass-Through Securities in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding Pass-Through Securities may have taxable income in excess of the cash received.

     Status of the Pass-Through Securities as Real Property Loans. The Pass-Through Securities will be "real estate assets" for purposes of Section
856(c)(5)(A) of the Code and "loans...............secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (assets qualifying under one or more of

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those sections, applying each section separately, "qualifying assets") to the extent that the Trust Fund's assets are qualifying assets. The Pass-Through Securities may not be qualifying assets under any of the foregoing sections of the Code to the extent that the Trust Fund's assets include Buydown Funds, reserve funds, or payments on mortgages held pending distribution to CertificateHolders. Further, the Pass- Through Securities may not be "qualifying real property loans" to the extent loans held by the Trust Fund are not secured by improved real property or real property which is to be improved using the loan proceeds, may not be "real estate assets" to the extent loans held by the trust are not secured by real property, and may not be "loanssecured by an interest in real property" to the extent loans held by the trust are not secured by residential real property or real property used primarily for church purposes. In addition, to the extent that the principal amount of a loan exceeds the value of the property securing the loan, it is unclear and Federal Tax Counsel is unable to opine whether the loans will be qualifying assets.

     Taxation of Pass-Through Securities Under Stripped Bond Rules. The federal income tax treatment of the Pass-Through Securities will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Pass-Through Securities will be subject to those rules if stripped interest-only Certificates are issued. In addition, whether or not stripped interest-only Certificates are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Loans and should be characterized for federal income tax purposes as an ownership interest in the Loans. The Internal Revenue Service has taken the position in Revenue Ruling 91-46 that a retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Code
Section 1286.

     If interest retained for the Servicer's servicing fee or other interest is treated as a "stripped coupon," the Pass-Through Securities will either be subject to the OID rules or the market discount rules. A Holder of a Pass-Through Security will account for any discount on the Pass-Through Security as market discount rather than OID if either (i) the amount of OID with respect to the Pass-Through Security was treated as zero under the OID de minimis rule when the Pass-Through Security was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Loans. If neither of the above exceptions applies, the OID rules will apply to the Pass-Through Securities.

     If the OID rules apply, the Holder of a Pass-Through Security (whether a cash or accrual method taxpayer) will be required to report interest income from the Pass-Through Security in each taxable year equal to the income that accrues on the Pass-Through Security in that year calculated under a constant yield method based on the yield of the Pass-Through Security (or, possibly, the yield of each Mortgage underlying such Pass-Through Security) to such Holder. Such yield would be computed at the rate (assuming monthly compounding) that, if used in discounting the Holder's share of the payments on the Mortgages, would cause the present value of those payments to equal the price at which the Holder purchased the Pass-Through Security. With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires that OID be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. It is unclear whether such regulations would apply this rule to the Pass-Through Securities, whether Section 1272(a)(6) might apply to the Pass-Through Securities in the absence of such regulations, or whether the Internal Revenue Service could require use of a reasonable prepayment assumption based on other tax law principles and Federal Tax Counsel is unable to opine with respect to this issue. If required to report interest income on the Pass-Through Securities to the Internal Revenue Service under the stripped bond rules, it is anticipated that the Trustee will calculate the yield of the Pass-Through Securities based on a representative initial offering price of the Pass-Through Securities and a reasonable assumed rate of prepayment of the Mortgages (although such yield may differ from the yield to any particular Holder that would be used in calculating the interest income of such Holder). The Prospectus Supplement for each series of Pass-Through Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgages will prepay at that rate or at any other rate.

     Assume that Holders are not taxed as directly owning the Loans, in the case of a Pass-Through Security acquired at a price equal to the principal amount of the Mortgages allocable to the Pass-Through Security, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Pass-Through Security acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable

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prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

     If a Mortgage Loan is prepaid in full, the Holder of a Pass-Through Security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Home Equity Loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see "Sales of Pass-Through Securities" below) that is allocable to the Loan. The method of allocating such basis among the Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Pass-Through Securities for purposes of accruing OID. It is not clear whether any other adjustments would be required to reflect differences between the prepayment rate that was assumed in calculating yield and the actual rate of prepayments.

     Pass-Through Securities of certain series ("Variable Rate Pass-Through Securities") may provide for a Pass-Through Rate based on the weighted average of the interest rates of the Mortgages held by the Trust Fund, which interest rates may be fixed or variable. In the case of a Variable Rate Pass-Through Security that is subject to the OID rules, the daily portions of OID generally will be calculated under the principles discussed in "--Taxation of Debt Securities (Including Regular Interest Securities)-Variable Rate Debt Securities."

     Taxation of Pass-Through Securities If Stripped Bond Rules Do Not
Apply. If the stripped bond rules do not apply to a Pass-Through Security, then the Holder will be required to include in income its share of the interest payments on the Mortgages in accordance with its tax accounting method. In addition, if the Holder purchased the Pass-Through Security at a discount or premium, the Holder will be required to account for such discount or premium in the manner described below. The treatment of any discount will depend on whether the discount is OID as defined in the Code and, in the case of discount other than OID, whether such other discount exceeds a de minimis amount. In the case of OID, the Holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of OID to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgages. However, OID could arise with respect to a Home Equity Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The OID for ARMs generally will be determined under the principles discussed in "Taxation of Debt Securities (Including Regular Interest Securities)--Variable Rate Debt Securities."

     If discount other than OID exceeds a de minimis amount (described below), the Holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage, to the amount of principal on such Mortgage received by the Trust Fund in that month. Because the Mortgages will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were OID). The Holder may elect to accrue such discount under a constant yield method based on the yield of the Pass-Through Security to such Holder (or possibly based on the yields of each Loan). In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Pass-Through Security will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgages allocable to the Pass-Through Security and (ii) the weighted average life (in complete years) of the Mortgages remaining at the time of purchase of the Pass-Through Security.

     If a Holder purchases a Pass-Through Security at a premium, such Holder may elect under Section 171 of the Code to amortize the portion of such premium that is allocable to a Home Equity Loan under a constant yield method based on the yield of the Mortgage Home Equity Loan to such Holder, provided that such Home Equity Loan was originated after September 27, 1985. Premium allocable to a Home Equity Loan originated on or before that date should be allocated among the principal payments on the Home Equity Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

     It is not clear whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Loans or taking account of a reasonable prepayment assumption, and Federal Tax Counsel is unable to opine on this issue.

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     If a Home Equity Loan is prepaid in full, the Holder of a Pass-Through
Security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Home Equity Loan that is allocable to the Pass-Through Security and the portion of the adjusted basis of the Pass-Through Security (see "Sales of Pass-Through Securities" below) that is allocable to the Loan. The method of allocating such basis among the Mortgage Loans may differ depending on whether a reasonable prepayment assumption is used in calculating the yield of the Pass-Through Securities for purposes of accruing OID. Other adjustments might be required to reflect differences between the prepayment rate that was assumed in accounting for discount or premium and the actual rate of prepayments.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. A Holder, other than a Holder of a Residual Interest Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the Holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN; (iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such Holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the Holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Foreign Investors (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     Treasury Regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisors regarding the application of the Final Withholding Regulations.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds which are treated as partnerships for federal income tax purposes and with respect to Certificates treated as debt for federal income tax purposes, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a Foreign Investor, such interest will normally qualify as portfolio interest (except where (i) the recipient is a Holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or
(ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. For this purpose, a Foreign Investor is any holder that is not (i) a citizen or resident of the United States, (ii) a corporation or partnership (including any entity that is classified as either a corporation or partnership for federal income tax purposes) organized under the law of the United States or any State thereof (including the District of Columbia), (iii) an estate the income of which is includible in gross income regardless of its source, or (iv) a trust other than a "foreign trust," as such term is defined in Section 7701(a)(31) of the Code. See "--Tax Consequences to Holders of the Certificates Issued by a Partnership--Tax Consequences to Foreign Certificateholders" and "--Certain Certificates Treated as Indebtedness--Foreign Investors". Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Foreign Investors. Holders of Pass-Through Securities however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

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     Interest and OID of Holders who are Foreign Investors are not subject to withholding if they are effectively connected with a United States business conducted by the Holder and timely provide an IRS Form 4224. They will, however, generally be subject to the regular United States income tax.

     The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding. All holders should consult their tax advisors regarding the application of the Final Withholding Regulations.

     Payments to Holders of Residual Interest Securities who are Foreign Investors will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a Holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Foreign Investor will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest Holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Foreign Investor transfers a Residual Interest Security to a United States person (i.e., a person that is not a Foreign Investor), and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "Taxation of Holders of Residual Interest Securities--Excess Inclusions."

     Subject to the discussion in the previous paragraph, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Security by a Foreign Investor will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Investor and (ii) in the case of an individual Foreign Investor, the Foreign Investor is not present in the United States for 183 days or more in the taxable year.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     If a Trust Fund is intended to be a partnership for federal income tax purposes the applicable Agreements will provide that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates will be structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES ISSUED BY A PARTNERSHIP

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the NoteHolders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Except as otherwise provided in the related Prospectus Supplement, Federal Tax Counsel will advise the Seller that the Notes will be classified as debt for federal income tax purposes. Consequently, Holders of Notes will be subject to taxation as described in "Taxation of Debt Securities (Including Regular Interest Securities)" above for Debt Securities which are not Regular Interest Securities.

     Possible Alternative Treatment of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain Holders. For example, income to foreign Holders

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generally would be subject to U.S. federal income tax and U.S. federal income tax return filing and withholding requirements, and individual Holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES ISSUED BY A PARTNERSHIP

     Treatment of the Trust Fund as a Partnership. In the case of a Trust Fund intended to qualify as a partnership for federal income tax purposes, the Trust Fund and the Seller will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes, if any, being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates have interest rates which would qualify as contingent interest under the OID regulations, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each CertificateHolder will be required to separately take into account such Holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest and OID accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis Holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

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

     If Notes are also issued, all of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a Holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such Holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such Holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans will not have been issued with OID and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Home Equity Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Home Equity Loan by Home Equity Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to CertificateHolders.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the Holder's cost increased by the Holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Holder's share of the Notes and other liabilities of the Trust Fund. A Holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the Holder's share of unrecognized accrued market discount on the Loans would generally be treated as ordinary income to the Holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Sellers and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last

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

day of such month. As a result, a Holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund' s assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund currently does not intend to make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to Holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, Holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the Holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Seller will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund

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

expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign Holders that are taxable as corporations and 39.6% for all other foreign Holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures.

     Each foreign Holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign Holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign Holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign Holder would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the Holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (each, a "Benefit Plan") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

     Certain transactions involving the related Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the related Trust Fund were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust Fund would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust Fund and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of Notes and Certificates will be discussed in the related Prospectus Supplement.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

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     A plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust Fund would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and the extent to which the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust Fund, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each Class of Securities of the related Series set forth therein and in the related Prospectus Supplement.

     In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the Underwriting Agreement may be terminated.

     Each Prospectus Supplement will either (i) set forth the price at which each Class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

     Each Underwriting Agreement will provide that the Seller will indemnify underwriters against certain liabilities, including liabilities under the Securities Act.

     Under each Underwriting Agreement, the closing of the sale of any Class of Securities subject thereto will be conditioned on the closing of the sale of all other such Classes.

     The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities will be passed upon for the Seller by Stroock & Stroock & Lavan LLP, New York, New York.

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                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" or "Index of Principal Terms" in the Prospectus Supplement for a Series, such definitions will apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more complete definition of such terms.

     "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Distribution Date on which accrued interest on such Securities becomes payable currently.

     "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Sale and Servicing Agreement, as the context requires.

     "Appraised Value" means, with respect to property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Home Equity Loan or sales price of such property at such time.

     "Asset Group" means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

     "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

     "Available Distribution Amount" means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

     "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     "Certificates" means the Asset-Backed Certificates.

     "Certificate Account" or "Collection Account" means, with respect to a Series, the account established for the deposit by the Servicer of payments received from the Primary Assets.

     "Class" means a Class of Securities of a Series.

     "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

     "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

     "Combined Loan-to-Value Ratio" means, with respect to a Loan, the percentage equivalent of a fraction, the numerator of which is the sum of
(i) the original principal amount of such Loan at the date of origination thereof and (ii) the outstanding principal amount of any senior loan on the Mortgaged Property at the time of origination of such Loan, and the denominator of which is the Appraised Value of such Mortgaged Property at such date of origination.

     "Commission" means the Securities and Exchange Commission.

     "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

     "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

     "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     "Condominium Loan" means a Home Equity Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

     "Condominium Unit" means an individual housing unit in a Condominium Building.

     "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

     "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

     "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

     "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

     "Debt Securities" means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

     "Deferred Interest" means the excess of the interest accrued on the outstanding principal balance of a Home Equity Loan during a specified period over the amount of interest required to be paid by an obligor on such Home Equity Loan on the related Due Date.

     "Delinquency Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and/or interest on a Home Equity Loan to the extent specified in the related Prospectus Supplement.

     "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     "Distribution Account" means, with respect to a Series, the account or accounts established for the deposit of remittances from the Collection Account for distribution to Securityholders.

     "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

     "Eligible Investments" means any one or more of the obligations or securities described herein under "THE TRUST FUNDS--Eligible Investments."

     "Enhancement" means a mechanism or instrument which is intended to provide limited protection to Holders of the applicable Class or Classes of Securities against losses on the related Primary Assets or other shortfalls in funds necessary to make required distributions on such Class or Classes of Securities.

     "Enhancer" means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

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     "Escrow Account" means an account, established and maintained by the
Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" or "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

     "FNMA" or "Fannie Mae" means the Federal National Mortgage Association.

     "Holder" or "Securityholder" means the person or entity in whose name a Security is registered.

     "Home Equity Loan" means a closed-end home equity loan secured by a Mortgaged Property.

     "Home Equity Loan Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

     "HUD" means the United States Department of Housing and Urban Development.

     "Indenture" means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

     "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

     "Insurance Proceeds" means amount paid by the insurer under any of the Insurance Policies covering any Home Equity Loan or Mortgaged Property.

     "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

     "IRS" means the Internal Revenue Service.

     "Lifetime Rate Cap" means the lifetime limit if any, on the Home Equity Loan Rate during the life of each adjustable rate Loan.

     "Liquidation Proceeds" means amounts received by the Servicer in connection with the liquidation of a Loan, net of liquidation expenses.

     "Loan-to-Value Ratio" means, with respect to a Loan, the percentage equivalent of a fraction, the numerator of which is the original principal amount of such Loan at the time of origination thereof, and the denominator of which is the Appraised Value of the related Mortgaged Property at such time of origination.

     "Minimum Rate" means the lifetime minimum Home Equity Loan Rate during the life of each adjustable rate Loan.

     "Mixed-Use Properties" means structures of no more than three stories, which include one to four residential dwelling units and 50% or less of the space in which is used for retail, professional or other commercial uses including doctor, dentist or law offices, real estate agencies, boutiques, newsstands, convenience stores or other uses intended to cater to individual customers.

     "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

     "Mortgaged Property" means the real property and improvements thereon securing a Home Equity Loan.

     "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Loan.

     "Mortgagor" means the obligor on a Mortgage Note.

     "1986 Act" means the Tax Reform Act of 1986.

     "Notes" means the Asset-Backed Notes.

     "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

     "OTS" means the Office of Thrift Supervision.

     "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

     "Pay Through Security" means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayment on the underlying Primary Assets.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     "Pooling and Servicing Agreement" means the pooling and servicing agreement relating to a Series of Certificates among the Seller, the Servicer (if such Series relates to Loans) and the Trustee.

     "Primary Assets" means the Private Securities and/or Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Loan, as the case may be.

     "Principal Balance" means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

     "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

     "Private Security" means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

     "PS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

     "PS Servicer" means the servicer of the Underlying Loans.

     "PS Sponsor" means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

     "PS Trustee" means the trustee designated under a PS Agreement.

     "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Seller to rate the Securities upon the original issuance thereof.

     "Regular Interest" means a regular interest in a REMIC.

     "REMIC" means a real estate mortgage investment conduit.

     "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     "REO Property" means real property which secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

     "Reserve Fund" means, with respect to a Series, a segregated trust account into which funds may be deposited on the Closing Date and/or over time in order to provide a source of funds to provide limited protection to the Holders of one or more Classes of Securities against losses on the related Primary Assets or other shortfalls in amounts necessary to make required distributions to such Holders.

     "Residual Interest" means a residual interest in a REMIC.




       "Retained Interest" means, with respect to a Primary Asset, the amount or percentage specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

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     "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

     "Securities" means the Notes or the Certificates.

     "Seller" means Delta Funding Corporation, or its successors.

     "Senior Securityholder" means a holder of a Senior Security.

     "Senior Securities" means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

     "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

     "Servicer" means Delta Funding Corporation, or its successors or assigns.

     "Servicing Fee" means the fee payable to the Servicer on a periodic basis for servicing and administering the Primary Assets in a Trust Fund and calculated at the rate and on the basis set forth in the related Prospectus Supplement.

     "Single Family Property" means property securing a Home Equity Loan consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

     "Stripped Securities" means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

     "Subordinated Securities" means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities or other Classes of securities which are themselves subordinate to other Classes, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     "Trustee" means the trustee under the applicable Agreement and its successors.

     "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), rights to all amounts in the Distribution Account Collection Account, Certificate Account, Pre-Funding Account, Capitalized Interest Account or Reserve Funds, if any, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and rights to any Enhancement and all other property and interest held by or pledged to the Trustee pursuant to the related Agreement for such Series.

     "UCC" means the Uniform Commercial Code.

     "Underlying Loans" means loans of the type eligible to be Loans underlying or securing Private Securities.

     "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     "Variable Interest Securities" means a Class of Securities on which interest will accrue at a per annum rate that will vary from Distribution Date to Distribution Date based on changes in the weighted average of the interest rates borne by the related Primary Assets or changes in the level of an index used to calculate such per annum rate of interest.

     "Zero Coupon Security" means a Security entitled to receive payments of principal only.

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     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.
              ----------------------------
                   TABLE OF CONTENTS
                 PROSPECTUS SUPPLEMENT
              ----------------------------

                                                     PAGE
                                                     ----
Summary...........................................   S- 3
Risk Factors......................................   S-12
Description of the Mortgage Loans.................   S-16
Prepayment and Yield Considerations...............   S-30
Description of the Certificates...................   S-40
The Certificate Insurer...........................   S-49
The Pooling and Servicing Agreement...............   S-50
Use of Proceeds...................................   S-57
Federal Income Tax Considerations.................   S-57
ERISA Considerations..............................   S-59
Legal Investment Considerations...................   S-62
Underwriting......................................   S-62
Experts...........................................   S-63
Legal Matters.....................................   S-63
Ratings...........................................   S-63
Index of Principal Terms..........................   S-65

                       PROSPECTUS

Prospectus Supplement.............................      2
Reports to Holders................................      2
Available Information.............................      2
Incorporation of Certain Documents by
  Reference.......................................      3
Summary of Terms..................................      4
Risk Factors......................................     13
The Seller and the Servicer.......................     16
Description of the Securities.....................     23
The Trust Funds...................................     29
Enhancement.......................................     34
Servicing of Loans................................     36
The Agreements....................................     41
Certain Legal Aspects of the Loans................     49
Use of Proceeds...................................     55
Federal Income Tax Considerations.................     55
State Tax Considerations..........................     74
ERISA Considerations..............................     74
Legal Investment..................................     75
Plan of Distribution..............................     75
Legal Matters.....................................     75
Glossary of Terms.................................     76

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                                  $475,000,000

                               DELTA FUNDING HOME
                            EQUITY LOAN TRUST 1998-3

                                HOME EQUITY LOAN
                           ASSET-BACKED CERTIFICATES,
                                 SERIES 1998-3

                           DELTA FUNDING CORPORATION
                              SELLER AND SERVICER
                 ---------------------------------------------

                             PROSPECTUS SUPPLEMENT
                               SEPTEMBER 24, 1998
                 ---------------------------------------------

                                LEHMAN BROTHERS

                          DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION

                            BEAR, STEARNS & CO. INC.

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